UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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☐	Soliciting Material Pursuant to § 240.14a-12

FORTIVE CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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2021 Notice of Annual Meeting of Shareholders and Proxy Statement Fortive Essential technology for the people who accelerate progress.

FORTIVE CORPORATION

6920 Seaway Blvd

Everett, WA 98203

Notice of 2021 Annual Meeting of Shareholders

When: June 8, 2021 at 3:00 p.m., PDT.	Items of Business: 5 proposals as listed below Date of Mailing: The date of mailing of this Proxy Statement is on or about April 26, 2021.	Who Can Vote: Shareholders of Fortive’s common stock at the close of business on April 12, 2021.

Virtual Meeting Only:

As part of our precautions regarding the coronavirus (COVID-19) pandemic, the 2021 Annual Meeting of Shareholders will be held in a virtual meeting format only.

Where:

www.virtualshareholdermeeting.com/FTV2021

Items of Business:

1.	To elect the eight director nominees named in the Proxy Statement, each for a one-year term expiring at the 2022 annual meeting and until their successors are elected and qualified.

2.	To ratify the selection of Ernst & Young LLP as Fortive’s independent registered public accounting firm for the year ending December 31, 2021.

3.	To approve on an advisory basis Fortive’s named executive officer compensation.

4.

To approve an Amendment to Fortive’s Amended and Restated Certificate of Incorporation to allow holders of at least 25% of Fortive’s outstanding shares of common stock to call a special meeting of the shareholders.

5.	To consider and act upon a shareholder proposal regarding shareholders’ ability to act by written consent.

6.	To consider and act upon such other business as may properly come before the meeting or any adjournment thereof.

YOUR VOTE IS IMPORTANT. PLEASE SUBMIT YOUR PROXY OR VOTING INSTRUCTIONS AT YOUR EARLIEST CONVENIENCE, WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING.

Most shareholders have a choice of voting in advance over the Internet, by telephone or by using a traditional proxy card or voting instruction form. You may also vote during the annual meeting by following the instructions available on the meeting website during the meeting. Please refer to the attached proxy materials or the information forwarded by your bank, broker or other holder of record to see which voting methods are available to you.

The rules and procedures applicable to the 2021 Annual Meeting, together with a list of shareholders of record for inspection for any legally valid purpose, will be available at the 2021 Annual Meeting for the participating shareholders of record at www.virtualshareholdermeeting.com/FTV2021.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDER MEETING TO BE HELD ON JUNE 8, 2021:

The Notice of Internet Availability, Notice of Annual Meeting, Proxy Statement and the Annual Report are available at: http://www.proxyvote.com.

By Order of the Board of Directors,

Daniel B. Kim

Secretary

April 26, 2021

2021 Annual Meeting of Shareholders

Notice of Annual Meeting and Proxy Statement

2021 Proxy Statement	i

Equity Compensation Plan Information	88

Proposal 3. Advisory Vote on Executive Compensation	89

Proposal 4. Approval of an Amendment to our Amended and Restated Certificate of Incorporation to Allow Holders who Own at Least Twenty-Five Percent (25%) of the Company’s Outstanding Shares of Common Stock to Request that a Special Meeting of Shareholders be Called	90

Proposal 5. Shareholder Proposal Regarding Shareholder Action by Written Consent	93

Other Matters	96

Website Disclosure	96

Shareholder Proposals for Next Year’s Annual Meeting	97

Appendix A – Amendment to Amended and Restated Certificate of Incorporation of Fortive Corporation	A-1

ii	2021 Proxy Statement	FORTIVE CORPORATION

Proxy Statement Summary

To assist you in reviewing the proposals to be acted upon at our 2021 Annual Meeting, below is a summary of information regarding the meeting contained elsewhere in this Proxy Statement. The following description is only a summary. For more information about these topics, please review the complete Proxy Statement.

2021 Annual Meeting of Shareholders

Date and time:	June 8, 2021, 3:00 p.m. PDT

Virtual Meeting Only:	As part of our precaution regarding the COVID-19 pandemic, the 2021 Annual Meeting of Shareholders will be held in a virtual meeting format only. The meeting can be accessed through www.virtualshareholdermeeting.com/FTV2021

Record date:	April 12, 2021

Voting:	Shareholders of Fortive’s common stock at the close of business on April 12, 2021 are entitled to one vote per share of common stock on each matter to be voted upon at the 2021 Annual Meeting of Shareholders (“Annual Meeting”)

Participating at the Meeting:	Shareholders who wish to participate at the meeting should review the instructions set forth under “Annual Meeting Participation” on page 8

Items of Business

PROPOSAL	VOTE REQUIRED	BOARD RECOMMENDATION

Proposal 1: Election of eight director nominees identified below to serve for a one-year term (page 15)	For each nominee, majority of votes cast.	FOR each nominee

Proposal 2: Ratification of the appointment of the independent registered public accounting firm (page 46)	The affirmative vote of a majority of the shares represented in person or by proxy.	FOR

Proposal 3: Approval on an advisory basis of Fortive’s named executive officer compensation (page 89)	The affirmative vote of a majority of the shares represented in person or by proxy.	FOR

Proposal 4: Approval of an Amendment to Fortive’s Amended and Restated Certificate of Incorporation to allow holders of at least 25% of Fortive’s outstanding shares of common stock to call a special meeting of the shareholders (page 90)

	The affirmative vote of at least 80 percent of the shares entitled to vote generally as of the record date.	FOR

Proposal 5: Shareholder proposal regarding shareholders’ ability to act by written consent (page 93)	The affirmative vote of a majority of the shares represented in person or by proxy.	AGAINST

2021 Proxy Statement	1

Proxy Statement Summary

Company Overview

Fortive Corporation is a provider of essential technologies for connected workflow solutions across a range of attractive end-markets. Our well-known brands hold leading positions in intelligent operating solutions, precision technologies, and advanced healthcare solutions. Our businesses design, develop, service, manufacture and market professional and engineered products, software and services for a variety of end markets, building upon leading brand names, innovative technologies and significant market positions.

We are guided by our shared purpose to deliver essential technology for the people who accelerate progress, and we are united by our culture of continuous improvement and bias for action that embody the Fortive Business System (“FBS”). Through rigorous application of the proprietary set of growth, lean, and leadership tools and processes that comprise FBS, we continuously improve business performance in the critical areas of innovation, product development and commercialization, global supply chain, sales and marketing and leadership development. Our commitment to FBS has enabled us to drive customer satisfaction and profitability, and generate significant improvements in innovation, growth and core operating margins. Additionally, FBS has enabled us to execute a disciplined acquisition strategy and expand our portfolio into new and attractive markets furthering our goal of creating long-term shareholder value.

2020 Company Performance Highlights

Living Our Shared Purpose and Value - Essential Technology for the People Who Accelerate Progress

Because our shared purpose is why we are here, our shared purpose and our values remained unwavering and uncompromised during the challenges of 2020. The spirit of optimism and generosity embedded in our values guided our path in the midst of a global pandemic and enabled our employees and businesses to respond with nimbleness, innovation and integrity to progress our shared purpose for all our stakeholders. We have identified below a few highlights of how we put our values to work for our shareholders, employees, customers, and community during the challenges of 2020.

Customer Success Inspires our Innovation

Our innovation is inspired by the desire to enable the success of our customers. When the COVID-19 pandemic created new challenges for our healthcare customers, our teams viewed the challenges as an opportunity to care for our customers and our communities.

•

When our customers were facing shortages of critical N95 respirator masks to protect their frontline healthcare professionals, we secured emergency use authorization approvals globally for use of our STERRAD Systems to disinfect compatible single-use N95 respirator masks, tripling the usage lifespan of these masks that were dangerously in short supply. We also designed, produced, and donated face shields for those who were serving courageously in the front lines of COVID-19 response.

•

When our customers and our communities were in critical need of managing the supply of life-saving ventilators, we developed free predictive applications to enable hospitals to effectively manage replacement parts for ventilators. We also increased ventilator component manufacturing more than ten times to meet the demands of our customers and community. In addition, we provided gas flow analyzers to ensure ventilators deployed at healthcare facilities were functioning properly.

•

When our customers needed our assistance to create isolation rooms to reduce the risk of airborne transmission, we pivoted quickly to develop easy-to-install versions of our room pressure indicator product. By containing airborne pathogens in the room with the assistance of our room pressure indicators, our customers were able to reduce the risk of airborne transmission and quickly repurpose patient rooms into isolation rooms.

2	2021 Proxy Statement	FORTIVE CORPORATION

Proxy Statement Summary

We Build Extraordinary Teams for Extraordinary Results

In addition to the actions we have taken to invest in our people at every level, as further described in “Corporate Governance – Human Capital Management,” our values guided how we cared for our teams during the challenges of the COVID-19 pandemic.

In the uncertainty that immediately followed the COVID-19 pandemic, we were guided by five key pillars in our response to our employees: Safety, Transparency, Empathy, Science and Employee Trust. The policies we implemented were guided with the safety of our employees, their families, our customers, and our communities as the number one priority, with our actions informed by data and expert public health guidance. The manner in which we considered and communicated our policies and actions were driven by the recognition of, and empathy for, the uncertainty, fear and real-life impact caused by the pandemic for our colleagues. With that in mind, we focused on being agile and transparent on what we were doing and why we were doing it while listening to ongoing feedback from our global teams and quickly making changes where needed. We did our best to accommodate the needs of our people as they managed through an incredibly difficult year personally and professionally.

Driven by our values, we:

•	Formed global and local response teams at every level to create hundreds of standard processes to share best practices and streamline communication to keep our employees safe and informed;

•	Acted quickly to limit and then stop business travel;

•	Ensured pay continuity for quarantine periods for our employees;

•

Quickly made the decision to enable and then mandate remote work for those who were able to do so while ensuring that our essential manufacturing team members had the education, resources and support needed to stay safe on the job;

•	Created flexible shifts and schedules to accommodate childcare and other family or personal needs;

•	Provided subsidized childcare and other caregiver services as well as parental counseling;

•	Waived deductibles, co-pays, and co-insurance for COVID-19 testing or treatment as well as all virtual healthcare visits; and

•	Provided enhanced counseling and mental health coverage and services.

In addition, we believe that creating inclusive places to work and diverse points of view are the lifeblood of innovation and growth and provide us with a strategic advantage. In 2020, we continued to make significant strides to reflect the needs, priorities, and experiences of our global team and strengthen our culture of inclusion and diversity. Our Board of Directors and our Compensation Committee oversee our Human Capital Management strategies, including our inclusion and diversity efforts. Our VP, Inclusion & Diversity works closely with our senior management and our Inclusion & Diversity Council, involving employees at every level in establishing a collaborative vision that will truly reflect the needs, priorities, and viewpoints of our diverse global team. The actions we have taken and the pillars that drive our Inclusion and Diversity efforts are further described in “Corporate Governance – Human Capital Management.”

We Compete for Shareholders

In September 2019, we announced our plan to separate Vontier Corporation, our former Industrial Technologies segment, into a separate, publicly-traded company. Our plan to separate Vontier reflected our conviction that the transaction would allow both Fortive and Vontier to benefit from increased focus on the specific growth and capital allocation opportunities for each company.

2021 Proxy Statement	3

Proxy Statement Summary

The subsequent capital market volatility and logistical complication presented by the COVID-19 pandemic did not alter our conviction that the separation would create strategic value for our shareholders, our employees and our customers. Leveraging the execution advantages provided by the tools of Fortive Business System and our consistent drive to compete for our shareholders, we quickly adapted our strategy to align with the economic and capital market conditions and completed the transformative separation of Vontier on October 9, 2020 by distributing 80.1% of the outstanding shares of Vontier to our shareholders. Furthermore, following the separation, we monetized the 19.9% ownership interest in Vontier we retained upon separation to reduce our outstanding debt in a tax-free manner. The separation and the subsequent disposition of the retained interest have provided Fortive with enhanced focus and fiscal flexibility to accelerate our pursuit of opportunities to further evolve our portfolio.

Kaizen is Our Way of Life

One of the key defining attributes of our company is our drive for continuous improvement. With FBS as our foundation, we embrace experimentation, learn from our successes and failures, grow as individuals and teams, and always seek to improve. Because FBS is embedded in our culture and our behavior, we instinctively applied our FBS mindset and toolkit to address the challenges presented to us by the COVID-19 pandemic.

Our FBS teams put kaizen into action and viewed the challenges as opportunities to innovate and enhance our FBS toolkits and approach. Our agile FBS teams created virtual leadership experiences, kaizens, and events like our virtual 2020 FBS Hackathon. We further enhanced our online FBS university, allowing our teams to deploy our FBS tools in a virtual environment, take FBS courses online, participate virtually in our FBS conferences, such as our 2020 Fortive Growth & Innovation Conference, and access the power of FBS from afar.

Total Shareholder Return

4	2021 Proxy Statement	FORTIVE CORPORATION

Proxy Statement Summary

Corporate Governance Highlights

Our Board of Directors recognizes that enhancing and protecting long-term value for our shareholders requires a robust framework of corporate governance that serves the best interests of all our shareholders.

In connection with our Board’s dedication to strong corporate governance, our Board has implemented the following corporate actions:

Overview of Director Nominees

Our eight director nominees are comprised of current directors with diverse skills, background, and experience, which the Board believes contributes to the effective oversight of the Company. Additional details on board membership criteria are set forth on page 29 under “Corporate Governance – Director Nomination Process.”

2021 Proxy Statement	5

Proxy Statement Summary

Governance Highlights

We have documented and executed our commitment to Board diversity in our Corporate Governance Guidelines and the Nominating and Governance Committee Charter

We have fully declassified the Board to provide for the election of all directors for one-year terms

We have no shareholder rights plan

We have adopted proxy access to permit a shareholder, or a group of up to 20 shareholders, owning at least 3% of the outstanding shares continuously for at least 3 years to nominate and include in our proxy materials director nominees constituting up to 20% of the board of directors, as further detailed in our Bylaws

We maintain a majority vote requirement for the election of directors in uncontested elections

Subject to approval by the shareholders of Proposal 4, we have approved the ability of shareholders owning at least 25% of the outstanding shares to request that a special meeting be called

We have implemented a corporate social responsibility program, as reported in our annual Corporate Social Responsibility Report, with multi-layered oversight by the Nominating and Governance Committee and the full Board

We have formalized and documented in the Compensation Committee Charter oversight of our human capital management by the Compensation Committee, including matters related to overall employee retention and inclusive and diverse company culture, with annual review by the full Board

We have separated our Chairman and CEO positions, with an independent Chairman

We have formalized and documented in the Audit Committee Charter oversight of our cybersecurity by the Audit Committee, with quarterly review by the Audit Committee of our cybersecurity planning, monitoring, risk management, remediation, and controls and annual review by the full Board

We have implemented stock ownership requirements for non-CEO executive officers at multiple of three times base salary and for CEO and directors at multiple of five times base salary and annual cash retainer, respectively

We have implemented a robust annual shareholder engagement program

2020 Pay Mix

6	2021 Proxy Statement	FORTIVE CORPORATION

Proxy Statement Summary

Compensation Governance Highlights

WHAT WE DO	WHAT WE DON’T DO

Core Executive Compensation Principles Designed to Promote Alignment with the Interest of Shareholders and Other Stakeholders

Performance Measures Aligned with Business Objectives

Pay for Performance

Maintain Stock Ownership Requirements (Including Multiple of Five Times Base Salary for the CEO)

Maintain a Compensation Recoupment Policy

Maintain Long Vesting for Equity Awards

Require Minimum Vesting Schedule under our Equity Plan

Monitor for Risk-Taking Incentives

Engage an Independent Compensation Consultant

Limit Perquisites

No Excise Tax Gross-Ups

No “Single-Trigger” Change-of-Control Severance Benefits or Change-of-Control Equity Vesting

No Pledging of our Common Stock by Executive Officers

No Hedging Transactions by Executive Officers

No Evergreen Provision in Stock Incentive Plan

No Repricing of Stock Options

No Liberal Share Recycling under Stock Incentive Plan

No Liberal Definition of Change-of-Control

No Defined Benefit Plans for Executive Officers

No Delivery of Payment of Dividends on Unvested Equity Awards

2021 Proxy Statement	7

Proxy Statement

Fortive Corporation

2021 Annual Meeting of Shareholders

June 8, 2021

This Proxy Statement is furnished in connection with the solicitation by the Board of Directors (“Board”) of Fortive Corporation, a Delaware corporation (“Fortive”), of proxies for use at the 2021 Annual Meeting of Shareholders (the “Annual Meeting”) to be held in virtual only meeting format through www.virtualshareholdermeeting.com/FTV2021 at 3:00 p.m., PDT, and at any and all postponements or adjournments thereof. Fortive’s principal address is 6920 Seaway Blvd., Everett, WA 98203. The date of mailing of this Proxy Statement is on or about April 26, 2021.

Purpose of the Annual Meeting

The purpose of the meeting is to:

1.	Elect the eight director nominees named in this Proxy Statement, each for a one-year term expiring at the 2022 annual meeting and until their successors are elected and qualified;

2.	Ratify the selection of Ernst & Young LLP as Fortive’s independent registered public accounting firm for the year ending December 31, 2021;

3.	Approve on an advisory basis Fortive’s named executive officer compensation;

4.

Approve an Amendment to Fortive’s Amended and Restated Certificate of Incorporation to allow holders of at least 25% of Fortive’s outstanding shares of common stock to call a special meeting of the shareholders;

5.	Consider and act upon on a shareholder proposal regarding shareholders’ ability to act by written consent; and

6.	Consider and act upon such other business as may properly come before the meeting or any adjournment thereof.

Annual Meeting Participation

As a result of the coronavirus (COVID-19) pandemic and the corresponding public health and travel concerns of our shareholders, directors, officers, employees and service providers, we will conduct the 2021 Annual Meeting in a virtual only meeting format. You will not be able to attend the 2021 Annual Meeting physically. We anticipate that we will return to holding in person annual meetings in the future when doing so will not jeopardize the public health and travel concerns of our shareholders.

If you plan to participate in the 2021 Annual Meeting, you must be shareholder of record as of the record date of April 12, 2021. If you are not a shareholder of record but hold shares through a broker, bank or nominee (i.e., in street name), you must hold a legal proxy for the 2021 Annual Meeting provided by your broker, bank or nominee.

To be admitted to the 2021 Annual meeting at www.virtualshareholdermeeting.com/FTV2021, you must enter the 16-digit control number found on your proxy card, voting instruction form or Notice of Internet Availability. You may begin to log into the meeting platform beginning at 2:30 p.m. Pacific time on June 8, 2021. The meeting will begin promptly at 3:00 p.m. Pacific time on June 8, 2021. The virtual meeting platform is fully supported across browsers and devices running the most updated version of applicable software. Participants should ensure that they have a strong WiFi connection wherever they intend to participate in the meeting. Participants should also give themselves plenty of time to log in and ensure that they can hear streaming audio prior to the start of the meeting.

The rules and procedures applicable to the 2021 Annual Meeting, together with a list of shareholders of record for inspection for any legally valid purpose, will be available during the 2021 Annual Meeting for the participating shareholders of record at www.virtualshareholdermeeting.com/FTV2021.

8	2021 Proxy Statement	FORTIVE CORPORATION

Proxy Statement

You may vote during the 2021 Annual Meeting by following the instructions available on the meeting website during the meeting. Whether or not you participate in the 2021 Annual Meeting, we encourage you to vote and submit your proxy in advance of the meeting by one of the methods described in these proxy materials. The proxy card included with the proxy materials may be used to vote your shares in connection with the 2021 Annual Meeting.

This year’s shareholders’ question and answer session will include questions submitted live during the annual meeting. Questions may be submitted during the meeting through www.virtualshareholdermeeting.com/FTV2021 by typing your question into the “Ask a Question” field and clicking “Submit.” Questions pertinent to meeting matters will be answered during the meeting, subject to time constraints.

If you encounter any difficulties accessing the meeting during the meeting time, please call the technical support number that will be posted on the meeting website.

Following completion of the meeting, a webcast replay will be posted online to our Investor Relations website at www.fortive.com for at least one year.

Outstanding Stock and Voting Rights

In accordance with Fortive’s Amended and Restated Bylaws, the Board has fixed the close of business on April 12, 2021 as the record date for determining the shareholders entitled to notice of, and to vote at, the Annual Meeting. Only shareholders of record at the close of business on that date will be entitled to vote. The only outstanding securities of Fortive entitled to vote at the Annual Meeting are shares of Common Stock, $.01 par value (“Common Stock”). Each outstanding share of Common Stock entitles the holder to one vote on each directorship and other matter brought before the Annual Meeting. As of the close of business on April  12, 2021, 338,486,384 shares of Common Stock were outstanding, excluding shares held by or for the account of Fortive.

Solicitation of Proxies

The proxies being solicited hereby are being solicited by Fortive’s Board. The total expense of the solicitation will be borne by Fortive, including reimbursement paid to banks, brokerage firms and nominees for their reasonable expenses in forwarding material regarding the Annual Meeting to beneficial owners. Solicitation of proxies may be made personally or by mail, telephone, internet, e-mail or facsimile by officers and other management employees of Fortive, who will receive no additional compensation for their services. In addition, we have retained D.F. King & Co., Inc. to aid in the solicitation of proxies by mail, telephone, facsimile, e-mail and personal solicitation. For these services, we will pay D.F. King & Co., Inc. a fee of $12,500, plus reasonable expenses.

2021 Proxy Statement	9

Proxy Statement

Proxy Instructions

Proxies will be voted as specified in the proxy.

If you sign and submit your proxy card with no further instructions, your shares will be voted:

FOR the election of each of the eight director nominees identified in this Proxy Statement to serve as directors, each for a one-year term expiring at the 2022 Annual Meeting;

FOR ratification of the selection of Ernst & Young LLP as Fortive’s independent registered public accounting firm for the year ending December 31, 2021;

FOR approval of the Company’s named executive officer compensation;

FOR approval of an amendment to the Amended and Restated Certificate of Incorporation to allow holders of at least 25% of Fortive’s outstanding shares of common stock to call a special meeting of the shareholders;

AGAINST the shareholder proposal regarding shareholders’ ability to act by written consent; and

In the discretion of the proxy holders on any other matter that properly comes before the meeting or any adjournment thereof. The Board has selected Peter C. Underwood and Daniel B. Kim to act as proxies with full power of substitution.

Notice of Electronic Availability of Proxy Materials

As permitted by the SEC rules, we are making the proxy materials available to our shareholders primarily via the Internet. By doing so, we can reduce the printing and delivery costs and the environmental impact of the Annual Meeting. On April 26, 2021, we mailed a Notice of Internet Availability of Proxy Materials (the “Notice”) to our shareholders. The Notice contains instructions on how to access our proxy materials and how to vote online or by telephone. If you would like to receive a paper copy of the proxy materials, please follow the instructions in the Notice.

Voting Requirements with Respect to Each of the Proposals Described in this Proxy Statement

Quorum. The quorum necessary to conduct business at the Annual Meeting consists of a majority of the issued and outstanding shares of Common Stock entitled to vote at the Annual Meeting as of the record date. Abstentions and broker non-votes will be counted as present in determining whether the quorum requirement is satisfied.

Broker Non-Votes. Under New York Stock Exchange (“NYSE”) rules, if your broker holds your shares in its name and does not receive voting instructions from you, your broker has discretion to vote those shares on Proposal 2, which is considered a “routine” matter. However, on “non-routine” matters such as Proposals 1, 3, 4 and 5, your broker must receive voting instructions from you, as it does not have discretionary voting power for these particular items. Therefore, if you are a beneficial owner and do not provide your broker with voting instructions, your shares may constitute broker non-votes with respect to Proposals 1, 3, 4 and 5. Broker non-votes will not affect the required vote with respect to Proposals 1, 3 and 5. However, because approval of Proposal 4 requires the affirmative vote of the holders of 80 percent of the outstanding shares entitled to vote generally in the election of directors on the record date, broker non-votes will have the same effect as a vote against Proposal 4.

10	2021 Proxy Statement	FORTIVE CORPORATION

Proxy Statement

Approval Requirements. If a quorum is present, the vote required under the Company’s Amended and Restated Bylaws and the Amended and Restated Certificate of Incorporation to approve each of the proposals is as follows:

•

With respect to Proposal 1, the election of directors, you may vote “for” or “against” any or all director nominees or you may abstain as to any or all director nominees. In uncontested elections of directors, such as this election, a nominee is elected by a majority of the votes cast by the shares present in person or represented by proxy and entitled to vote. A “majority of the votes cast” means that the number of votes cast “for” a director nominee must exceed the number of votes cast “against” that nominee. A vote to abstain is not treated as a vote “for” or “against,” and thus will have no effect on the outcome of the vote. Under our director resignation policy, our Board will not appoint or nominate for election to the Board any person who has not tendered in advance an irrevocable resignation effective in such circumstances where the individual does not receive a majority of the votes cast in an uncontested election and such resignation is accepted by the Board. If an incumbent director is not elected by a majority of the votes cast in an uncontested election, our Nominating and Governance Committee will submit for prompt consideration by the Board a recommendation whether to accept or reject the director’s resignation. The Board expects the director whose resignation is under consideration to abstain from participating in any decision regarding that resignation.

•

With respect to Proposals 2, 3 and 5, the affirmative vote of a majority of the shares of Common Stock represented in person or by proxy and entitled to vote on the proposal is required for approval. For these proposals, abstentions are counted for purposes of determining the minimum number of affirmative votes required for approval and, accordingly, have the effect of a vote against the proposal.

•

With respect to Proposal 4, the affirmative vote of the holders of 80% of the outstanding shares of Common Stock entitled to vote generally in the election of directors on the record date is required to approve this proposal. For this proposal abstentions are counted for the purposes of determining the minimum number of affirmative votes required for approval and, accordingly, have the effect of a vote against the proposal.

Tabulation of Votes. Our inspector of election, Broadridge Financial Services, will tabulate votes cast by proxy or in person at the meeting. We will report the results in a Current Report on Form 8-K filed with the SEC within four business days of the Annual Meeting.

Voting Methods

If your shares are registered directly in your name with our transfer agent, Computershare Trust Company, N.A., you are considered the registered holder of those shares. As the registered shareholder, you can ensure your shares are voted at the Annual Meeting by submitting your instructions by telephone, over the internet, by completing, signing, dating and returning the enclosed proxy card in the envelope provided, or by participating in the virtual Annual Meeting and voting your shares at the meeting. Telephone and internet voting for registered shareholders will be available 24 hours a day, up until 11:59 p.m., Eastern time on June 7, 2021.

2021 Proxy Statement	11

Proxy Statement

Detailed instructions for telephone and internet voting are set forth on the Notice.

Vote your shares at www.proxyvote.com.

Have your Notice of Internet Availability or proxy card in hand for the 16-digit control number needed to vote.
Call toll-free number 1-800-690-6903
Mark, sign, date, and return the enclosed proxy card or voting instruction form in the envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

If you hold your shares through a broker, bank or nominee, rather than registered directly in your name, you are considered the beneficial owner of shares held in street name, and the proxy materials are being forwarded to you by your broker, bank or nominee, together with a voting instruction form. As the beneficial owner, you are entitled to direct the voting of your shares by your intermediary. Brokers, banks and nominees typically offer telephonic or electronic means by which the beneficial owners of shares held by them can submit voting instructions, in addition to the traditional mailed voting instruction forms.

If you participate in the Fortive Stock Fund through the Savings Plan, your proxy will also serve as a voting instruction for Fidelity Management Trust Company (“Fidelity”), the trustee of the Savings Plan, with respect to shares of Common Stock attributable to your Savings Plan account as of the record date. Fidelity will vote your Savings Plan shares as of the record date in the manner directed by you. If Fidelity does not receive voting instructions from you by June 3, 2021, Fidelity will not vote your Savings Plan shares on any of the proposals brought at the Annual Meeting.

Changing Your Vote

Any person giving a proxy pursuant to this solicitation has the power to revoke it at any time before it is voted. It may be revoked by filing with the Secretary of Fortive a written notice of revocation or a duly executed proxy bearing a later date, or it may be revoked by participating in the meeting and voting at the meeting. Please note, however, that if your shares are held of record by a broker, bank or nominee and you wish to revoke your proxy or vote at the meeting, you must follow the instructions provided to you by the record holder and/or obtain from the record holder a proxy issued in your name. Participation in the meeting will not, by itself, revoke a proxy.

Householding

We are permitted to send a single set of our proxy statement and annual report to shareholders who share the same last name and address. This procedure is called “householding” and is intended to reduce our printing and postage costs. We will promptly deliver a separate copy of our annual report and proxy statement to you if you contact us at Fortive Corporation, Attn: Investor Relations, 6920 Seaway Blvd., Everett, WA 98203; telephone us at 425-446-5000; or email us at investors@fortive.com. In addition, if you want to receive separate copies of the proxy statement or annual report in the future; if you and another shareholder sharing an address would like to request delivery of a single copy of the proxy statement or annual report at such address in the future; or if you would like to make a permanent election to receive either printed or electronic copies of the proxy materials and annual report in the future, you may contact us at the same address, telephone number or email address. If you hold your shares through a broker or other intermediary and would like additional copies of our proxy statement or annual report or would like to request householding, please contact your broker or other intermediary.

12	2021 Proxy Statement	FORTIVE CORPORATION

Beneficial Ownership of Common Stock by Directors, Officers and Principal Shareholders

Directors and Executive Officers

The following table sets forth as of April 12, 2021 (unless otherwise indicated) the number of shares and percentage of Common Stock beneficially owned by each of Fortive’s directors, nominees for director and each of the executive officers named in the Summary Compensation Table (the “named executive officers”), and all executive officers and directors of Fortive as a group. Except as otherwise indicated and subject to community property laws where applicable, each person or entity included in the table below has sole voting and investment power with respect to the shares beneficially owned by that person or entity. Under applicable SEC rules, the definition of beneficial ownership for purposes of this table includes shares over which a person or entity has sole or shared voting or investment power, whether or not the person or entity has any economic interest in the shares, and also includes shares as to which the person has the right to acquire beneficial ownership within 60 days of April 12. Except as indicated, the address of each director and executive officer shown in the table below is c/o Fortive Corporation, 6920 Seaway Blvd, Everett, WA 98203.

NAME	NUMBER OF SHARES BENEFICIALLY OWNED (1)		PERCENT OF CLASS (1)
Daniel L. Comas	39,420	(2)	*
Feroz Dewan	23,981	(3)	*
Sharmistha Dubey	4,510	(4)	*
Rejji P. Hayes	1,900	(5)	*
James A. Lico	1,491,290	(6)	*
Kate D. Mitchell	23,981	(7)	*
Mitchell P. Rales	4,005,220	(8)	1.2%
Steven M. Rales	8,017,624	(9)	2.4%
Jeannine Sargent	9,429	(10)	*
Alan G. Spoon	98,007	(11)	*
Barbara B. Hulit	352,138	(12)	*
Charles E. McLaughlin	262,606	(13)	*
William W. Pringle	42,751	(14)	*
Stacey A. Walker	65,504	(15)	*
All current executive officers and directors as a group (18 persons)	14,878,312	(16)	4.4%

(1)

Balances credited to each executive officer’s account under the Fortive Executive Deferred Incentive Plan (the “EDIP”) which are vested or are scheduled to vest within 60 days of April 12, are included in the table. See “Employee Benefit Plans—Fortive Executive Deferred Incentive Plan” for a description of our EDIP. The incremental number of notional phantom shares of Common Stock credited to a person’s EDIP account is based on the incremental amount of contribution to the person’s EDIP balance divided by the closing price of Common Stock as reported on the NYSE on the date of the contribution. In addition, for purposes of the table, the number of shares attributable to each executive officer’s 401(k) Plan account is equal to (a) the officer’s balance, as of March 31, in the Fortive stock fund included in the executive officer’s 401(k) Plan account (the “401(k) Fortive Stock Fund”), divided by (b) the closing price of Common Stock as reported on the NYSE on March 31. The 401(k) Fortive Stock Fund consists of a unitized pool of Common Stock and cash. The table also includes shares that may be acquired upon exercise of options that are exercisable within 60 days of April 12 or upon vesting of Restricted Stock Units (“RSUs”) that vest within 60 days of April 12. The table also includes unvested restricted shares that are subject only to time-vesting requirements. In addition, RSUs granted to a non-executive director for which shares are not delivered until the earlier of the director’s death or, at the earliest, the first day of the seventh month following the director’s resignation from the board are not included in the table.

(2)

Includes options to acquire 960 shares, 75 shares held in an irrevocable trusts and 1,721 shares beneficially owned by Mr. Comas’ spouse. Mr. Comas disclaims beneficial ownership of the shares held by the trusts and by his spouse.

(3)	Includes options to acquire 23,981 shares.

(4)	Includes options to acquire 4,510 shares.

(5)	Includes options to acquire 1,900 shares.

(6)

Includes options to acquire 1,101,115 shares, 85,141 unvested restricted shares, 19,659 shares attributable to Mr. Lico’s 401(k) Fortive Stock Fund and 129,330 notional phantom shares attributable to Mr. Lico’s EDIP account.

(7)	Includes options to acquire 23,981 shares.

(8)	Includes 4,000,000 shares owned indirectly and options to acquired 5,220 shares. The business address of Mitchell Rales is 11790 Glen Road, Potomac, MD 20854.

2021 Proxy Statement	13

Beneficial Ownership of Common Stock by Directors, Officers and Principal Shareholders

(9)

Includes 4,000,000 shares (“SR LLC Shares”) owned by a limited liability company (the “SR LLC”), with Mr. Rales, as the grantor and trustee of the sole member of the SR LLC, having sole voting power and sole dispositive power over the SR LLC Shares. In addition, includes 4,012,404 other shares owned indirectly and options to acquire 5,220 shares. Prior to the separation of the Company from Danaher Corporation (the “DHR Separation”), shares of Danaher common stock owned by the SR LLC were pledged to secure a line of credit with a bank (the “Pre-existing Pledged SR DHR Shares”). The SR LLC Shares that were issued as a dividend in the DHR Separation on the Pre-existing Pledged SR DHR Shares were pledged to secure the corresponding line of credit, and the SR LLC and Mr. Rales are in compliance with this line of credit. Other than shares issued as a dividend on the Pre-existing Pledged SR DHR Shares, no shares of Common Stock are pledged by Mr. Rales. The business address of Steven Rales, and of the SR LLC, is 2200 Pennsylvania Avenue, N.W., Suite 800W, Washington, D.C. 20037-1701.

(10)	Includes options to acquire 9,429 shares.

(11)	Includes options to acquire 37,334 shares.

(12)	Includes options to acquire 283,147 shares, 3,539 unvested restricted shares, and 33,696 notional phantom shares attributable to Ms. Hulit’s EDIP account.

(13)	Includes options to acquire 226,134 shares, 5,895 unvested restricted shares, and 20,981 notional phantom shares attributable to Mr. McLaughlin’s EDIP account.

(14)	Includes 3,539 unvested restricted shares, and 11,514 notional phantom shares attributable to Mr. Pringle’s EDIP account.

(15)	Includes options to acquire 57,111 shares, 2,949 unvested restricted shares, and 5,444 notional phantom shares attributable to Ms. Walker’s EDIP account.

(16)

Although Mr. Pringle resigned from the Company effective March 12, 2021, the total includes the shares beneficially owned by Mr. Pringle. Includes options to acquire 2,138,690 shares, 2,295 RSUs, 109,246 unvested restricted shares, 19,659 shares attributable to 401(k) accounts and 219,395 notional phantom shares attributable to executive officers’ EDIP accounts.

*	Represents less than 1% of the outstanding Common Stock.

Principal Shareholders

The following table sets forth the number of shares and percentage of Common Stock beneficially owned by each person who owns of record or is known to Fortive to beneficially own more than five percent of Common Stock.

NAME AND ADDRESS	NUMBER OF SHARES BENEFICIALLY OWNED		PERCENT OF CLASS
The Vanguard Group 100 Vanguard Blvd., Malvern, PA 19355	33,965,479	(1)	10.0%
T. Rowe Price Associates, Inc. 100 E. Pratt Street, Baltimore, MD 21202	30,615,477	(2)	9.0%
BlackRock, Inc. 55 East 52nd Street, New York, NY 10055	27,764,923	(3)	8.2%
Wellington Management Group LLP c/o Wellington Management Group LLP 280 Congress Street, Boston, MA 02210	17,940,589	(4)	5.3%

(1)

The amount shown and the following information is derived from a Schedule 13G/A filed April 12, 2021 by The Vanguard Group, which sets forth their respective beneficial ownership as of March 31, 2021. According to the Schedule 13G/A, The Vanguard Group has shared voting power over 580,839 shares, sole dispositive power over 32,610,598 shares and shared dispositive power over 1,354,881 shares.

(2)

The amount shown and the following information is derived from a Schedule 13G/A filed February 16, 2021 by T. Rowe Price Associates, Inc. (“Price Associates”), which sets forth Price Associates’ beneficial ownership as of December 31, 2020. According to the Schedule 13G/A, Price Associates has sole voting power over 12,129,720 shares and sole dispositive power over 30,615,477 shares. Price Associates does not serve as custodian of the assets of any of its clients; accordingly, in each instance only the client or the client’s custodian or trustee bank has the right to receive dividends paid with respect to, and proceeds from the sale of, such securities. The ultimate power to direct the receipt of dividends paid with respect to, and the proceeds from the sale of, such securities, is vested in the individual and institutional clients which Price Associates serves as investment adviser. Any and all discretionary authority which has been delegated to Price Associates may be revoked in whole or in part at any time.

(3)

The amount shown and the following information is derived from a Schedule 13G/A filed February 5, 2021 by BlackRock, Inc. which sets forth BlackRock, Inc.’s beneficial ownership as of December 31, 2020. According to the Schedule 13G/A, BlackRock, Inc. has sole voting power over 25,156,776 shares and sole dispositive power over 27,764,923 shares.

(4)

The amount shown and the following information is derived from a Schedule 13G filed February 4, 2021 jointly by Wellington Management Group LLP, Wellington Group Holdings LLP, Wellington Investment Advisors Holding LLP, and Wellington Management Company LLP (collectively, the “Wellington Reporting Entities”), which sets forth their respective beneficial ownership as of December 31, 2021. According to the Schedule 13G, the Wellington Reporting Entities have shared voting power over 16,809,509 shares and shared dispositive power over 17,940,589 shares. The shares are owned of record by clients of one or more investment advisers directly or indirectly owned by Wellington Management Group LLP. Those clients have the right to receive, or the power to direct the receipt of, dividends from, or the proceeds from the sale of, such shares. No such client is known to have such right or power with respect to more than five percent of the Company’s common stock.

14	2021 Proxy Statement	FORTIVE CORPORATION

Proposal 1. Election of Directors

Overview of Director Nominees

Our eight director nominees are comprised of current directors with diverse skills, background, and experience, which the Board believes contributes to the effective oversight of the Company. Additional details on board membership criteria are set forth on page 29 under “Corporate Governance – Director Nomination Process.”

Skills and Attributes

Global Experience and International Exposure	7/8

Technology Experience, Including Software and Cybersecurity	6/8

Mergers and Acquisition Experience	8/8

Operational Management Experience	6/8

Senior Executive Leadership Experience	6/8

Financial Literacy or Public Accounting Experience	8/8

Public Company Board Experience	6/8

Capital Markets and Corporate Finance Experience	6/8

2021 Proxy Statement	15

Proposal 1. Election of Directors

Election of Directors

At the Annual Meeting, shareholders will be asked to elect Daniel L. Comas, Feroz Dewan, Sharmistha Dubey, Rejji P. Hayes, James A. Lico, Kate D. Mitchell, Jeannine Sargent, and Alan G. Spoon (each of whom has been recommended by the Nominating and Governance Committee, has been nominated by the Board and currently serves as a director of Fortive) to serve a one-year term until the 2022 Annual Meeting of Shareholders and until his or her successor is duly elected and qualified. Mitchell P. Rales and Steven M. Rales will not stand for re-election and will retire from our Board as of the 2021 Annual Meeting. Although as of the date of this Proxy Statement the number of directors is fixed at ten, the Board has adopted a resolution that, effective as of the retirement of Messrs. Rales and Rales at the Annual Meeting, the size of the Board will be reduced to eight.

We have included information as of April 12, 2021 relating to each nominee for election as director, including his or her age, the year in which he or she became a director, his or her principal occupation, any board memberships at other public companies during the past five years, and the other experience, qualifications, attributes or skills that led the Board to conclude that he or she should continue to serve as a director of Fortive. Please see “Corporate Governance – Director Nomination Process” for a further discussion of the Board’s process for nominating Board candidates. In the event a nominee declines or is unable to serve, the proxies may be voted at the discretion of the proxy holders for a substitute nominee designated by the Board, or the Board may reduce the number of directors to be elected. We know of no reason why this will occur.

Director Nominees

Daniel L. Comas	AGE: 57	DIRECTOR SINCE: 2021	INDEPENDENT

Mr. Comas served as Executive Vice President of Danaher Corporation, a global science and technology company, from April 2005 through December 2020, including as Chief Financial Officer through December 2018. Mr. Comas joined Danaher in 1991 and had served in various roles at Danaher, including in roles with responsibilities over corporate development, treasury, finance and risk management. Mr. Comas currently serves as an advisor to Danaher and is an adjunct professor at Georgetown University. Mr. Comas holds a Bachelor’s degree in Economics from Georgetown University and a Master’s degree in Business Administration from Stanford University.

OTHER CURRENT PUBLIC COMPANY DIRECTORSHIPS:

None

QUALIFICATIONS:

Mr. Comas brings deep expertise in finance, strategy, corporate development, capital allocation, accounting, human capital management and risk management. In addition, through his extensive leadership experience at Danaher Corporation, Mr. Comas brings direct understanding for the principles of the Fortive Business System and our culture of continuous improvement.

16	2021 Proxy Statement	FORTIVE CORPORATION

Proposal 1. Election of Directors

Feroz Dewan	AGE: 44	DIRECTOR SINCE: 2016	INDEPENDENT

Mr. Dewan has served as the Chief Executive Officer of Arena Holdings Management LLC, an investment holding company, since 2016. Previously, Mr. Dewan served in a series of positions with Tiger Global Management, an investment firm with approximately $20 billion under management across public and private equity funds, from 2003 to 2015, including most recently as Head of Public Equities. He also served as a Private Equity Associate at Silver Lake Partners, a private equity firm focused on leveraged buyout and growth capital investments in technology, technology-enabled and related industries, from 2002 to 2003. Mr. Dewan served as a director of The Kraft Heinz Company, a public company, from 2016 to 2020.

OTHER CURRENT PUBLIC COMPANY DIRECTORSHIPS:

None

QUALIFICATIONS:

Mr. Dewan’s qualifications to sit on the Board include, among other factors, extensive experience in the technology industry and technology-related companies, including extensive experience in valuation, investments and acquisitions, financial reporting, risk management, corporate governance, capital allocation, and operational oversight.

Sharmistha Dubey	AGE: 50	DIRECTOR SINCE: 2020	INDEPENDENT

Ms. Dubey currently serves as the Chief Executive Officer and Director of Match Group, Inc., a publicly-traded provider of global dating products, overseeing growth for the portfolio of brands including Tinder, Match, Meetic, OkCupid, Hinge, Pairs, PlentyOfFish, and OurTime. Prior to Ms. Dubey’s current role at Match Group, Inc., she has served in various senior leadership positions at Match Group, Inc. since 2006, including as Match Group’s President, Chief Operating Officer of Tinder, President of Match Group Americas, Chief Product Officer of Match, and Chief Product Officer and EVP of The Princeton Review. Ms. Dubey holds an undergraduate degree in Engineering from the Indian Institute of Technology and a master’s degree in Engineering from Ohio State University.

OTHER CURRENT PUBLIC COMPANY DIRECTORSHIPS:

Match Group, Inc.

QUALIFICATIONS:

Ms. Dubey’s qualifications to sit on the Board include, among other factors, extensive experience and leadership in operation, innovative product development, competitive strategy and marketing in the technology industry. In addition, through her leadership roles at Match Group, Inc., Ms. Dubey has significant experience in data privacy, human capital management, scaling new technologies into new markets, and executing portfolio and investment strategies.

2021 Proxy Statement	17

Proposal 1. Election of Directors

Rejji P. Hayes	AGE: 46	DIRECTOR SINCE: 2020	INDEPENDENT

Since 2017, Mr. Hayes has served as Executive Vice President and Chief Financial Officer of CMS Energy Corporation, a publicly traded electric and natural gas company. As Chief Financial Officer, Mr. Hayes oversees all treasury, tax, investor relations, accounting, financial planning and analysis, internal controls and compliance, and mergers and acquisitions for CMS Energy Corporation. Mr. Hayes also currently serves as Chairman of the Board of EnerBank USA®, a CMS Energy subsidiary and nationwide provider of home improvement loans. Prior to joining CMS Energy Corporation, Mr. Hayes served as the Chief Financial Officer of ITC Holdings Corp, a publicly traded electric transmission company, from 2014 to 2016 and as its Vice President, Finance and Treasurer from 2012 to 2014. Prior to joining ITC Holdings Corp., Mr. Hayes held strategy and financial leadership roles for Exelon Corporation, Lazard Freres & Co., and Banc of America Securities. Mr. Hayes holds a bachelor’s degree from Amherst College and a master’s degree in business from Harvard Business School.

OTHER CURRENT PUBLIC COMPANY DIRECTORSHIPS:

None

QUALIFICATIONS:

In addition to his strong knowledge of the power and energy sector, Mr. Hayes brings extensive experience in finance, capital markets, accounting and financial reporting, valuation, mergers & acquisitions, risk management, ESG and regulatory matters, and corporate governance. Mr. Hayes has significant expertise in structuring capital financing and executing investment and acquisition strategies.

James A. Lico	AGE: 55	DIRECTOR SINCE: 2016

Mr. Lico has served as the Chief Executive Officer and President of Fortive since 2016. From 1996 to 2016, Mr. Lico served in various leadership positions at Danaher Corporation, a global science and technology company, including as Executive Vice President from 2005 to 2016. Mr. Lico also served as a director of NetScout Systems, Inc., a public company, from 2015 to 2018.

OTHER CURRENT PUBLIC COMPANY DIRECTORSHIPS:

None

QUALIFICATIONS:

Mr. Lico’s qualifications to sit on the Board include, among other factors, over 20 years of extensive experience in senior leadership positions, including as an Executive Vice President of Danaher with oversight at various times of each of the businesses that was separated from Danaher into Fortive. Mr. Lico, through his various senior leadership positions at Danaher and Fortive, has broad operating and functional experience with, and deep knowledge of, Fortive’s businesses, the Fortive Business System, capital allocation strategies, acquisitions, marketing and branding, and leadership strategies.

18	2021 Proxy Statement	FORTIVE CORPORATION

Proposal 1. Election of Directors

Kate D. Mitchell	AGE: 62	DIRECTOR SINCE: 2016	INDEPENDENT

Ms. Mitchell has served as a partner and co-founder of Scale Venture Partners, a Silicon Valley-based firm that invests in early-in-revenue technology companies, since 1997. Prior to her current role, Ms. Mitchell served with Bank of America, a multinational banking and financial services corporation, from 1988 to 1996, most recently as Senior Vice President for Bank of America Interactive Banking. Ms. Mitchell currently serves on the boards of directors of SVB Financial Group, Silicon Valley Community Foundation and other private company boards on behalf of Scale Venture Partners.

OTHER CURRENT PUBLIC COMPANY DIRECTORSHIPS:

SVB Financial Group

QUALIFICATIONS:

Ms. Mitchell’s qualifications to sit on the Board include, among other factors, over 35 years of extensive experience in the technology industry, with a focus on innovative software and technology markets. In addition, Ms. Mitchell has deep experience as a director, investor and senior executive in the areas of business management and operations, finance, financial reporting, risk management, investment and acquisition strategy, and executive compensation.

Jeannine Sargent	AGE: 57	DIRECTOR SINCE: 2019	INDEPENDENT

Ms. Sargent has served as an operating partner of Katalyst Ventures, an early-stage technology venture fund, since 2018. Ms. Sargent has also served as a senior advisor at Generation Investment Management, LLP since 2017 and as an advisor at Breakthrough Energy Ventures since 2018, each an investment venture focused on sustainable innovation. Previously, Ms. Sargent served as president of Innovation and New Ventures at Flex, a leader in global design and manufacturing, from 2012 until 2017. Prior to joining Flex, Ms. Sargent served as the chief executive officer at Oerlikon Solar, a thin-film silicon solar photovoltaic module manufacturer and a wholly owned subsidiary of Oerlikon, a publicly-traded Swiss company, and Voyan Technology, an embedded systems software provider. Ms. Sargent is also a director and an audit committee member of Synopsys, Inc., a publicly-traded electronic design automation company, a director and a member of the audit committee and the nominating and corporate governance committee of Queen’s Gambit Growth Capital, a publicly-traded special purpose acquisition company, and a director and chair of the nominating and governance committee of Proterra Inc., a commercial vehicle electrification technology company. Ms. Sargent was also a director at Cypress Semiconductor Corp. from 2017 to 2020, serving on the compensation and nominating and governance committees. She also currently serves on several investment and advisory boards and is on the board of trustees at Northeastern University. She holds a bachelor of science in chemical engineering from Northeastern University and certificates from the executive development programs at the MIT Sloan School of Management, Harvard University and Stanford University and CERT certificate of cyber risk oversight from National Association of Corporate Directors in conjunction with Carnegie Mellon University.

OTHER CURRENT PUBLIC COMPANY DIRECTORSHIPS:

Synopsys, Inc. and Queen’s Gambit Growth Capital

QUALIFICATIONS:

Ms. Sargent’s qualifications to sit on the Board include, among other factors, over 30 years of experience encompassing leadership, operations, marketing and engineering roles with a diverse mix of high technology hardware and software companies across multiple industries. In addition, Ms. Sargent has significant experience with development and global launch of disruptive technology, executing investment and acquisition strategies, corporate governance, cybersecurity, sustainable innovation and executive compensation.

2021 Proxy Statement	19

Proposal 1. Election of Directors

Alan G. Spoon	AGE: 69	DIRECTOR SINCE: 2016	INDEPENDENT

Mr. Spoon has served as our Chairman of the Board since 2016. In addition, Mr. Spoon served as a Partner of Polaris Partners, a company that invests in private technology and life science firms, from 2000 to 2018, including as Managing General Partner from 2000 to 2010 and as Partner Emeritus from 2015 to 2018. In addition to his prior leadership role at Polaris Partners, Mr. Spoon previously served as president, chief operating officer and chief financial officer of one of the country’s largest, publicly-traded education and media companies. Mr. Spoon also previously served as a director of Cable One, Inc., a public company, until February 2021.

OTHER CURRENT PUBLIC COMPANY DIRECTORSHIPS:

Danaher Corporation, IAC/InteractiveCorp., and Match Group, Inc.

QUALIFICATIONS:

Mr. Spoon’s public and private company leadership experience gives him insight into business strategy, leadership, marketing, finance, corporate governance, executive compensation and board management. His public company and private equity experience gives him insight into trends in the internet and technology industries, acquisition strategy and financing, each of which represents an area of key strategic opportunity for Fortive.

The Board of Directors recommends that shareholders vote “FOR” the election to the Board of each of the foregoing Director Nominees.

20	2021 Proxy Statement	FORTIVE CORPORATION

Corporate Governance

Corporate Governance Overview

Our Board of Directors recognizes that protecting long-term value for our shareholders requires a robust framework of corporate governance that serves the best interests of all our shareholders.

The following are certain highlights demonstrating our Board’s dedication to strong corporate governance:

Governance Highlights

We have documented and executed our commitment to Board diversity in our Corporate Governance Guidelines and the Nominating and Governance Committee Charter

We have fully declassified the Board to provide for the election of all directors for one-year terms

We have no shareholder rights plan

We have adopted proxy access to permit a shareholder, or a group of up to 20 shareholders, owning at least 3% of the outstanding shares continuously for at least 3 years to nominate and include in our proxy materials director nominees constituting up to 20% of the board of directors, as further detailed in our Bylaws

We maintain a majority vote requirement for the election of directors in uncontested elections

Subject to approval by the shareholders of Proposal 4, we have approved the ability of shareholders owning at least 25% of the outstanding shares to request that a special meeting be called

We have implemented a corporate social responsibility program, as reported in our annual Corporate Social Responsibility Report, with multi-layered oversight by the Nominating and Governance Committee and the full Board

We have formalized and documented in the Compensation Committee Charter oversight of our human capital management by the Compensation Committee, including matters related to overall employee retention and inclusive and diverse company culture, with annual review by the full Board

We have separated our Chairman and CEO positions, with an independent Chairman

We have formalized and documented in the Audit Committee Charter oversight of our cybersecurity by the Audit Committee, with quarterly review by the Audit Committee of our cybersecurity planning, monitoring, risk management, remediation, and controls and annual review by the full Board

We have implemented stock ownership requirements for non-CEO executive officers at multiple of three times base salary and for CEO and directors at multiple of five times base salary and annual cash retainer, respectively

We have implemented a robust annual shareholder engagement program

Corporate Governance Guidelines, Committee Charters and Standards of Conduct

As part of its ongoing commitment to good corporate governance, our Board of Directors has codified its corporate governance practices into a set of Corporate Governance Guidelines and adopted written charters for each of the Audit Committee, the Compensation Committee, the Nominating and Governance Committee, and the Finance Committee of the Board. The Board of Directors has also adopted our Standards of Conduct that includes, among other things, a code of business conduct and ethics for directors, officers (including our principal executive officer, principal financial officer and principal accounting officer) and employees. The Corporate Governance Guidelines, Audit Committee Charter, Compensation Committee Charter, Nominating and Governance Committee Charter, and Standards of Conduct referenced above are each available in the “Investors – Corporate Governance” section of our website at http://www.fortive.com.

2021 Proxy Statement	21

Corporate Governance

Board Leadership Structure

The Board has separated the positions of Chairman and CEO because it believes that the separation of the positions best enables the Board to ensure that our businesses, risks, opportunities and affairs are managed effectively and in the best interests of our shareholders.

The entire Board selects its Chairman, and our Board has selected Alan G. Spoon, an independent director, as its Chairman, in light of Mr. Spoon’s independence and his deep experience and knowledge with corporate governance, board management, shareholder engagement, risk management and Fortive’s diverse businesses and industries.

As the independent Chairman of the Board, Mr. Spoon leads the activities of the Board, including:

•	Calling, and presiding over, all meetings of the Board;

•	Together with the CEO and the Corporate Secretary, setting the agenda for the Board;

•	Calling, and presiding over, the executive sessions of non-management directors and of the independent directors;

•	Advising the CEO on strategic aspects of the Company’s business, including developments and decisions that are to be discussed with, or would be of interest to, the Board;

•	Acting as a liaison as necessary between the non-management directors and the management of the Company; and

•	Acting as a liaison as necessary between the Board and the committees of the Board.

In the event that the Chairman of the Board is not an independent director, the Corporate Governance Guidelines provide that the independent directors, upon recommendation from the Nominating and Governance Committee, will select by majority vote an independent director to serve as the Lead Independent Director with the authority to:

•	Preside over all meetings of the Board at which the Chair is not present, including the executive sessions;

•	Call meetings of the independent directors;

•	Act as a liaison as necessary between the independent directors and the CEO; and

•	Advise with respect to the Board’s agenda.

The Board’s non-management directors meet in executive session following the Board’s regularly-scheduled meetings, with the executive sessions chaired by the independent Chairman. In addition, the independent directors meet as a group in executive session at least once a year.

22	2021 Proxy Statement	FORTIVE CORPORATION

Corporate Governance

Risk Oversight

The Board’s role in risk oversight at the Company is consistent with the Company’s leadership structure, with management having day-to-day responsibility for assessing and managing the Company’s risk exposure and the Board and its committees overseeing those efforts, with particular emphasis on the most significant risks facing the Company.

In determining to separate the position of the CEO and the Chairman, and in determining the appointment of the Chairman of the Board and the Chairs of the committees of the Board, the Board and the Nominating and Governance Committee considered the implementation of a governance structure and appointment of chairpersons with appropriate and relevant risk management experience that would enable Fortive to efficiently and effectively assess and oversee its risks.

Enterprise Risk Oversight by the Board of Directors

The Board oversees the Company’s risk management processes directly and through its committees. In general, the Board oversees the management of risks inherent in the operation of the Company’s businesses, the implementation of its strategic plan, its acquisition and capital allocation program, its capital structure and liquidity and its organizational structure, and also oversees the Company’s risk assessment and risk management policies. In addition, at least on an annual basis or more frequently as deemed appropriate by the Board, the Board reviews with senior leaders of the Company the Company’s enterprise risk management, with particular focus on the enterprise risks and opportunities with the greatest impact and highest probability. Furthermore, at least on an annual basis or more frequently as deemed appropriate by the Board, the Board reviews with the SVP – General Counsel our insurance policies, including our D&O insurance policy, general liability policy, and our information security risk insurance policy.

Portfolio and Operating Segment Risk Oversight by the Board of Directors

At each Board meeting, the Board oversees the Company’s performance and execution against the strategic goals for the Company’s operating segments, overall portfolio, and innovation, including overseeing the corresponding management of risks and opportunities. In addition, on an annual basis, the Board conducts a separate meeting dedicated entirely to deeper review of the acquisition, innovation, capital allocation, human capital and risk management strategies for each of the operating segments.

Risk Oversight by the Committees

2021 Proxy Statement	23

Corporate Governance

Each committee reports to the full Board on a regular basis, including as appropriate with respect to the committee’s risk oversight activities. In addition, since risk issues often overlap, committees from time to time request that the full Board discuss particular risks.

Cybersecurity and Product Security Risk Oversight

The Board has delegated to the Audit Committee the responsibility of exercising oversight with respect to the Company’s cybersecurity risk management and risk controls, with the Chair of the Audit Committee having received CERT certification on cyber risk oversight. Consistent with such delegation, our Chief Information Officer provides a report to the Audit Committee on quarterly basis, and to the Board on an annual basis, regarding the Company’s cybersecurity program, including the Company’s compliance program, training program, monitoring, auditing, implementation and communication processes, controls, and procedures.

Corporate Social Responsibility Risk Oversight

The Board has delegated to the Nominating and Governance Committee the responsibility of exercising oversight with respect to the reporting of the Company’s corporate social responsibility disclosure. Consistent with such delegation, our SVP – General Counsel provides frequent reports and updates to the Nominating and Governance Committee, and a report to the Board on an annual basis, regarding the Company’s corporate social responsibility program and strategies, including the corresponding risks and opportunities, goals, progress, shareholder engagement and disclosure. See “Corporate Social Responsibility – Governance” for further discussion on governance structure of our Corporate Social Responsibility program.

Human Capital Management Risk Oversight

The Board has delegated to the Compensation Committee the responsibility of exercising oversight of the Company’s human capital and compensation risks, including oversight of overall compensation risks, overall retention risks and inclusion and diversity strategies. Our SVP of Human Resources provides regular reports on compensation and other human capital management risks, trends, best practices, strategies and disclosure to the Compensation Committee, with additional reports throughout the year to the full Board on succession planning, employee engagement, inclusion and diversity, talent development, company culture and alignment of human capital strategies with the Company’s overall portfolio and operational strategies.

Risk Committee

The Company’s Risk Committee (consisting of members of senior management) inventories, assesses and prioritizes the most significant risks facing the Company as well as related mitigation efforts, and, on at least an annual basis, provides a report to the Board and provides a report of the process to the Audit Committee.

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Corporate Governance

Management Succession Planning

The Compensation Committee and the entire Board oversees the recruitment, development, and retention of our executive officers, including oversight of management succession planning. In addition to the formal activities noted below, the Board and its committee members engage and assess our executive officers and high-potential employees during management presentations, our annual multi-day leadership conference, visits to our operating companies, and periodic informal meetings.

Director Independence

At least a majority of the Board must qualify as independent within the meaning of the listing standards of the NYSE. The Board has affirmatively determined that nine out of our 10 current directors, including Mss. Sharmistha Dubey, Kate D. Mitchell and Jeannine Sargent and Messrs. Daniel L. Comas, Feroz Dewan, Rejji P. Hayes, Mitchell P. Rales, Steven M. Rales, and Alan G. Spoon, are independent within the meaning of the listing standards of the NYSE.

Board of Directors and Committees of the Board

Director Attendance

In 2020, the Board met nine times (including a separate session dedicated to portfolio strategy) and acted by unanimous written consent four times. All directors attended at least 75% of the aggregate of the total number of meetings of the Board and of all committees of the Board on which they served during 2020. As a general matter, directors are expected to attend annual meetings of shareholders. Each of the directors serving on the Board at the time attended the 2020 Annual Meeting of Shareholders.

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Corporate Governance

Committee Membership

The membership of each of the Audit, Compensation, Nominating and Governance and Finance committees as of April 12, 2021 is set forth below.

NAME OF DIRECTOR	AUDIT	COMPENSATION	NOMINATING AND GOVERNANCE	FINANCE

Daniel L. Comas

Feroz Dewan			Member

Sharmistha Dubey		Member

Rejji P. Hayes	Member	Member

James A. Lico				Member

Kate D. Mitchell	Member	Chair

Mitchell P. Rales*				Member

Steven M. Rales*				Member

Jeannine Sargent	Chair	Member	Chair

Alan G. Spoon			Member	Chair

*	Messrs. Rales and Rales are retiring from our Board at the Annual Meeting.

Audit Committee

In 2020, the Audit Committee met eight times.

The Audit Committee is responsible for:

•	Assessing the qualifications and independence of Fortive’s independent auditors;

•	Appointing, compensating, retaining, and evaluating Fortive’s independent auditors;

•

Overseeing the quality and integrity of Fortive’s financial statements and making a recommendation to the Board regarding the inclusion of the audited financial statements in Fortive’s Annual Report on Form 10-K;

•	Overseeing Fortive’s internal auditing processes;

•	Overseeing management’s assessment of the effectiveness of Fortive’s internal control over financial reporting;

•	Overseeing management’s assessment of the effectiveness of Fortive’s disclosure controls and procedures;

•	Overseeing risks related to financial controls, legal and compliance risks and major financial, privacy, security and business continuity risks;

•	Overseeing Fortive’s risk assessment and risk management policies;

•	Overseeing Fortive’s compliance with legal and regulatory requirements;

•	Overseeing Fortive’s cybersecurity and product security risk management and risk controls; and

•	Overseeing swap and derivative transactions and related policies and procedures.

The Audit Committee relies on the expertise and knowledge of management, the internal auditor, and the independent auditor in carrying out its oversight responsibilities. Management is responsible for the preparation, presentation, and integrity of Fortive’s financial statements, accounting and financial reporting principles, internal control over financial reporting, and disclosure controls and procedures designed to ensure compliance with accounting standards, applicable laws, and regulations. Management is also responsible for objectively reviewing and evaluating the adequacy, effectiveness, and quality of Fortive’s system of internal control over financial reporting. Fortive’s independent auditor, Ernst & Young LLP, is responsible for performing independent audits of Fortive’s financial statements and internal control over financial reporting and expressing an opinion on the conformity of those financial statements with accounting principles generally accepted in the United States.

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Corporate Governance

The Audit Committee also prepares a report as required by the SEC to be included in this proxy statement. The Audit Committee typically meets in executive session, without the presence of management, at each regularly scheduled meeting, and reports to the Board on its actions and recommendations at each regularly scheduled Board meeting.

The Board has determined that each member of the Audit Committee is:

•	Independent for purposes of Rule 10A-3(b)(1) under the Securities Exchange Act and the NYSE listing standards;

•	Qualified as an audit committee financial expert as that term is defined in SEC rules; and

•	Financially literate within the meaning of the NYSE listing standards.

Furthermore, as of the date of this proxy statement, no Audit Committee member serves on the audit committee of more than three public companies.

Compensation Committee

In 2020, the Compensation Committee met seven times and acted by unanimous written consent one time.

The Compensation Committee is responsible for:

•

Determining and approving the form and amount of annual compensation of the CEO and our other executive officers, including evaluating the performance of, and approving the compensation paid to, our CEO and other executive officers;

•

Reviewing and making recommendations to the Board with respect to the adoption, amendment and termination of all executive incentive compensation plans and all equity compensation plans, and exercising all authority with respect to the administration of such plans;

•	Reviewing and making recommendations to the Board with respect to the form and amounts of director compensation;

•	Overseeing and monitoring compliance with Fortive’s compensation recoupment policy;

•	Overseeing and monitoring compliance by directors and executive officers with Fortive’s stock ownership requirements;

•	Overseeing risks associated with Fortive’s compensation policies and practices;

•	Overseeing our engagement with shareholders and proxy advisory firms regarding executive compensation matters;

•	Assisting the Board in oversight of our human capital management practices, including strategies, risk management, employee retention and inclusive and diverse culture;

•	Overseeing the Company’s reporting on the Company’s human capital management practices; and

•	Reviewing and discussing with management the Compensation Discussion & Analysis (“CD&A”) in the annual proxy statement and recommending to the Board the inclusion of the CD&A in the proxy statement.

The Chair of the Compensation Committee works with our Senior Vice President-Human Resources and our Corporate Secretary to schedule the Compensation Committee’s meetings and set the agenda for each meeting. Our Senior Vice President-Human Resources, Vice President-Total Rewards, Senior Vice President-General Counsel, and Vice President-Associate General Counsel and Secretary generally attend, and from time-to-time our CEO and CFO attend, the Compensation Committee meetings and support the Compensation Committee in preparing meeting materials and taking meeting minutes. In particular, our CEO provides background regarding the interrelationship between our business objectives and executive compensation matters and advises on the alignment of incentive plan performance measures with our overall strategy; participates in the Compensation Committee’s discussions regarding the performance and compensation of the other executive officers; and provides recommendations to the Compensation Committee regarding all significant elements of compensation paid to such other executive officers, their annual, personal performance objectives and his evaluation of their performance. The Compensation Committee typically meets in executive session, without the presence of management, at each regularly scheduled meeting, and reports to the Board on its actions and recommendation at each regularly scheduled Board meeting.

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Corporate Governance

Under the terms of its charter, the Compensation Committee has the authority to engage the services of outside advisors and experts to assist the Compensation Committee. Following the assessment and determination of Pearl Meyer & Partners, LLC’s (“Pearl Meyer”) independence from Fortive’s management, the Compensation Committee engaged Pearl Meyer as the Compensation Committee’s independent compensation consultant for 2020. The Compensation Committee had the sole discretion and authority to select, retain and terminate Pearl Meyer as well as to approve any fees, terms and other conditions of its services. Pearl Meyer reported directly to the Compensation Committee and took its direction solely from the Compensation Committee. Pearl Meyer’s primary responsibilities in 2020 were to provide advice and data in connection with the selection of Fortive’s peer group for assessing executive compensation, the structuring of the executive compensation programs in 2020 and 2021, the compensation levels for our executive officers, and the compensation levels for our directors; assess our executive compensation program in the context of market practices and corporate governance best practices; and advise the Compensation Committee regarding our proposed executive compensation public disclosures. In the course of discharging its responsibilities, the Compensation Committee’s independent compensation consultant may, from time to time and with the Compensation Committee’s consent, request from management certain information regarding compensation amounts and practices, the interrelationship between our business objectives and executive compensation matters, the nature of our executive officer responsibilities and other business information. Pearl Meyer did not provide any services to Fortive or its management in 2020, and the Compensation Committee is not aware of any work performed by Pearl Meyer that raises any conflicts of interest.

Each member of the Compensation Committee is:

•	A non-employee director for purposes of Rule 16b-3 under the Securities Exchange Act; and

•	Based on the determination of the Board, independent under NYSE listing standards and under Rule 10C-1 under the Securities Exchange Act.

Compensation Committee Interlocks and Insider Participation

During 2020, none of the members of the Compensation Committee was an officer or employee of Fortive. No executive officer of Fortive served on the compensation committee (or other board committee performing equivalent functions) or on the board of directors of any entity having an executive officer who served on the Compensation Committee.

Nominating and Governance Committee

In 2020, the Nominating and Governance Committee met three times.

The Nominating and Governance Committee is responsible for:

•	Reviewing and making recommendations to the Board regarding the size, classification and composition of the Board;

•	Assisting the Board in identifying individuals qualified to become Board members;

•	Assisting the Board in identifying characteristics, skills, and experiences for the Board with the objective of having a Board with diverse backgrounds, experiences, skills, and perspectives;

•	Proposing to the Board the director nominees for election by our shareholders at each annual meeting;

•	Assisting the Board in determining the independence and qualifications of the Board and Committee members and making recommendations to the Board regarding committee membership;

•	Developing and making recommendations to the Board regarding a set of corporate governance guidelines and reviewing such guidelines on an annual basis;

•	Overseeing compliance with the corporate governance guidelines;

•	Overseeing director education and director orientation process and programs;

•	Overseeing Fortive’s corporate social responsibility reporting;

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Corporate Governance

•	Assisting the Board and the Committees in engaging in annual self-assessment of their performance; and

•	Administering Fortive’s Related Person Transactions Policy.

The Board has determined that each member of the Nominating and Governance Committee is independent within the meaning of the NYSE listing standards.

The Nominating and Governance Committee typically meets in executive session, without the presence of management, at each regularly scheduled meeting and reports to the Board on its actions and recommendations at each regularly scheduled Board meeting.

Finance Committee

The Finance Committee assists the Board in assessing potential acquisition, investment and divestiture opportunities and approving business acquisitions, investments and divestitures up to the levels of authority delegated to it by the Board.

Director Nomination Process

The Nominating and Governance Committee recommends to the Board director candidates for nomination and election at the annual meeting of shareholders and, in the event of vacancies between annual meetings of shareholders, for appointment to fill such vacancies.

Board Membership Criteria

In assessing the candidates for recommendation to the Board as director nominees, the Nominating and Governance Committee will evaluate such candidates against the standards and qualifications set out in our Corporate Governance Guidelines, including:

Personal and professional integrity and character
Skills, knowledge, diversity of background and experience, and expertise (including business or other relevant experience) useful and appropriate to the effective oversight of our business

The extent to which the interplay of the candidate’s skills, knowledge, expertise and diversity of background and experience with that of the other Board members will help build a Board that is effective in collectively meeting our strategic needs and serving the long-term interests of the shareholders

Prominence and reputation in the candidate’s profession
The capacity and desire to represent the interests of the shareholders as a whole
Availability to devote sufficient time to the affairs of Fortive

The Nominating and Governance Committee annually reviews with the Board the skills, knowledge, experience, background and attributes required of Board nominees, considering current Board composition and the Company’s circumstances. In making its recommendations to our Board, the Nominating and Governance Committee considers the criteria noted above, as well as, among others, the following skills, knowledge, experience, background and attributes:

Skills and Attributes

•	Independence

•	Diversity

•	Global Experience and International Exposure

•	Technology Experience, Including Software and Cybersecurity

•	Mergers and Acquisition Experience
•	Operational Management Experience

•	Senior Executive Leadership Experience

•	Financial Literacy or Public Accounting Experience

•	Public Company Board Experience

•	Capital Markets and Corporate Finance Experience

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Corporate Governance

The Nominating and Governance Committee takes into account a candidate’s ability to contribute to the diversity of perspective and analysis of the Board and, as such, believes it is important to consider attributes such as race, ethnicity, gender, age, education, cultural experience, and professional experience in evaluating candidates who may be able to contribute to the diverse perspective and practical insight of the Board as a whole. Although we do not have a formal diversity policy and the Board does not make any particular weighting of diversity or any other characteristic in evaluating nominees and directors, the Board’s and the Nominating and Governance Committee’s commitment to diversity as an essential consideration in the director nominee selection process has been documented in both the Corporate Governance Guidelines and the Nominating and Governance Committee’s Charter.

Director Evaluation and Board Refreshment Process

On an annual basis, the Nominating and Governance Committee reviews and assesses, with input from the various other committees, the process for the annual self-assessment of the full Board and each of the committees of the Board. The process assessment takes into account the feedback from the directors on the effectiveness of the prior self-assessment process, incremental perspective and expertise a new director may bring, and input from the shareholder engagement process. The following describes the self-assessment process implemented and conducted by the Board and the committees of the Board in 2020.

1

ANONYMOUS ONLINE SELF-ASSESSMENT

The Nominating and Governance Committee, with input from the Board and the other committees of the Board, identified the most critical topics, including composition, skills, attributes, characteristics, experience, responsibilities and process, for the annual assessment of the performance of the Board and the respective committees.

Based on such topics, the directors, in their capacity as members of the Board and, if applicable, separately as members of the respective committees of the Board, completed anonymous online self-assessment questionnaires, with the questionnaires designed to solicit both quantitative and qualitative responses for each question. The Corporate Secretary consolidated the quantitative and qualitative assessment results without attribution to any individual director and discussed the results with the Nominating and Governance Committee.

2

COMMITTEE REVIEWS

Based on the consolidated results of the anonymous online self-assessments, the Chair of each committee reviewed the results of the annual self-assessment for such committee for further discussion and for recommendation to the Nominating and Governance Committee and to the full Board.

3

FULL BOARD REVIEW

The Chairman of the Board and the Chair of the Nominating and Governance Committee reviewed with the full Board the results of the annual self-assessment, including the results of the online self-assessment questionnaires for further discussion and for determination of potential responsive actions.

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Corporate Governance

Shareholder Recommendations

Shareholders may recommend a director nominee to the Nominating and Governance Committee. A shareholder who wishes to recommend a prospective nominee for the Board should notify the Nominating and Governance Committee in writing using the procedures described below under “—Communications with the Board of Directors” with whatever supporting material the shareholder considers appropriate. If a prospective nominee has been identified other than in connection with a director search process initiated by the Nominating and Governance Committee, the Nominating and Governance Committee makes an initial determination as to whether to conduct a full evaluation of the candidate. The Nominating and Governance Committee’s determination of whether to conduct a full evaluation is based primarily on the Nominating and Governance Committee’s view as to whether a new or additional Board member is necessary or appropriate at such time, and the likelihood that the prospective nominee can satisfy the evaluation factors described above under “—Board Membership Criteria” and any such other factors as the Nominating and Governance Committee may deem appropriate. The Nominating and Governance Committee takes into account whatever information is provided to it with the recommendation of the prospective candidate and any additional inquiries the Nominating and Governance Committee may in its discretion conduct or have conducted with respect to such prospective nominee. The Nominating and Governance Committee evaluates director nominees in the same manner whether a shareholder or the Board has recommended the candidate.

Proxy Access

Pursuant to the proxy access provisions in Section 2.12 of our Amended and Restated Bylaws, a shareholder, or group of up to 20 shareholders, owning 3% or more of Fortive’s outstanding shares of common stock continuously for at least three years may nominate and include in our proxy materials directors constituting up to 20% of the Board. With respect to the 2022 Annual Meeting of Shareholders, the nomination notice and other materials required by these provisions must be delivered or mailed to and received by Fortive’s Secretary in writing between November 27, 2020 and December 27, 2021 (or, if the 2022 Annual Meeting of Shareholders is called for a date that is not within 30 calendar days of the anniversary of the date of the Annual Meeting, by the later of the close of business on the date that is 120 days prior to the date of the 2022 Annual Meeting of Shareholders or within 10 days after the public announcement of the date of the 2022 Annual Meeting of Shareholders) at the following address: Fortive Corporation, Attn: Secretary, 6920 Seaway Blvd., Everett, WA 98203. When submitting nominees for inclusion in the proxy materials pursuant to the proxy access provisions, shareholders must follow the notice procedures and provide the information required by our Amended and Restated Bylaws. Our Amended and Restated Bylaws are available at “Investor—Corporate Governance” section of our corporate website, http://www.fortive.com.

Majority Voting for Directors

Our Amended and Restated Bylaws provide for majority voting in uncontested director elections, and our Board has adopted a related director resignation policy. Under the policy, our Board will not appoint or nominate for election to the Board any person who has not tendered in advance an irrevocable resignation effective in such circumstances where the individual does not receive a majority of the votes cast in an uncontested election and such resignation is accepted by the Board. If an incumbent director is not elected by a majority of the votes cast in an uncontested election, our Nominating and Governance Committee will submit for prompt consideration by the Board a recommendation whether to accept or reject the director’s resignation. The Board expects the director whose resignation is under consideration to abstain from participating in any decision regarding that resignation.

At any meeting of shareholders for which Fortive’s Secretary receives a notice that a shareholder has nominated a person for election to the Board in compliance with our Amended and Restated Bylaws and such nomination has not been withdrawn on or before the tenth day before we first mail our notice of meeting to our shareholders, the directors will be elected by a plurality of the votes cast (which means that the nominees who receive the most affirmative votes would be elected to serve as directors).

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Corporate Governance

Communications with the Board of Directors

Shareholders and other parties interested in communicating directly with the Board or with individual directors, the independent Chairman of the Board or, if the Chairman is not independent, the Lead Independent Director, or the non-management directors as a group may do so by addressing communications to the Board of Directors, to the specified individual director or to the non-management directors, as applicable, c/o Secretary, Fortive Corporation, 6920 Seaway Blvd, Everett, WA 98203.

Shareholder Engagement

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Corporate Social Responsibility (ESG)

Corporate Responsibility Overview

At Fortive, corporate responsibility is inextricably entwined with our shared purpose: essential technology for the people who accelerate progress. Both share our spirit of generosity and optimism and reflect our conviction that things can be better when we apply our time, talents, and teamwork. Generosity and optimism are part of who we are, so this happens organically. We see empowering our employees as a powerful accelerator.

One of our four values is kaizen is our way of life. This commitment to continuous improvement inspires us to measure our impact and create innovative ways to amplify it. It inspires us to come up with new solutions to pressing problems, and to set ambitious goals and hold ourselves accountable, viewing everything through that lens of continuous improvement.

As a growing company serving a wide range of industries and customers, we recognize that global reach and global responsibility go hand in hand. We are committed to having a positive impact on the industries and communities we serve at every level, from products and processes to people.

2020 CSR Areas of Focus

ENVIRONMENT	SOCIAL	GOVERNANCE

As a global company, we
are aware of the impacts
of climate change on our
business and employees,
customers, communities, and
the planet. We are committed
to reducing our impacts on the
local and global environment.	We established the Fortive Foundation in 2019 to accelerate our philanthropic efforts and corporate giving. The Foundation provides grants to support charitable initiatives globally and in our communities.	Our work on environmental, social, governance and corporate citizenship are of interest to a greater cross- section of our stakeholders, including investors.

Environment

In 2019, we announced our first GHG emissions goal to achieve a 40% reduction in GHG emissions intensity1 by 2030 relative to our 2017 base year. We published our then-current GHG inventory via CDP, and after the separation of Vontier in October 2020, updated our GHG inventory to reflect our current business profile. We will publish our updated GHG emissions inventory and performance in our 2021 Corporate Responsibility Report and the 2021 CDP Climate Change disclosure.

In 2020, we enhanced the rigor of our sustainability processes and systems to improve data integrity and align to industry best practices. Specifically, we:

Transitioned our annual sustainability data collection process to a quarterly data collection process using the Intelex Sustainability Performance Indicators (SPI) application, a purpose-built sustainability software solution,

Aligned our GHG accounting and reporting practices to The Greenhouse Gas (GHG) Protocol – Corporate Accounting and Reporting Standards, and

Submitted our first full, public CDP Climate Change disclosure.

[1]	Metric tons of carbon dioxide equivalent per U.S. dollar revenue (MTCO2e/$ revenue)

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Corporate Social Responsibility (ESG)

We actively seek opportunities to reduce energy use, improve energy efficiency, and integrate sustainability principles into everyday operations. Our energy kaizen program equips and empowers employees to review operations and identify opportunities to save energy (and thereby reduce costs) which reduce GHG emissions. Our internal energy kaizen teams leverage Fortive OpCo products and services, including a toolkit which includes measurement and testing devices, over half of which are Fluke® devices.

Social

We established the Fortive Foundation in 2019 to accelerate our philanthropic efforts and corporate giving. The Foundation provides grants to support charitable initiatives globally and in our communities. In 2020, the Fortive Foundation made significant charitable donations focused on three strategic areas: support for at-risk communities impacted by the COVID-19 pandemic, social justice and racial equality, and communities impacted by natural disasters worldwide. The Foundation’s donations were directed to organizations that support these efforts.

In 2020, the Fortive Foundation made keynote donations to these organizations:

The American Red Cross is a humanitarian nonprofit organization that provides emergency assistance, disaster relief, and disaster preparedness education across the United States and globally through partnerships with International Red Cross chapters.

Direct Relief is a non-profit, nonpartisan global humanitarian organization whose mission is to “improve the health and lives of people affected by poverty or emergencies” by mobilizing and providing essential medical resources needed for their care.

The Equal Justice Initiative (EJI) is a private, nonprofit organization committed to changing the narrative about race in America. EJI provides legal representation to people who have been illegally convicted, unfairly sentenced, or abused in state jails and prisons.

Feeding America is a United States– based nonprofit organization that is a nationwide network of more than 200 food banks that feed more than 46 million people through food pantries, soup kitchens, shelters, and other community-based agencies.

We also sponsor the Fortive Scholarship Program, supporting children of our employees in their undergraduate and graduate studies through scholarship funds. Through the Scholarship Program, scholarships are awarded based on academic performance, leadership potential, and economic need. Each scholarship is renewable for up to three years.

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Corporate Social Responsibility (ESG)

Day of Caring

Fortive’s commitment to community service is core to who we are. Our annual Day of Caring is a commitment we make to employees and the communities where we live and work, to support their investment in the local communities through service. In spite of the challenges of conducting community service in 2020 (e.g., social distancing requirements, individual health circumstances), we maintained strong Day of Caring engagement in 2020, leveraging our culture of innovation to identify new and revised ways to engage and support our local communities.

Our teams around the world lead our Day of Caring efforts from a grassroots level—in their communities in the areas that will have the most impact and are also close to their hearts. Although we stood up the Day of Caring idea across Fortive, the power and passion has been led by our people and teams globally. In 2020, each of our operating companies participated, donating an estimated 35,000 hours in over 60 communities across 25 countries globally.

COVID-19 Response

Fortive mounted a massive global response to the COVID-19 pandemic, enabled by FBS, to ensure our employees and customers were safe. Using virtual project management tools, our Fortive COVID-19 response teams collaborated daily to develop hundreds of pieces of standard work to keep our employees safe and our essential customers up and running. Through it all, we innovated and cared for our employees, communities, and customers – and the healthcare professionals and first responders who rely on their products and services for patients’ and their own safety.

At our Everett, Washington facility, we designed and produced face shields to support local Pacific Northwest communities who had shortages of critical PPE during the onset of the COVID-19 pandemic. The design team worked with our tool-supplier based in China to go from design to a finished tool in 14 days. We donated and shipped over 50,000 face shields in 2020 to more than 100 facilities across the US, including hospitals, clinics, retirement homes, dental offices, and schools.

We applied the principles of lean and kaizen to scale production capacity of ventilator components from 1,000 assemblies per week to nearly 20,000 per week, supporting customers who were producing these units. We transformed a 55 sq. ft production cell with one operator into a 160 sq. ft cell to accommodate four full-time operators and run multiple shifts. The new production area also accommodates social distancing to protect the safety of our operators.

We pivoted quickly to develop easy-to-install versions of our room pressure indicator product. By containing airborne pathogens in the room, the new product enabled medical facilities to reduce the risk of airborne transmission through automated air pressure sensors. This enabled customers to install the room pressure indicator in stand-up or repurposed patient rooms to effectively convert them into isolation rooms. Our product provided hospitals and medical facilities much-needed versatility in the early months of the pandemic.

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Corporate Social Responsibility (ESG)

Governance

Fortive CSR process Board SVP/General Counsel Director of Sustainability EHS Leadership Council Fortive's CSR process is overseen by our Senior Vice President and General Counsel Peter Underwood. Mr Underwood reports directly to the CEO, and his responsibilities include oversight of the EHS function, CSR and Risk Management. Mr. Underwood provide periodic updates to the Nominating and Corporate Governance Committee and the full Board of Directors on CSR-related activities. In 2020 we hired a Director of Sustainability, Alexis Fuge, demonstrating our support of and commitment to the professionalization and growth of the CSR program. Ms. Fuge reports to Mr. Underwood, and on a quarterly basis, Ms. Fuge briefs the senior leadership team on CSR and Sustainability related matters. Mr. Underwood is the executive sponsor of the EHS Leadership Council (EHSLC), comprised of senior EHS and Sustainability leaders across OpCos. Ms. Fuge is a member of the EHSLC, representing the corporate CSR and Sustainability programs. The EHSLC meets bi-weekly and provides input on CSR and Sustainability related matters. The EHSLC facilitates communication between corporate EHS and Sustainability leaders and the EHS, Operations and Facilities teams across OpCos. The bi-directional nature of the Council's role ensures corporate leaders have a mechanism to obtain voice of the customer for operations-focused initiatives (e.g. emissions reduction projects).

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Human Capital Management

Empowering our talented global team to contribute in meaningful ways is a critical component of our strategy and our success. To support the advancement of our employees and the success of our Company, we invest in and develop our employees at every level. We are committed to creating a challenging and collaborative culture and environment where our employees can grow, develop, and do their best work.

COVID-19

In the uncertainty that immediately followed the COVID-19 pandemic, we were guided by five key pillars in our response to our employees: Safety, Transparency, Empathy, Science and Employee Trust. The policies we implemented were guided with the safety of our employees, their families, our customers, and our communities as the number one priority, with our actions informed by data and expert public health guidance. The manner in which we considered and communicated our policies and actions were driven by the recognition of, and empathy for, the uncertainty, fear and real-life impact caused by the pandemic for our colleagues. With that in mind, we focused on being agile and transparent on what we were doing and why we were doing it while listening to ongoing feedback from our global teams and quickly making changes where needed. We did our best to accommodate the needs of our people as they managed through an incredibly difficult year personally and professionally.

Driven by our values, we:

Formed global and local response teams at every level to create hundreds of standard processes to share best practices and streamline communication to keep our employees safe and informed;	Quickly made the decision to enable and then mandate remote work for those who were able to do so while ensuring that our essential manufacturing team members had the education, resources and support needed to stay safe on the job;	Provided subsidized childcare and other caregiver services as well as parental counseling;

Ensured pay continuity for quarantine periods for our employees;

Acted quickly to limit and then stop business travel; and

Waived deductibles, co-pays, and co-insurance for COVID-19 testing or treatment as well as all virtual healthcare visits;	Created flexible shifts and schedules to accommodate childcare and other family or personal needs;

Provided enhanced counseling and mental health coverage and services on a global basis.

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Human Capital Management

Workforce Diversity

Employee Development

We are committed to our employees’ continued learning, development, and success. To respond to our growing business and technology changes, our Leadership, Development & Learning team has adopted a blended learning approach that combines online digital learning with classroom teaching and coaching to effectively scale continuous learning and accelerate our ability to learn quickly and remain agile throughout Fortive. With the challenges presented by the COVID-19 pandemic, we further enhanced our virtual and online learning and development platform to ensure safety of our employees without compromising our commitment to our employees’ ongoing career success.

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Human Capital Management

The following is a summary of some of the key support we provide to our employees to further their learning and development:

The Fortive9

The Fortive9 is our leadership framework that is critical to how we guide the development of our employees because the Fortive9 is how we aspire to work, deliver value, and build organization capability. Examples of the Fortive9 include Customer Obsessed, Innovation, and Team and Talent Development.

People Leader Experience

Comprehensive learning for both new and experienced leaders, harnessing the best of interactive learning, and providing the critical tools as our employees assume greater people leadership responsibilities throughout their career with us.

Accelerated Leadership Experience

Designed for high performing employees to experience running Fortive businesses or functions, we use immersive, experiential learning, where individuals can drive personal progress and overcome obstacles to fulfill their leadership potential.

FBS Office and University

FBS Office is dedicated to strategically imbed FBS in everything we do, from innovations to operations. FBS University, our proprietary virtual and hands-on learning environment, develops and reinforces learning for hundreds of FBS Champions across our Company each year.

FBS Ignite

An immersive development experience that leverages the diversity of our operating companies. Supported with intensive development in the FBS toolset, active mentoring from the FBS Office, and executive career coaching, participants advance their FBS expertise and business acumen.

Growth Accelerator

A key development experience that enables our team to solve challenges in new, inspiring ways through three key innovation tools, Deep Customer Insight, Solution Generation, and Experimentation, each designed to enable our employees to develop critical solutions for our customers.

Each one of these investments in our team delivers value to both our people and our customers, with the investments focused on development that adds most value to stakeholders.

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Human Capital Management

Inclusion and Diversity

We believe that creating inclusive places to work and diverse points of view are the lifeblood of innovation and growth and provide us with a strategic advantage. In 2020, we continued to make significant strides to reflect the needs, priorities, and experiences of our global team and strengthen our culture of inclusion and diversity. Our Board of Directors and our Compensation Committee oversee our Human Capital Management strategies, including our inclusion and diversity efforts. Our VP, Inclusion & Diversity works closely with our senior management and our Inclusion & Diversity Council, involving employees at every level in establishing a collaborative vision that will truly reflect the needs, priorities, and viewpoints of our diverse global team.

Our Inclusion and Diversity strategies are founded on the following pillars, using the insights from employees, community, and other stakeholders to prioritize our goals and our initiatives and actions.

STRATEGIC PILLAR	GOALS	2020 KEY ACTIONS AND RESULTS
Inclusion and Diversity Matters: Build a diverse Fortive through hiring, developing and retaining a strong team	Increase overall diversity representation	• Appointment of Sharmistha Dubey and Rejji Hayes to the Board • Inclusion and diversity embedded into hiring processes and decisions. • Human Rights Campaign: 100% on the Corporate Equality Index
Everyone Owns Inclusion: Invest in development of our teams to build a Fortive where you can be yourself and do your best work	Improve and expand tools and resources to drive inclusive behavior

•  +5-point increase in inclusion index, employee experience survey since 2018

•  ~95%+ of employees completed Unconscious Bias learning

•  Leading inclusion workshop introduced for people leaders

•  23+ Employee Resource and Allies Groups

•  Published resources and learning guides on our I&D for all employees to access

I&D in Our DNA: Build a culture of equity that enables greater innovation for customers and the world	Refine processes and systems to drive an inclusive environment

•  100+ Courageous Conversations held with leaders and employees to listen and learn (informing actions) on race & social justice

•  Embedded inclusion in all talent and leadership experiences and processes

•  Day of Caring made more flexible to address social justice

•  Acting on our CEO ACT!ON pledge, FTV is sponsoring an employee for CEO Action for Racial Equity fellowship

•  Donated to the Equal Justice Initiative

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Human Capital Management

Engagement and Communication

A key focus of our human capital management strategy is active listening and effective communication throughout the organization. Our senior leaders are committed to actively listen to our employees and other stakeholders, as demonstrated by over one hundred separate Courageous Conversations held in 2020 to actively listen and learn on race and social justice matters so we can make a real impact with our actions. In addition, in 2020, we conducted several employee surveys focused on getting feedback on actions related to our COVID-19 response work. We wanted to ensure our teams had the best support possible through such an extremely challenging time. This allowed for us to listen, learn and adjust quickly to the needs of our teams across the globe. Based on the learnings from 2020, we have adjusted our approach to employee experience surveys and feedback. Beginning 2021 we will move from an annual survey to shorter quarterly employee experience surveys and a more thorough biennial survey. This will enable us to be more responsive to the needs and feedback from the organization while enhancing our ability to understand trends over time. The results inform both management and the Board on appropriate actions and strategies to continuously enhance our employees’ experience within the Company.

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Certain Relationships and Related Transactions

Policy

Under our Related Person Transactions Policy adopted by the Board, the Nominating and Governance Committee of the Board is required to review and, if appropriate, approve all related person transactions prior to consummation. If management becomes aware of a related person transaction that has not been previously approved or ratified, the transaction is submitted to the Nominating and Governance Committee at its next meeting. The Nominating and Governance Committee is required to review and consider all relevant information available to it about each related person transaction, and a transaction is considered approved or ratified under the policy if the Nominating and Governance Committee authorizes it according to the terms of the policy after full disclosure of the related person’s interests in the transaction. Related person transactions of an ongoing nature are reviewed annually by the Nominating and Governance Committee. The definition of “related person transactions” for purposes of the policy covers the transactions that are required to be disclosed under Item 404(a) of Regulation S-K promulgated under the Securities Exchange Act.

Relationships and Transactions

Two of our directors, Messrs. Steven M. Rales and Mitchell P. Rales, are executive officers of Danaher in their respective capacity as Chairman of the Board of Danaher and Chairman of the Executive Committee of the Board of Danaher. Mitchell P. Rales and Steven M. Rales will not stand for re-election and will retire from our Board as of the 2021 Annual Meeting. In addition, Daniel L. Comas, who joined our Board in March 2021 after retiring from Danaher in December 2020 was an Executive Vice President of Danaher in 2020 prior to his retirement from Danaher. Certain subsidiaries of Fortive sell products and services to, or purchase products and services from, Danaher from time to time in the ordinary course of business and on an arms’-length basis. In 2020, under arms’-length leasing arrangements, Fortive paid to Danaher approximately $1.4 million. Furthermore, in 2020, certain subsidiaries of Fortive purchased approximately $12.3 million of products from, and sold approximately $13.0 million of products to, Danaher, which in each case was less than 0.3% of Fortive’s, and of Danaher’s, revenues for 2020. Our subsidiaries intend to sell products to and purchase products from Danaher in the future in the ordinary course of their businesses and on an arms’-length basis.

In addition, Messrs. Steven Rales and Mitchell Rales collectively own more than 10% of the equity of Colfax Corporation, a publicly traded company. Certain of our subsidiaries sell products to Colfax from time to time in the ordinary course of business and on an arms’-length basis. In 2020, our subsidiaries sold approximately $150 thousand of products to Colfax. Our subsidiaries intend to sell products to Colfax in the future in the ordinary course of their businesses and on an arms’-length basis.

Mr. Rejji P. Hayes, who joined our Board in December 2020, is an Executive Vice President and Chief Financial Officer of CMS Energy Corporation, a publicly traded utilities company. Certain of our subsidiaries sell products to CMS Energy from time to time in the ordinary course of business and on an arms’-length basis. In 2020, our subsidiaries purchased approximately $1 thousand of products and services from, and sold approximately $284 thousand of products to, CMS Energy. Our subsidiaries intend to sell products to and purchase products and services from CMS Energy in the future in the ordinary course of their businesses and on an arms’-length basis.

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Director Compensation

COVID-19 Update

Consistent with the cost saving actions undertaken by the Company in 2020 in response to the COVID-19 pandemic, the Board of Directors voluntarily reduced the annual retainer by 30% for the 2020 compensation period (July 2020 through June 2021), with the annual retainer reduced from $100,000 to $70,000.

Summary of Director Compensation

The Compensation Committee reviews our non-employee director compensation policy annually and proposes changes to the Board, as appropriate. In reviewing the non-employee director compensation policy in 2020, the Compensation Committee worked with Pearl Meyer to assess the competitiveness of our non-employee director compensation policy based on benchmark information from peer companies and relevant compensation surveys. Based on its review, the Compensation Committee proposed the following non-employee director compensation policy, which recommendation the Board adopted.

Pursuant to our non-employee director compensation policy, each of our non-management directors receives the following compensation:

•

An annual retainer of $100,000 (with the annual retainer reduced to $70,000 for the 2020 compensation period), payable pursuant to an election made the prior year under the Non-Employee Director’s Deferred Compensation Plan described below (the “Election”).

•

An annual equity award with a target award value of $175,000, divided equally between options and RSUs; provided, however, that, upon request by a director and at the sole discretion of the Compensation Committee or the Board, such annual equity award may be comprised solely of RSUs. The options will be fully vested as of the grant date. The RSUs will vest upon the earlier of (1) the first anniversary of the grant date, or (2) the date of, and immediately prior to, the next annual meeting of our shareholders following the grant date, but the underlying shares are not issued until the earlier of the director’s death or the first day of the seventh month following the director’s retirement from the Board.

•	Reimbursement for out-of-pocket expenses, including travel expenses, related to the director’s service on the Board.

In addition, the Board chair receives an annual retainer of $92,500 payable pursuant to the Election and an annual equity award with a target value of $92,500 (divided either equally between options and RSUs or comprised solely of RSUs, as described above), the chair of the Audit Committee receives an annual retainer of $25,000, each of the non-chair members of the Audit Committee receives an annual retainer of $15,000, the chair of the Compensation Committee receives an annual retainer of $20,000, each of the non-chair members of the Compensation Committee receives an annual retainer of $10,000, the chair of the Nominating and Governance Committee receives an annual cash retainer of $15,000, each of the non-chair members of the Nominating and Governance Committee receives an annual retainer of $7,500, the chair of the Finance Committee receives an annual retainer of $10,000, and each of the non-chair members of the Finance Committee receives an annual retainer of $10,000, in each case, payable pursuant to the Election.

Pursuant to the Non-Employee Director’s Deferred Compensation Plan, each director may make an election during the prior year to receive such annual retainer, including the base annual retainer payable to all directors, additional annual retainer payable to the Board chair, and the additional annual retainer payable to the committee chairs, in:

•	cash payable in four equal installments following each quarter of service;

•	RSUs with a target value equal to the annual retainer and granted concurrently with the annual equity award that will:

•	vest upon the earlier of (1) the first anniversary of the grant date, or (2) the date of, and immediately prior to, the next annual meeting of our shareholders following the grant date;

•

have the underlying shares not issued until the earlier of the director’s death or, based on the election made by the director, the first day of the seventh month, first year, third year, or fifth year following the director’s retirement from the Board; or

•	a combination of cash and RSUs as allocated in increments of 1% of the total annual retainer.

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Director Compensation

Our Board has also adopted stock ownership requirements for non-management directors. Under the requirements, each non-management director (within five years of his or her initial election or appointment) is required to beneficially own shares of our common stock with a market value of at least five times his or her annual cash retainer. Once a director has acquired a number of shares that satisfies such ownership multiple, such number of shares then becomes such director’s minimum ownership requirement (even if his or her retainer increases or the fair market value of such shares subsequently declines). Under the policy, beneficial ownership includes RSUs and restricted shares held by the director and shares in which the director or his or her spouse or child has a direct or indirect interest, but does not include shares subject to unexercised stock options. In addition, our Board has adopted a policy that prohibits any director or executive officer from pledging as security under any obligation any shares of our common stock that he or she directly or indirectly owns and controls (other than shares that were issued in the Separation as a dividend on shares of Danaher common stock that were already pledged as of February 21, 2013), and provides that pledged shares of our common stock do not count toward our stock ownership requirements. We have also adopted a policy that prohibits our directors and employees from engaging in any transactions involving a derivative of our securities, including hedging transactions.

Director Compensation Table

The table below summarizes the compensation paid to the non-management directors for the year ended December 31, 2020. Mr. Lico is a member of the Board but does not receive any additional compensation for services provided as a director.

NAME	FEES EARNED OR PAID IN CASH ($)	STOCK AWARDS ($) (1)(2)(3)	OPTION AWARDS ($) (1)(2)	TOTAL ($) (3)

Daniel L. Comas (3)	—	—	—	—

Feroz Dewan (4)	—	$191,928	$76,312	$268,240

Sharmistha Dubey (3), (4)	—	$157,706	$73,455	$231,161

Rejji P. Hayes (3)	$21,250	—	—	$21,250

Kate D. Mitchell (4)	—	$202,423	$76,312	$278,735

Mitchell P. Rales (4)	—	$268,030	—	$268,030

Steven M. Rales (4)	—	$268,030	—	$268,030

Jeannine Sargent (4)	$12,500	$210,194	$76,312	$299,006

Alan G. Spoon (4)	$98,750	$236,488	$116,682	$451,920

(1)

The amounts reflected in these columns represent the aggregate grant date fair value of the applicable award computed in accordance with Accounting Standards Codification Topic 718 (“ASC 718”). With respect to stock awards, the grant date fair value under ASC 718 is calculated based on the number of shares of our common stock underlying the award, times the closing price of a share of our common stock on the date of grant. With respect to stock options, the grant date fair value under ASC 718 has been calculated using the Black-Scholes option pricing model, based on, for the grants made in June 2020, the following assumptions (and assuming no forfeitures): an 8 year option life, a risk-free interest rate of 0.55%; a stock price volatility rate of 25.37%; and a dividend yield of 0.45% per share; and for the grant made in August 2020 for Ms. Dubey, the following assumptions (and assuming no forfeitures): an 8 year option life, a risk-free interest rate of 0.44%; a stock price volatility rate of 25.81%; and a dividend yield of 0.40% per share.

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Director Compensation

(2)

The table below sets forth as to each non-management director the aggregate number of unvested RSUs and aggregate number of stock options outstanding as of December 31, 2020. All of the stock options set forth in the table below are fully vested. The RSUs set forth in the table below vest in accordance with the terms described above.

NAME	AGGREGATE NUMBER OF FORTIVE STOCK OPTIONS OWNED AS OF DECEMBER 31, 2020	AGGREGATE NUMBER OF UNVESTED FORTIVE RSUs OWNED AS OF DECEMBER 31, 2020

Daniel L. Comas (3)	—	—

Feroz Dewan	39,381	3,730

Sharmistha Dubey (3)	4,510	2,683

Rejji P. Hayes (3)	—	—

Kate D. Mitchell	23,981	3,934

Mitchell P. Rales	5,220	5,209

Steven M. Rales	5,220	5,209

Jeannine Sargent	9,429	4,085

Alan G. Spoon	37,334	4,596

(3)

Ms. Dubey joined the Board in August 2020, Mr. Hayes joined the Board in December 2020, and Mr. Comas joined the Board in March 2021. As a result of the timing of their respective appointment to the Board, Ms. Dubey received her award in August 2020, Mr. Hayes received his prorated award in January 2021, and Mr. Comas received his prorated award in April 2021.

(4)

Pursuant to the Non-Employee Director’s Deferred Compensation Plan, each of the directors was entitled to defer up to 100% of the annual retainer into RSUs with a target value equal to the amount of the annual retainer deferred. For compensation payable in 2020, each of Mss. Dubey, Mitchell and Sargent and Messrs. Dewan, Rales and Rales elected to defer 100%, and Mr. Spoon elected to defer 50%, of the annual retainer into RSUs with target value equal to the amount deferred and vesting on the anniversary of the grant date. Since RSUs granted in 2020 for the annual retainer deferred are accounted for under FASB ASC Topic 718, they are reported under the “Stock Awards” column in the table above. As discussed in further detail in “Compensation Discussion and Analysis—Treatment of Equity-Based Compensation Upon Vontier Separation,” the share amounts set forth above reflect adjustments as applicable pursuant to the anti-dilution provisions of the 2016 Stock Incentive Plan to account for the separation of Vontier and preserve the intrinsic value of each award.

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Proposal 2. Ratification of Independent Registered Public Accounting Firm

The Audit Committee on behalf of the Company has selected Ernst & Young LLP, an international accounting firm of independent certified public accountants, to act as the independent registered public accounting firm for the Company and its consolidated subsidiaries for the year ending December 31, 2021. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions. Although shareholder approval of the selection of Ernst & Young LLP is not required by law, the Board of Directors believes that it is advisable to give our shareholders an opportunity to ratify this selection. If this proposal is not approved by our shareholders at the Annual Meeting, the Audit Committee will reconsider its selection of Ernst & Young LLP. Even if the selection of Ernst & Young LLP is ratified, the Audit Committee in its discretion may select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and our shareholders.

The Board of Directors recommends that shareholders vote “FOR” the ratification of the appointment of Ernst & Young LLP to serve as the Company’s independent registered public accounting firm for 2021.

Fees Paid to Independent Registered Public Accounting Firm

Aggregate fees for professional services rendered by our independent registered public accounting firm, Ernst & Young LLP, for 2019 and 2020 are set forth in the table below.

FEE CATEGORIES	FISCAL 2019 FEES	FISCAL 2020 FEES

Audit Fees (1)	$11,472,501	$10,628,572

Audit-Related Fees (2)	$6,580,370	$738,400

Tax Fees (3)	$5,898,327	$4,678,256

All Other Fees (4)	$0	$0

TOTAL FEES	$23,951,198	$16,045,228

(1)

Audit Fees consist of fees for the integrated audit of annual financial statements and internal control over financial reporting, reviews of quarterly financial statements, statutory audits, audit of captive insurance company, audit procedures associated with the adoption of new accounting standards, consents, review of documents filed with the SEC, and other services normally provided by the auditor in connection with statutory and regulatory filings or engagements.

(2)

Audit-Related Fees consist of fees billed for assurance and related services reasonably related to the performance of the audit or review of financial statements and internal control over financial reporting that are not reported under “Audit Fees” above, including employee benefit plan audits, due diligence related to acquisitions, and consultations concerning financial accounting and reporting standards. In addition, Audit-Related Fees included fees for audit services related to the separation of Fortive into two separate, publicly traded companies, including audit services associated with the corresponding filings with the SEC. Such fees were $0.6 million and $5.5 million in fiscal 2020 and 2019, respectively.

(3)

Tax Fees consist of fees billed for professional services for tax compliance, tax advice and tax planning. These services include assistance regarding federal, state and international tax compliance, assistance with tax reporting requirements and audit compliance, mergers and acquisitions tax diligence, and tax advice on international, federal and state tax matters. None of these services were provided under contingent fee arrangements. Tax compliance fees were $160,716 and $300,720 in fiscal 2020 and 2019, respectively. All other tax fees were $4.5 million and $5.6 million in fiscal 2020 and 2019, respectively. The fees for tax services related to the separation of Fortive into two separate, publicly traded companies were approximately $3.6 million and $4.1 million in fiscal 2020 and 2019, respectively.

(4)	All Other Fees consist of fees for products and services provided by Ernst & Young LLP, other than the services reported under “Audit Fees,” “Audit-Related Fees” or “Tax Fees” above.

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Proposal 2. Ratification of Independent Registered Public Accounting Firm

Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditors

Under its charter, the Audit Committee must pre-approve all auditing services and permitted non-audit services to be performed for the Company and its consolidated subsidiaries by our independent registered public accounting firm. To assure that the audit and non-audit services performed by the independent registered public accounting firm do not impair its independence, the Audit Committee establishes on an annual basis the Pre-Approval Policy of the Audit Committee (the “Policy”). The Policy outlines the scope of services that Ernst & Young LLP may provide to the Company. The Policy sets forth guidelines and procedures the Company must follow when retaining Ernst & Young LLP to perform audit, audit-related, tax and other services. The Policy also specifies certain non-audit services that may not be performed by Ernst & Young LLP under any circumstances. Pursuant to the Policy, the Audit Committee approves services to be provided by Ernst & Young LLP and fee thresholds within each of the service categories, and services within these thresholds are deemed pre-approved. Additional services and fees materially exceeding those thresholds require further pre-approval. Requests for specific pre-approvals may be considered by the full Audit Committee. In addition, the Audit Committee has delegated to the Chair the authority to grant specific pre-approvals. Any such pre-approvals are reported to the full Audit Committee at its next meeting. The Policy is evaluated and updated annually by the Audit Committee. The Audit Committee has pre-approved all amounts for 2020.

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Audit Committee Report

This report is not deemed to be “soliciting material” or to be “filed” with the SEC or subject to the SEC’s proxy rules or to the liabilities of Section 18 of the Securities Exchange Act of 1934, and shall not be deemed to be incorporated by reference into any prior or subsequent filing by Fortive Corporation under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent Fortive Corporation specifically incorporates this report by reference therein.

The Audit Committee has been appointed by the Board of Directors to assist the Board of Directors in the oversight of (i) the integrity of the Company’s financial statements, (ii) the Company’s compliance with legal and regulatory requirements, (iii) the qualifications and independence of the Company’s independent auditor, and (iv) the performance of the Company’s internal audit function and independent auditors. In addition, the Audit Committee reviews with management the Company’s risk assessment process and risk management policies. Furthermore, within the scope of its compliance oversight responsibilities, the Audit Committee reviews with management the Company’s major cybersecurity risk exposures and the steps management has taken to monitor and mitigate such exposures.

Each member of the Audit Committee meets the criteria for independence applicable to audit committee members under the Securities Exchange Act and the NYSE listing standards. Each member of the Audit Committee is financially literate within the meaning of the NYSE listing standards, and the Board of Directors has further determined that each member of the Audit Committee qualifies as an “audit committee financial expert” as that term is defined in Regulation S-K.

Management is responsible for the financial reporting process, including its internal control over financial reporting, and for the preparation of its consolidated and combined financial statements in accordance with accounting principles generally accepted in the United States (“GAAP”). The Company’s independent registered public accounting firm is responsible for performing an independent audit of the consolidated and combined financial statements, and expressing opinions on the conformity of the financial statements with GAAP.

The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the independent registered public accounting firm retained to audit the Company’s financial statements. Ernst & Young LLP had been retained by Danaher Corporation as the independent registered public accounting firm for the Company’s businesses prior to the separation of the Company from Danaher. In addition, Ernst & Young was first appointed by the Audit Committee as the Company’s independent registered public accounting firm concurrently with the Company’s separation from Danaher in 2016. The Audit Committee will interview and select any new lead audit engagement partner from Ernst & Young, which Ernst & Young will rotate every five years. In addition, the Audit Committee will also consider as part of its oversight whether to rotate the Company’s independent registered public accounting firm. After consideration of the independence and performance of the Company’s independent registered public accounting firm, the Audit Committee believes that the continued retention of Ernst & Young to serve as the Company’s independent registered public accounting firm is in the best interests of the Company and its shareholders. Consequently, the Audit Committee has appointed Ernst & Young as the Company’s independent registered public accounting firm for 2021.

The Audit Committee has reviewed and discussed with the Company’s management and with Ernst & Young (with and without management present) the audited consolidated and combined financial statements of the Company contained in the Company’s Annual Report on Form 10-K for year ended December 31, 2020 and the Company’s internal control over financial reporting. The Audit Committee has also discussed with Ernst & Young LLP the matters required to be discussed by applicable requirements of the Public Company Accounting Oversight Board and the SEC.

The Audit Committee has received and reviewed the written disclosures and the letter from Ernst & Young required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accounting firm’s communications with the Audit Committee concerning independence. The Audit Committee has discussed with Ernst & Young LLP its independence, including a review of both audit and non-audit fees, and considered the compatibility of non-audit services with maintaining Ernst & Young’s independence.

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Audit Committee Report

Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited consolidated and combined financial statements for the Company for the year ended December 31, 2020 be included in the Company’s Annual Report on Form 10-K for its fiscal year 2020 for filing with the Securities and Exchange Commission.

Audit Committee of the Board of Directors

Jeannine Sargent (Chair)

Rejji P. Hayes

Kate D. Mitchell

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Compensation Discussion and Analysis

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Compensation Discussion and Analysis

This Compensation Discussion and Analysis (“CD&A”) describes Fortive’s executive compensation philosophy and the pay program that we provided to our Named Executive Officers (“NEOs”) for 2020.

Named Executive Officers

Our NEOs for 2020 are listed below:

•	James A. Lico

President and Chief Executive Officer

•	Charles E. McLaughlin

Senior Vice President and Chief Financial Officer

•	Barbara B. Hulit

Senior Vice President

•	Stacey A. Walker

Senior Vice President – Human Resources

•	William W. Pringle

Senior Vice President*

* On March 12, 2021, Mr. Pringle resigned as the Company’s Senior Vice President for personal reasons.

Executive Summary

The Compensation Committee uses a deliberate and continuous process to ensure that our executive compensation philosophy and our executive compensation program reflect our unique identity, strategy and performance with the goal of creating long-term value for our shareholders and other stakeholders. With that in mind, our program and philosophy are designed to align with Fortive’s Business Strategy, Shared Purpose and Values, and Performance.

The Compensation Committee designed our 2020 executive compensation program based on the Design Consideration Factors that we describe on page 61 under “—Analysis of 2020 Executive Compensation-Design Consideration Factors.”

COVID-19 Update

Pay for Performance is a foundational pillar of the Compensation Philosophy adopted by our Compensation Committee.

The performance measures for the 2020 incentive-based compensation awards for our NEOs were established in February 2020 prior to the COVID-19 pandemic materially impacting the global economy. Although the COVID-19 pandemic had an adverse impact on the actual results:

•  No COVID-19 adjustments were made to either the performance targets or the actual results for the NEOs under our long-term or the short-term incentive plans, and the actual 2020 incentive-based compensation was determined without positive discretion being exercised in favor of the NEOs; and

•  The only adjustment made to the compensation of the NEOs in connection with the COVID-19 pandemic was a temporary reduction in base salary for all NEOs as part of the cost-saving actions taken by the Company in 2020.

As demonstrated during the challenges in 2020, our Compensation Committee views at-risk compensation for our NEOs as truly at-risk, even in the midst of a global pandemic.

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Compensation Discussion and Analysis

2020 Company Performance Highlights

Living Our Shared Purpose and Value - Essential Technology for the People Who Accelerate Progress

Because our shared purpose is why we are here, our shared purpose and our values remained unwavering and uncompromised during the challenges of 2020. The spirit of optimism and generosity embedded in our values guided our path in the midst of a global pandemic and enabled our employees and businesses to respond with nimbleness, innovation and integrity to progress our shared purpose for all our stakeholders. We have identified below a few highlights of how we put our values to work for our shareholders, employees, customers, and community during the challenges of 2020.

Customer Success Inspires our Innovation

Our innovation is inspired by the desire to enable the success of our customers. When the COVID-19 pandemic created new challenges for our healthcare customers, our teams viewed the challenges as an opportunity to care for our customers and our communities.

•

When our customers were facing shortages of critical N95 respirator masks to protect their frontline healthcare professionals, we secured emergency use authorization approvals globally for use of our STERRAD Systems to disinfect compatible single-use N95 respirator masks, tripling the usage lifespan of these masks that were dangerously in short supply. We also designed, produced, and donated face shields for those who were serving courageously in the front lines of COVID-19 response.

•

When our customers and our communities were in critical need of managing the supply of life-saving ventilators, we developed free predictive applications to enable hospitals to effectively manage replacement parts for ventilators. We also increased ventilator component manufacturing more than ten times to meet the demands of our customers and community. In addition, we provided gas flow analyzers to ensure ventilators deployed at healthcare facilities were functioning properly.

•

When our customers needed our assistance to create isolation rooms to reduce the risk of airborne transmission, we pivoted quickly to develop easy-to-install versions of our room pressure indicator product. By containing airborne pathogens in the room with the assistance of our room pressure indicators, our customers were able to reduce the risk of airborne transmission and quickly repurpose patient rooms into isolation rooms.

We Build Extraordinary Teams for Extraordinary Results

In addition to the actions we have taken to invest in our people at every level, as further described in “Corporate Governance – Human Capital Management,” our values guided how we cared for our teams during the challenges of the COVID-19 pandemic.

In the uncertainty that immediately followed the COVID-19 pandemic, we were guided by five key pillars in our response to our employees: Safety, Transparency, Empathy, Science and Employee Trust. The policies we implemented were guided with the safety of our employees, their families, our customers, and our communities as the number one priority, with our actions informed by data and expert public health guidance. The manner in which we considered and communicated our policies and actions were driven by the recognition of, and empathy for, the uncertainty, fear and real-life impact caused by the pandemic for our colleagues. With that in mind, we focused on being agile and transparent on what we were doing and why we were doing it while listening to ongoing feedback from our global teams and quickly making changes where needed. We did our best to accommodate the needs of our people as they managed through an incredibly difficult year personally and professionally.

Driven by our values, we:

•	Formed global and local response teams at every level to create hundreds of standard processes to share best practices and streamline communication to keep our employees safe and informed;

•	Acted quickly to limit and then stop business travel;

•	Ensured pay continuity for quarantine periods for our employees;

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Compensation Discussion and Analysis

•

Quickly made the decision to enable and then mandate remote work for those who were able to do so while ensuring that our essential manufacturing team members had the education, resources and support needed to stay safe on the job;

•	Created flexible shifts and schedules to accommodate childcare and other family or personal needs;

•	Provided subsidized childcare and other caregiver services as well as parental counseling;

•	Waived deductibles, co-pays, and co-insurance for COVID-19 testing or treatment as well as all virtual healthcare visits; and

•	Provided enhanced counseling and mental health coverage and services on a global basis.

In addition, we believe that creating inclusive places to work and diverse points of view are the lifeblood of innovation and growth and provide us with a strategic advantage. In 2020, we continued to make significant strides to reflect the needs, priorities, and experiences of our global team and strengthen our culture of inclusion and diversity. Our Board of Directors and our Compensation Committee oversee our Human Capital Management strategies, including our inclusion and diversity efforts. Our VP, Inclusion & Diversity works closely with our senior management and our Inclusion & Diversity Council, involving employees at every level in establishing a collaborative vision that will truly reflect the needs, priorities, and viewpoints of our diverse global team. The actions we have taken and the pillars that drive our Inclusion and Diversity efforts are further described in “Corporate Governance – Human Capital Management.”

We Compete for Shareholders

In September 2019, we announced our plan to separate Vontier Corporation, our former Industrial Technologies segment, into a separate, publicly-traded company. Our plan to separate Vontier reflected our conviction that the transaction would allow both Fortive and Vontier to benefit from increased focus on the specific growth and capital allocation opportunities for each company.

The subsequent capital market volatility and logistical complication presented by the COVID-19 pandemic did not alter our conviction that the separation would create strategic value for our shareholders, our employees and our customers. Leveraging the execution advantages provided by the tools of Fortive Business System and our consistent drive to compete for our shareholders, we quickly adapted our strategy to align with the economic and capital market conditions and completed the transformative separation of Vontier on October 9, 2020 by distributing 80.1% of the outstanding shares of Vontier to our shareholders. Furthermore, following the separation, we monetized the 19.9% ownership interest in Vontier we retained upon separation to reduce our outstanding debt in a tax-free manner. The separation and the subsequent disposition of the retained interest have provided Fortive with enhanced focus and fiscal flexibility to accelerate our pursuit of opportunities to further evolve our portfolio.

Kaizen is Our Way of Life

One of the key defining attributes of our company is our drive for continuous improvement. With FBS as our foundation, we embrace experimentation, learn from our successes and failures, grow as individuals and teams, and always seek to improve. Because FBS is embedded in our culture and our behavior, we instinctively applied our FBS mindset and toolkit to address the challenges presented to us by the COVID-19 pandemic.

Our FBS teams put kaizen into action and viewed the challenges as opportunities to innovate and enhance our FBS toolkits and approach. Our agile FBS teams created virtual leadership experiences, kaizens, and events like our virtual 2020 FBS Hackathon. We further enhanced our online FBS university, allowing our teams to deploy our FBS tools in a virtual environment, take FBS courses online, participate virtually in our FBS conferences, such as our 2020 Fortive Growth & Innovation Conference, and access the power of FBS from afar.

2021 Proxy Statement	53

Compensation Discussion and Analysis

Total Shareholder Return

2020 Company Performance Factor *

Adjusted EPS (1)	Free Cash Flow Conversion Ratio (2)

$3.06	116%

Target of $3.18	Target of 100%
WEIGHTING: 75%	WEIGHTING: 25%

Actual Company Performance Factor of 115.6%

*	Company Performance Factor is the primary financial measure for our 2020 annual incentive awards. Adjusted EPS and Free Cash Flow Ratio are defined on page 66.

(1)

In connection with the separation of Vontier from Fortive and the treatment of Vontier as discontinued operations following the separation, the target Adjusted EPS metric for 2020 was designed to reflect the exclusion of contribution by Vontier for the fourth quarter of 2020.

(2)

When establishing the metrics and targets for the 2020 annual incentive awards, the Compensation Committee designated Adjusted Net Income, instead of the GAAP Net Income, as the denominator for calculating the Cash Flow Conversion ratio metric for the Company Financial Factor. The change was made to align the Free Cash Flow Conversion ratio metric used in the Company Financial Factor with the Cash Flow Conversion ratio measure disclosed by the Company to its investors.

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Compensation Discussion and Analysis

Compensation Philosophy

Our compensation philosophy is aligned with building long-term value for our shareholders and other stakeholders, with our executive compensation program designed to:

Attract, Recruit & Retain Recruit, retain, and motivate talented, high-quality leaders with a passion for creativity, innovation, continuous improvement, and customer experience

Be Competitive Deliver a total pay opportunity that is competitive in the market

Align with Business Strategy Focus our incentive compensation programs on performance that leads to sustained shareholder value creation, consistent with our business strategy

Pay for Performance With a culture of high expectations, set, achieve, and reward both short-term and long-term performance

Align with Shareholders Place a strong emphasis on long-term, equity-based compensation to align interests of our executive officers with those of our shareholders

Elements of Executive Compensation

Consistent with our executive compensation philosophy, the Compensation Committee adopted a program in 2020 that emphasizes equity-based compensation with long-term vesting requirements and is dependent on long-term company performance, as follows:

	BASE SALARY	ANNUAL INCENTIVE COMPENSATION	STOCK OPTIONS	RESTRICTED STOCK UNITS (“RSUs”)	PERFORMANCE STOCK UNITS (“PSUs”)
Form of Compensation	Cash		Equity
Performance Timing	Near-Term Emphasis		Long-Term Emphasis
Compensation Period	N/A	Annual Performance	5 years	5 years	3 years with an additional 2 year holding Period
Key Performance Measures	N/A	Annual Financial, Operational and Individual Performance	Stock Price Appreciation	Annual Financial Performance and Stock Price Appreciation	Multi-Year Relative Total Shareholder Return and Stock Price Appreciation
Determination of Performance-Based Payouts	N/A	Formulaic + Discretion	N/A	Formulaic	Formulaic

In connection with overall employee recruitment and retention efforts, the Compensation Committee, with the assistance of the independent compensation consultant, assessed the market practices of peer group companies and other companies in industries aligned with the evolution of the Company’s portfolio. Based on market comparisons and beginning with equity grants made in 2021, the Compensation Committee has adopted a default vesting period for options and RSUs at four years and has reduced the additional holding period for PSUs to one year following the three-year performance period. This approach strikes a balance between maintaining compensation programs that have retention elements and being aligned with general market practices.

2021 Proxy Statement	55

Compensation Discussion and Analysis

2020 Compensation Mix

Our executive compensation program emphasizes performance-based compensation that aligns compensation with the creation of long-term value for our shareholders. As shown below, the significant majority of our 2020 executive compensation was performance-based (90.0% for the CEO and an average of 80.2% for our other NEOs). See “Executive Compensation Tables —2020 Summary Compensation Tables” for additional details.

2020 Compensation Mix from the Summary Compensation Tables

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Compensation Discussion and Analysis

Our Compensation Governance Practices

WHAT WE DO	WHAT WE DON’T DO

Core Executive Compensation Principles Designed to Promote Alignment with the Interest of Shareholders and Other Stakeholders

Performance Measures Aligned with Business Objectives

Pay for Performance

Maintain Stock Ownership Requirements (Including Multiple of Five Times Base Salary for the CEO)

Maintain a Compensation Recoupment Policy

Maintain Long Vesting for Equity Awards

Require Minimum Vesting Schedule under our Equity Plan

Monitor for Risk-Taking Incentives

Engage an Independent Compensation Consultant

Limit Perquisites

No Excise Tax Gross-Ups

No “Single-Trigger” Change-of-Control Severance Benefits or Change-of-Control Equity Vesting

No Pledging of our Common Stock by Executive Officers

No Hedging Transactions by Executive Officers

No Evergreen Provision in Stock Incentive Plan

No Repricing of Stock Options

No Liberal Share Recycling under Stock Incentive Plan

No Liberal Definition of Change-of-Control

No Defined Benefit Plans for Executive Officers

No Delivery of Payment of Dividends on Unvested Equity Awards

2021 Proxy Statement	57

Compensation Discussion and Analysis

Aligning Compensation with Our Business Strategy

The Fortive Formula

The foundation of our business strategy is built on the continued execution of the Fortive Formula.

Our executive compensation program was designed to align the compensation measures to the execution of our business strategy. As such, the core metrics underlying the Fortive Formula, including earnings per share, free cash flow, core revenue growth, operating margin expansion and return on invested capital, are embedded in our executive compensation programs.

Human Capital Management

Empowering our talented global team to contribute in meaningful ways is a critical component of our strategy and success, as reflected in the incorporation of human capital management in the personal performance factor for each of our NEOs. Each of our executive officers, including the NEOs, has a dedicated pillar within the personal performance factor for building extraordinary teams, with focus on succession planning, inclusion and diversity, employee development and employee experience.

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Compensation Discussion and Analysis

Aligning Compensation with Our Shared Purpose and Values

We designed our incentive compensation program with the goal of translating our Shared Purpose and Values into action by each of our executive officers.

•  We seek out talented, curious people with
a passion for creativity, innovation, continuous improvement, and customer experience.

•  We apply creativity and rigor to breakthrough products, services and processes.

•  Kaizen, or continuous improvement, is
the foundation of our culture and fuels
our passion for finding a better way.

•  We build our businesses to attract and retain
long-term shareholders and employees.

As we describe below in “-Annual Incentive Awards – Personal Performance Factor,” the personal performance goals for our incentive compensation program are anchored in the Values underlying our Shared Purpose. For example, the Compensation Committee established the following personal performance measures for Mr. Lico, our President and CEO, each of which is anchored in one of the Values:

2021 Proxy Statement	59

Compensation Discussion and Analysis

Consideration of 2020 Say-on-Pay Vote and Shareholder Engagement

Our shareholders approved the 2020 advisory say-on-pay resolution on our 2019 executive compensation with 96.7% favorable support. In addition, during the fourth quarter of 2020, we reached out to shareholders who beneficially own in the aggregate approximately 50% of our outstanding shares to solicit their input on, among other matters, our executive compensation practices. The input from our shareholders is an important consideration in the Compensation Committee’s evaluation of opportunities to make further enhancements to our executive compensation program.

Executive Compensation Decision-Making and Oversight

Decisions and Oversight

We summarize the allocation of responsibilities for executive compensation decisions in the table below:

Compensation Committee	• Determines our compensation program and policies for our executive officers; and • Approves the compensation levels applicable to our executive officers

Board of Directors and Management

•  The Compensation Committee consults the Board of Directors, the CEO, the SVP of Human Resources, and other members of management as the Committee evaluates performance of, and establishes the compensation program and policies for, our executive officers

Independent Compensation Consultant	• Provides counsel and guidance to the Compensation Committee concerning our compensation levels and our compensation programs; and • Reports directly to the Compensation Committee

The Compensation Committee engaged Pearl Meyer in 2020 as its independent compensation consultant to provide counsel and guidance to the Compensation Committee in the design of our 2020 and 2021 executive compensation program. The Compensation Committee assessed the independence of Pearl Meyer in accordance with the NYSE Listing Standards and applicable SEC regulations and concluded that the firm’s work did not raise any conflict of interest.

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Compensation Discussion and Analysis

Analysis of 2020 Executive Compensation

Design Consideration Factors

In designing our executive compensation program, the Compensation Committee considered the factors listed below with input and guidance from the independent compensation consultant and guided by our overall compensation philosophy. We refer to these factors as the Design Consideration Factors:

The Competitive Landscape for Executive Talent

The Compensation Committee considered the competitive demand for executive talent in light of our historical performance, our portfolio evolution and our executive officers’ prior success in executing our business strategies and leveraging the Fortive Business System. While the Compensation Committee did not target a specific competitive position versus the market in determining the compensation of our executive officers, how our executive compensation package compares to those of our peer group companies as well as how our overall compensation program aligns with our portfolio strategy were important factors in the design of our 2020 compensation program.

The Company’s and Individual Executive’s Performance

The Compensation Committee considered the performance of Fortive, the executive officers’ respective roles and their contributions to our performance. As such, the program includes “at-risk” elements that appropriately motivate and reward executive officers for our continued high performance and align them with the goal of long-term value creation for our shareholders.

An Executive Officer’s Potential to Assume Additional Leadership Responsibility, including for Succession Planning

In designing individual compensation for each executive officer, the Compensation Committee considered the historical performance of such executive officer, readiness of such executive officer to assume greater leadership responsibility, and the ability to execute on succession planning.

The Relative Complexity and Importance of the Executive Officer’s Position within Fortive

The Compensation Committee considered the importance of pay equity among the executive officers based on the relative complexity and importance of the position and each executive officer’s historical performance, tenure and leadership potential.

Based on the Design Consideration Factors noted above, the Compensation Committee established each executive officer’s total target compensation for 2020. After establishing each executive officer’s total target compensation, the Compensation Committee then allocated the total target compensation amount among each of the elements of compensation described below.

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Compensation Discussion and Analysis

Elements of Compensation – At a Glance

The Compensation Committee believes that, while fixed compensation is important to provide a stable source of income, executive compensation should primarily be performance-based, with a bias toward long-term incentive compensation in the form of equity awards. The following table sets forth the four elements of our compensation program:

ELEMENT	FORM OF COMPENSATION	PRIMARY OBJECTIVES	COMPENSATION PHILOSOPHY

Base Salary	Cash	• Help attract and retain executive talent. • Provide stable source of income. • Recognize day-to-day role and scope of responsibility.

Annual Incentive Compensation	Cash	• Align compensation with business strategy. • Reward annual performance on key operational and financial measures. • Motivate and reward high individual performance.

Long-Term Incentive Compensation	• Stock Options • RSUs • PSUs

•  Drive sustainable performance that delivers long-term value to shareholders.

•  Help retain executive talent through an extended vesting schedule.

•  Incentivize strong return on invested capital.

•  Align the interest of the executive with those of the shareholders.

Other Compensation	Employee Benefit Plans; Perquisites; Severance Benefits	• Provide competitive compensation at an actual cost to the company lower than the perceived value to the executives.

ATTRACT, RECRUIT & RETAIN	COMPETITIVE	ALIGNMENT WITH BUSINESS STRATEGY	PAY FOR PERFORMANCE	ALIGNMENT WITH SHAREHOLDERS

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Compensation Discussion and Analysis

Peer Group Compensation Analysis

The Compensation Committee believes it is important to clearly understand the relevant market for executive talent to inform its decision-making and ensure that our executive compensation program supports our recruitment and retention needs. In designing the 2020 compensation program, the Compensation Committee worked with Pearl Meyer to assess the competitiveness of our executive compensation practices using a peer group of the companies listed below, which we refer to as the peer group. The Compensation Committee intends to periodically review compensation data for the peer group derived from publicly-filed proxy statements and available compensation survey data.

3M Company	Dover Corp.	Rockwell Automation Inc.

Ametek Inc.	Honeywell International Inc.	Roper Technologies, Inc.

Amphenol Corporation	IDEX Corporation	Stanley Black & Decker, Inc.

Autodesk, Inc.	Illinois Tool Works Inc.	Synopsys Inc.

Citrix Systems, Inc.	Mettler-Toledo International Inc.

Danaher Corp.	PTC Inc.

The Compensation Committee selected companies for inclusion in this peer group based on the following criteria:

•	membership in the S&P 1500 composite index;

•	the similarity of their industry classification to the Company’s classification;

•	the strength of their financial performance over multiple years, including growth in revenue, income, and total shareholder return (“TSR”);

•	the extent to which they compete with the Company for executive talent and for investors; and

•	general comparability of key size measures, primarily revenue and market capitalization.

The Compensation Committee does not rely solely on data from the peer group in establishing the compensation for our executive officers. Furthermore, the Compensation Committee does not target a specific competitive position versus the market in determining the compensation of our executive officers because, in light of our diverse mix of businesses, it believes strict benchmarking against a selected group of companies would not provide a meaningful basis for establishing compensation. While the Compensation Committee considers the data from the peer group helpful in assessing our competitive position, it also refers to other resources, including public compensation data for other potential competitors for executive talent. The Compensation Committee considers peer group and competitor pay, alongside our pay for performance and long-term value creation objectives, in determining the compensation for our executive officers that best aligns compensation with the interests of our stakeholders.

Elements of Compensation – In Detail

Base Salaries

COVID-19 Update

Consistent with the cost saving actions undertaken by the Company in 2020 in response to the COVID-19 pandemic, Mr. Lico reduced his base salary by 30%, and the other executive officers reduced their respective base salaries by 15%, in each case, from May 15, 2020 to December 27, 2020.

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Compensation Discussion and Analysis

The 2020 base salaries for the NEOs, reflecting the reduction in base salary noted above from the original target compensation established in February 2020, were as follows:

EXECUTIVE OFFICER	2020 ACTUAL BASE SALARY	2020 TARGET BASE SALARY(1)	2019 TARGET BASE SALARY

James A. Lico	$896,936	$1,100,000	$1,100,000

Charles E. McLaughlin	$626,507	$700,000	$667,013

Barbara B. Hulit	$560,736	$617,753	$617,753

William W. Pringle	$530,150	$584,064	$584,064

Stacey A. Walker	$508,465	$575,000	$525,000

(1)	Prior to the voluntary temporary reduction related to COVID-19.

Determination of the 2020 Base Salaries

Prior to the pay reduction effected in connection with the COVID-19 pandemic, the Compensation Committee initially approved a modest market-based increase in base salaries for Mr. McLaughlin of 5% and Ms. Walker of 10% after considering their respective roles and responsibilities and the compensation data of our peer group.

However, after taking into account the pay reduction adopted by the Compensation Committee in connection with the COVID-19 pandemic, the base salary for the each of the NEOs decreased on a year over year basis as noted above.

Annual Incentive Awards

We provide annual incentive awards to our NEOs under our Executive Incentive Compensation Plan. The Executive Incentive Compensation Plan provides cash bonuses to participants based on the achievement of annual performance measures relating to our business and the participant’s personal performance.

2020 Annual Incentive Award Target Award Percentage

The Compensation Committee granted a performance-based 2020 annual incentive award to each of the NEOs, with the target award expressed as the following percentage of the corresponding target base salary prior to voluntary reduction related to the COVID-19 pandemic. The actual payout was determined based on achievement of the performance goals described under “—Determination of the Actual 2020 Annual Incentive Award Payout.”

EXECUTIVE OFFICER	2020 TARGET AWARD PERCENTAGE	2019 TARGET AWARD PERCENTAGE

James A. Lico	185%	180%

Charles E. McLaughlin	125%	125%

Barbara B. Hulit	90%	80%

William W. Pringle	90%	85%

Stacey A. Walker	85%	80%

Determination of the 2020 Annual Incentive Award Target Percentage

The Compensation Committee elected to increase the target award percentage for Mr. Lico by 5% for 2020 based on market analysis, retention considerations, and overall performance consideration. In addition, the Compensation Committee increased the target award percentage for Ms. Hulit by 10% and Mr. Pringle and Ms. Walker by 5% for 2020 based on market analysis, input from its independent compensation consultant, and pay equity considerations among executive officers with comparable performances and responsibilities.

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Compensation Discussion and Analysis

Determination of the Actual 2020 Annual Incentive Award Payout

Each executive officer is eligible for a bonus equal to his or her target base salary multiplied by his or her target award percentage multiplied by the Composite Performance Factor (which was the sum of the Company Performance Factor (weighted 60%) and the Personal Performance Factor (weighted 40%)). We further describe each element of the 2020 performance formula below:

Company Performance Factor

COVID-19 Update

Although the Company Performance Factor targets were established in February 2020 without taking into account the impact of COVID-19 and despite the negative adverse impact the COVID-19 pandemic had on actual performance, no adjustments were made to either the performance targets or the actual results for the NEOs, and the actual 2020 annual incentive award payout for the NEOs were determined without positive discretion being exercised in favor of the NEOs.

Update to Company Performance Factor in 2020 and 2021

Incentivizing strong return on invested capital continues to be an important component of our compensation strategy. However, in anticipation of the separation of Vontier and the significant variable impact the timing of the separation would have on the Return on Invested Capital (“ROIC”) metric, the Compensation Committee removed ROIC from the 2020 Company Performance Factor and instead increased the weighting of each of Adjusted EPS and Free Cash Flow Conversion Ratio by 5% to 75% and 25%, respectively.

In addition, in connection with the separation of Vontier from Fortive and the treatment of Vontier as discontinued operations following the separation, the target Adjusted EPS metric for 2020 was designed to reflect the exclusion of contribution by Vontier for the fourth quarter of 2020. Moreover, starting in 2020, the Compensation Committee designated Adjusted Net Income, instead of the GAAP Net Income, as the denominator for calculating the Cash Flow Conversion Ratio metric for the Company Financial Factor. The change was made to align the Free Cash Flow Conversion Ratio metric used in the Company Financial Factor with the Free Cash Flow Conversion Ratio measure disclosed by the Company to its investors.

For 2021, the Compensation Committee considered that, based on the long-term strategic nature of the ROIC measure, the ROIC measure is more appropriate as a performance measure for long-term incentive compensation than for annual incentive compensation. As a result, starting in 2021, the Company has adopted Core ROIC as the performance measure for the Restricted Stock Unit awards and has replaced ROIC with Core Revenue Growth as a performance measure for the Annual Incentive Award, with Adjusted EPS, Free Cash Flow Conversion Ratio and Core Revenue Growth representing 60%, 20% and 20%, respectively, of the Company Financial Factor.

2021 Proxy Statement	65

Compensation Discussion and Analysis

2020 Company Performance Factor Determination

As noted above, the Company Performance Factor for 2020 was based on the two financial measures described below. For each of the measures, the Compensation Committee established threshold, target and maximum levels of performance, as well as a payout percentage curve that relates each level of performance to a payout percentage, as follows:

	ADJUSTED EPS (1)			FREE CASH FLOW CONVERSION RATIO (“FREE CASH FLOW RATIO”) (2)
PERFORMANCE LEVEL	PAYOUT PERCENTAGE	PERFORMANCE		PAYOUT PERCENTAGE	PERFORMANCE

Maximum	200%		$3.50	200%	115%

Target	100%		$3.18	100%	100%

Threshold	50%		$2.70	50%	85%

Below Threshold	0%	<$	2.70	0%	<85%

(1)

Solely for the purposes of the Company Performance Factor in 2020, “Adjusted EPS” means fully diluted earnings per share on a continuing operations basis for the fiscal year ended December 31, 2020 as determined pursuant to GAAP, but (i) including the fully diluted earnings per share contributed from the former Industrial Technologies segment prior to the separation of Vontier, (ii) excluding on a pretax basis amortization of acquisition-related intangible assets, (iii) excluding on a pretax basis acquisition and other transaction costs deemed significant, (iv) excluding on a pretax basis the effect of deferred revenue and inventory fair value adjustments related to significant acquisitions, (v) excluding on a pretax basis the effect of losses from the Company’s equity method investments, (vi) excluding unrealized gain on our retained investment in Vontier, (vii) excluding on a pretax basis the non-cash interest expense associated with our 0.875% Convertible Senior Notes due 2022, (viii) excluding on a pretax basis the cost incurred pursuant to discrete restructuring plans that are fundamentally different (in terms of the size, strategic nature, and planning requirements, as well as the inconsistent frequency of such plans), from ongoing productivity improvements, (ix) excluding on a pretax basis gain on disposition of assets, (x) excluding non-cash tax expense adjustment resulting from separation of Vontier, excluding discrete tax and other tax-related adjustments resulting from internal reorganizations effectuated in connection with the pending separation of Vontier, and (xi) excluding the provisional tax effect of the adjustments identified in clauses (ii-ix) above

(2)

“Free cash flow” means cash provided by operating activities during the fiscal year ended December 31, 2020 as determined pursuant to GAAP less payments for additions to property, plant and equipment, “Adjusted Net Income” means, net income for the fiscal year ended December 31, 2020 as determined pursuant to GAAP, but (i) including net income contributed from the former Industrial Technologies segment prior to the separation of Vontier, (ii) excluding on a pretax basis amortization of acquisition-related intangible assets, (iii) excluding on a pretax basis acquisition and other transaction costs deemed significant, (iv) excluding on a pretax basis the effect of deferred revenue and inventory fair value adjustments related to significant acquisitions, (v) excluding on a pretax basis the effect of losses from the Company’s equity method investments, (vi) excluding unrealized gain on our retained investment in Vontier, (vii) excluding on a pretax basis the non-cash interest expense associated with our 0.875% Convertible Senior Notes due 2022, (viii) excluding on a pretax basis the cost incurred pursuant to discrete restructuring plans that are fundamentally different (in terms of the size, strategic nature, and planning requirements, as well as the inconsistent frequency of such plans), from ongoing productivity improvements, (ix) excluding on a pretax basis gain on depositing assets, (x) excluding non-cash tax expense adjustment resulting from separation of Vontier, excluding discrete tax and other tax-related adjustments resulting from internal reorganizations effectuated in connection with the pending separation of Vontier, and (xi) excluding the provisional tax effect of the adjustments identified in clauses (ii-ix) above, and “Free cash flow conversion ratio” means the ratio of such free cash flow measure to Adjusted Net Income.

The payout percentages for performance between threshold and target, or between target and maximum, respectively, were determined by linear interpolation. Following the end of 2020, we calculated the Company Performance Factor as follows:

	2020 COMPANY PERFORMANCE FACTOR MATRIX
MEASURE*	TARGET PERFORMANCE LEVEL	ACTUAL PERFORMANCE LEVEL	PAYOUT % (BEFORE WEIGHTING)	WEIGHTING OF MEASURE	WEIGHTED PAYOUT%

Adjusted EPS	$3.18	$3.06	87.5%	75%	65.6%

Free Cash Flow Conversion Ratio	100%	116%	200%	25%	50.0%

	Actual Company Performance Factor				115.6%

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Compensation Discussion and Analysis

Personal Performance Factor

On an annual basis, the Compensation Committee establishes performance goals for each NEO, with such goals designed to align each NEO’s performance objectives with the Company’s overall strategic initiatives. In determining the Personal Performance Factor for the corresponding fiscal year for an NEO, the Compensation Committee takes into account the individual’s execution against his or her performance goals, while also considering the individual’s overall performance, the contribution of such individual to the Company’s results and the individual’s demonstrated leadership behavior in alignment with the Company’s core values. Following such assessment, the Compensation Committee exercises its judgment in assigning for each executive officer a Personal Performance Factor between 0% and 200%.

The following tables summarize the personal performance goals the Compensation Committee established for each NEO for the purpose of determining the corresponding Personal Performance Factor for 2020:

       James A. Lico

We build extraordinary teams for extraordinary results	Customer success inspires our innovation	Kaizen is our way of life	We compete for shareholders

Qualitative and quantitative performance relating to improvement of overall organization strength, including talent acquisition, inclusion and diversity, succession planning for the leadership team, recruiting leaders with expertise in software and healthcare, employee engagement, and employee performance enablement.

	Qualitative and quantitative performance relating to innovation and technological advancement strategies.	Qualitative and quantitative performance relating to leveraging and incorporating best practices in software development into FBS.

Evolution of the portfolio and development of internal capabilities in alignment with segment and technology strategy, execution of the Vontier separation and performance in terms of core revenue growth, core operating margins, free cash flow and integration of prior acquisitions.

       Charles E. McLaughlin

We build extraordinary teams for extraordinary results	Customer success inspires our innovation	Kaizen is our way of life	We compete for shareholders
Qualitative and quantitative
performance relating to
improvement of financial
organization strength,
including talent acquisition, talent development, diversity, employee experience, succession development, and talent capability related to portfolio evolution.

Qualitative and quantitative
performance relating to
effective capital deployment against strategic targets and acquisition integration, development of strategic initiatives to improve long term performance of the portfolio and increase long term performance by executing acquisition, Vontier separation, and return on investments on prior acquisitions.

		Qualitative performance relating to utilization of FBS for the development and execution of strategies relating to supply chain and logistics.	Performance in terms of core revenue growth, operating profit margin, free cash flow, recurring revenue, and integration of prior acquisitions.

2021 Proxy Statement	67

Compensation Discussion and Analysis

       Barbara B. Hulit

We build extraordinary teams for extraordinary results	Customer success inspires our innovation	Kaizen is our way of life	We compete for Shareholders

Qualitative and quantitative
performance relating to
improvement of segment
organization strength,
including talent acquisition, talent development, diversity, employee experience, succession development and planning, and talent capability and recruitment related to senior leadership roles at key operating companies within segment.

	Performance related to innovation and key product developments in the segment.	Qualitative and quantitative performance relating to executing on revenue growth opportunities and expanding and scaling our innovation and data analytic platforms.	Consolidated financial performance in terms of core revenue growth, operating profit margin, and working capital in the segment.

       William W. Pringle

We build extraordinary teams for extraordinary results	Customer success inspires our innovation	Kaizen is our way of life	We compete for shareholders

Qualitative and quantitative
performance relating to
improvement of segment
organization strength,
including talent acquisition, talent development, diversity, employee experience, succession development and planning, and talent capability and recruitment related to senior leadership roles at key operating companies within segment.

	Qualitative and quantitative performance relating to effective capital deployment to increase long term performance by executing acquisition, integration, strategic initiatives, and financial performance of prior acquisitions in the segment.	Qualitative and quantitative performance relating to organic growth, internal innovation and growth accelerator efforts, and execution of portfolio and businesses strategies with the segment.	Consolidated financial performance in terms of core revenue growth, operating profit margin, and working capital in the segment.

       Stacey A. Walker

We build extraordinary teams for extraordinary results	Customer success inspires our innovation	Kaizen is our way of life	We compete for shareholders

Qualitative and quantitative
performance relating to
talent strength and internal communication within the organization and within the HR function, including talent development, diversity, employee engagement, culture, retention, succession planning, employee development, and successful launch of Vontier.

Qualitative and quantitative
performance relating to effective integration of culture and FBS for newly acquired companies, online training and development platform, and accelerated leadership development within the organization.	Qualitative and quantitative performance relating to launch, deployment and adoption across the organization of new HCM platform.	Qualitative and quantitative
performance relating to
CEO and other executive succession planning, leadership succession planning within operating companies, and recruitment and retention aligned with portfolio strategy.

Based on such considerations, the Compensation Committee assigned a Personal Performance Factor of 150.0% for Mr. Lico. With respect to the non-CEO NEOs, the average Personal Performance Factor that the Compensation Committee assigned was 142.5%.

The payout percentages and corresponding Composite Performance Factor resulted in the payouts set forth in the 2020 Summary Compensation Table.

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Compensation Discussion and Analysis

Annual Long-Term Incentive Awards

Determination of the Target 2020 Annual Equity Awards

After determining the year over year increase in the total target compensation for the NEOs based on the Design Consideration Factors, the Compensation Committee set the following 2020 target dollar values for the NEOs’ equity awards. The year over year increases in the target dollar value of the NEOs’ equity awards reflect the Compensation Committee’s determination to allocate more of any increase in total target compensation to equity awards with a long vesting schedule. Furthermore, in determining the 2020 target dollar values for the NEOs’ equity awards, the Compensation Committee considered the completed and pending transactions, execution of business strategies, and assumption of additional responsibilities in connection with the resegmentation of the businesses.

EXECUTIVE OFFICER	2020 TARGET DOLLAR VALUE (1)	2019 TARGET DOLLAR VALUE (1)	YEAR OVER YEAR INCREASE (1)

James A. Lico	$11,000,000	$10,000,000	10.0%

Charles E. McLaughlin	$3,150,000	$2,650,000	18.9%

Barbara B. Hulit	$1,650,000	$1,500,000	10.0%

William W. Pringle	$1,700,000	$1,550,000	9.7%

Stacey A. Walker	$1,500,000	$1,375,000	9.1%

(1)

The target dollar values of the equity grants noted above do not reflect the valuations computed in accordance with Accounting Standards Codification Topic 718 (“ASC 718”). Instead, based upon the target dollar value of equity awards and the allocation of form of equity awards noted below, the actual number of RSUs and target number of PSUs granted was determined by dividing the corresponding allocation of the dollar value by the 20-day average of the closing price of our common stock as of the grant date (“20 Day Average”) and the actual number of stock options granted was determined by dividing the corresponding allocation of the dollar value by one-third of the 20 Day Average. Additional details on amounts of the 2020 equity grants to all of our NEOs are shown in “Executive Compensation Tables—Fiscal 2020 Grants of Plan-Based Awards.”

In addition, the Compensation Committee allocated the 2020 equity awards for the NEOs as follows, reflecting further emphasis on the performance-based element of long-term compensation for all executive officers:

ANNUAL EQUITY AWARD TYPE AND PROPORTION

Update to 2021 Equity Award Allocation

In 2021, the Compensation Committee considered the market trends in relevant industries on allocation of equity awards to executive officers as well as the discussions on our equity award allocation with certain of our investors during our annual shareholder engagement. Based on those considerations, in 2021, the Compensation Committee reduced the allocation of stock options from 50% to 35% and increased the allocation of PSUs and RSUs from 25% and 25% to 35% and 30%, respectively.

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Compensation Discussion and Analysis

Special Retention Equity Awards

Based on the increasing competition for executive talent, the potential retention considerations as a result of increasing third-party recruitment efforts of our senior leaders, extraordinary performance, pay equity considerations and additional responsibilities assumed by Ms. Walker, and recommendations from the Compensation Committee’s independent compensation consultant in light of market conditions, the Compensation Committee awarded to Ms. Walker the following special retention equity award in February 2020, with 25% of the grant in the form of RSUs, 25% in the form of PSUs and 50% in stock options.

EXECUTIVE OFFICER	2020 TARGET DOLLAR VALUE (1)

Stacey A. Walker	$1,000,000

(1)

The target dollar value of the equity grant noted above does not reflect the valuations computed in accordance with ASC 718. Instead, based upon the target dollar value of the equity awards and the allocation of the forms of equity award noted below, the actual number of RSUs granted was determined by dividing the corresponding allocation of the dollar value by the 20 Day Average and the actual number of stock options granted was determined by dividing the corresponding allocation of the dollar value by one-third of the 20 Day Average. Additional details on amounts of the 2020 equity grants to all of our NEOs are shown in “Executive Compensation Tables—Fiscal 2020 Grants of Plan-Based Awards.”

SPECIAL RETENTION EQUITY AWARD TYPE AND PROPORTION

Key Terms of Equity Awards

The key terms of the different equity award types that we granted to the executive officers in 2020 are as follows:

FORM OF AWARD	KEY TERMS

Stock Options

•  Ratable vesting, with respect to Mr. Lico, on 4th and 5th anniversaries of grant and, with respect to all other executive officers, on 3rd, 4th, and 5th anniversaries of grant.

•  Exercise price based on the closing price on grant date.

RSUs

•  Ratable vesting, with respect to Mr. Lico, on 4th and 5th anniversaries of grant and, with respect to all other executive officers, on 3rd, 4th, and 5th anniversaries of grant.

•  Incremental RSUs above the “base” number of RSUs contingent on achievement of the Company Performance Factor as described below.

PSUs	• Contingent on Fortive’s relative TSR versus S&P 500 over a three-year performance period as described below. • Earned shares are subject to two-year holding requirement.

In connection with overall employee recruitment and retention efforts, the Compensation Committee, with the assistance of the independent compensation consultant, assessed the market practices of peer group companies and other companies in industries aligned with the evolution of the Company’s portfolio. Based on market comparisons and beginning with equity grants made in 2021, the Compensation Committee has adopted a default vesting period for options and RSUs at four years, with options and RSUs vesting 50% on each of the third and fourth anniversary of the grant, and has reduced the additional holding period for PSUs to one year following the three-year performance period.

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Compensation Discussion and Analysis

RSU Performance Measures

The actual number of RSUs that were eligible to be earned under the RSU awards granted to the NEOs in 2020 was based on the 2020 Company Performance Factor, with no incremental RSUs payable above the base number of RSUs for actual Company Performance Factor below 110% of the target Company Performance Factor. Based on the Company Performance Factor of 115.6% of target, the incremental RSUs earned above the base number of RSUs were as follows:

EXECUTIVE OFFICER	“BASE” RSUS (1)	POTENTIAL INCREMENTAL PERFORMANCE-BASED RSUS (2)	ACTUAL 2020 COMPANY PERFORMANCE FACTOR	TOTAL INCREMENTAL PERFORMANCE- BASED RSUS IN 2020

James A. Lico	42,952	21,476	115.6%	3,350

Charles E. McLaughlin	12,299	6,150	115.6%	959

Barbara B. Hulit	6,447	3,224	115.6%	503

William W. Pringle	6,640	3,320	115.6%	518

Stacey A. Walker (3)	9,768	4,884	115.6%	762

(1)	“Base” RSUs are payable subject to time-vesting requirement irrespective of the Company Performance Factor.

(2)

The incremental performance-based RSUs are determined by linear interpolation between 5% and 50% of the Base RSUs for Company Performance Factor between 110% and 200% of target (with 50% maximum incremental performance-based RSUs for Company Performance Factor at or above 200% of target). No incremental performance-based RSUs are payable for Company Performance Factor below 110% of target.

(3)	Includes special retention equity award granted in 2020.

For the 2021 RSU Performance Measure, the Compensation Committee has replaced Company Performance Factor with a core ROIC measure because the Compensation Committee determined that a ROIC measure, which reflects return on investment and which had previously been incorporated into the performance measure for the annual incentive award, was more appropriate to measure performance for long-term performance awards.

PSU Performance Measures

The actual payout for the PSU awards granted in 2020 will be based on the following performance over a three-year period against the following relative total shareholder return performance targets:

RELATIVE TSR PERCENTILE—S&P 500 INDEX	PSU PAYOUT PERCENTAGE (1)

≥75%	Maximum—200%

55%	Target—100%

35%	Threshold—50%

<35%	0%

(1)

The payout percentages for performance between threshold and target, or between target and maximum, respectively, would be determined by linear interpolation. However, if Fortive’s absolute TSR performance for the period were negative, then a maximum of 100% of the target PSUs would vest (regardless of how strong Fortive’s performance was on a relative basis), and if Fortive’s absolute TSR performance for the period were positive, then a minimum of 25% of the target PSUs would vest.

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Compensation Discussion and Analysis

Performance Share Units Earned for 2018-2020 Performance

PSUs granted in February 2018 (“2018 PSUs”) to the NEOs were based on performance goals during the three-year periods ended December 31, 2020 and payout percentages as follows:

RELATIVE TSR PERCENTILE—S&P 500 INDEX	PSU PAYOUT PERCENTAGE (1)

≥75%	Maximum—200%

55%	Target—100%

35%	Threshold—50%

<35%	0%

(1)

The payout percentages for performance between threshold and target, or between target and maximum, respectively, would be determined by linear interpolation. However, if Fortive’s absolute TSR performance for the period were negative, then a maximum of 100% of the target PSUs would vest (regardless of how strong Fortive’s performance was on a relative basis), and if Fortive’s absolute TSR performance for the period were positive, then a minimum of 25% of the target PSUs would vest.

Our Compensation Committee determined that the relative total shareholder return percentile with respect to the S&P 500 Index and corresponding payout percentages and shares earned were as follows for the 2018 PSUs. The shares earned by the NEOs under the 2018 PSUs are subject to an additional two-year holding period following the end of the performance period.

2018 PSUs

Executive Officer	Target Shares	RELATIVE TSR PERCENTILE—S&P 500 INDEX	PSU PAYOUT PERCENTAGE	SHARES EARNED

James A. Lico	36,337	42.25%	68.13%	24,756

Charles E. McLaughlin	9,292	42.25%	68.13%	6,331

Barbara B. Hulit	5,353	42.25%	68.13%	3,647

William W. Pringle	5,654	42.25%	68.13%	3,852

Stacey A. Walker	5,052	42.25%	68.13%	3,442

Treatment of Equity-Based Compensation Upon Vontier Separation

In connection with the separation of Vontier and pursuant to the anti-dilution provisions of the 2016 Plan and EDIP, as applicable, the Company made certain adjustments to the share reserves and limits set forth under such plans, as well as the exercise price and the number of shares underlying the stock-based compensation awards held by our directors, executive officers and other employees, with the intention of preserving the intrinsic value of the awards prior to the separation of Vontier. Accordingly, the number of shares underlying each stock-based award outstanding as of the date of the separation was multiplied by a factor of 1.2028 and the related exercise price for stock options was divided by a factor of 1.2028 which resulted in no increase in the intrinsic value of awards outstanding and no additional compensation expense. All disclosures in this Proxy Statement reflect such adjustments. The stock-based compensation awards continue to vest over their original vesting period. Stock-based compensation awards that were held by employees who transferred to Vontier in connection with the separation were converted to awards issued by Vontier relating to Vontier shares.

Other Compensation

Severance Benefits

To be consistent with market practices and ensure that our executive officers remain focused on our businesses during periods of uncertainty and are motivated to pursue transactions in the best interest of the shareholders and other stakeholders, we maintain a Severance and Change-in-Control Plan for Officers, which we refer to as the Severance Plan. It

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Compensation Discussion and Analysis

provides for severance benefits upon (i) a termination without cause not preceded by a change-in-control and (ii) a termination without cause, or good reason resignation, within 24 months following a qualified change-in-control.

“Double Trigger” Change-in-Control Severance. Because we intend the change-in-control severance benefit to ensure that the executive officers pursue transactions in the best interest of the shareholders and other stakeholders, the Compensation Committee limited the definition of “change-in-control” to include only:

•

a merger, consolidation or reorganization in which Fortive is not the surviving entity and in which the voting securities of Fortive prior to such transaction would represent 50% or less of the voting securities of the surviving entity;

•	sale of all or substantially all assets of Fortive, or

•	any transaction approved by the Board that results in any person or entity that is not an affiliate of Fortive owning 100% of Fortive’s outstanding voting securities.

If, within 24 months following a qualified change-in-control, an NEO is terminated without cause, or resigns for good reason, then the following severance payment would be due:

COMPENSATION	PRESIDENT AND CEO	OTHER NEOs

Cash Severance Payment	2 times Base Salary and Target Annual Incentive Award	1 times Base Salary and Target Annual Incentive Award

Prorated Cash Annual Incentive Award	Target Annual Incentive Award prorated for the period from the beginning of the year to the date of termination.	Same

Equity Awards	Immediate acceleration of all unvested outstanding equity awards.	Same

Health Benefits	24 months	12 months

280G Excise Tax	No tax gross up	No tax gross up

Termination without Cause Severance. Recognizing the increased risk of forfeiture for the equity awards by the NEOs as a result of our 5 year vesting schedule with either a 3 year or a 4 year cliff before the initial vesting and to ensure that our executive officers remain focused on our businesses during periods of uncertainty, the Compensation Committee provided the following severance benefits under the Severance Plan upon a termination without cause:

COMPENSATION	PRESIDENT AND CEO	OTHER NEOs

Cash Severance Payment	2 times Base Salary	1 times Base Salary

Prorated Cash Annual Incentive Award	Payment based on actual performance against performance targets and prorated for the period from the beginning of the year to the date of termination.	Same

Prorated Equity Awards	• Based on actual performance against performance targets; • Subject to original time-vesting; and • Prorated for the period from the date of grant to the date of termination.	Same

Health Benefits	24 months	12 months

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Compensation Discussion and Analysis

Perquisites

We offer limited perquisites to our NEOs which are not a major component of our compensation package or philosophy. We believe these limited perquisites help make our executive compensation plans competitive, are generally aligned with market practices and are cost-effective in that the perceived value of these items is higher than our actual cost. The perquisites we made available to our NEOs during 2020 were as follows:

TYPE	PARTICIPATING NEOs

Personal aircraft use	Messrs. Lico and McLaughlin

Relocation expenses	None in 2020

Tickets to sporting events	None in 2020

Stipend ($10,000) for financial services	All NEOs

Executive physical	Ms. Hulit

We made the personal aircraft use available under an aircraft use policy adopted by the Compensation Committee. The policy permits the use of our aircraft only for business purposes other than with respect to a $150,000 and $50,000 personal use allowance to Messrs. Lico and McLaughlin, respectively. Messrs. Lico and McLaughlin must reimburse us for any personal use of the aircraft in a particular year in excess of their respective personal use allowances.

Additional details on the other perquisites we made available to our NEOs in 2020 are in the footnotes to the “Summary Compensation Table.”

Other Benefits

Our NEOs are eligible to participate in broad-based employee benefit plans, which are generally available to all U.S. salaried employees and do not discriminate in favor of our NEOs. In addition, each of our NEOs participates in the Fortive Executive Deferred Incentive Plan, or EDIP. The EDIP is a shareholder-approved, non-qualified, unfunded deferred compensation program available to selected members of our management. We use the EDIP to tax-effectively contribute amounts to executives’ retirement accounts and give our executives an opportunity to defer taxes on cash compensation and realize tax-deferred, market-based notional investment growth on their deferrals. We set the amount we contribute annually to the executives’ accounts in the EDIP at a level that we believe is competitive with comparable plans offered by the companies in our peer group. Participants in the EDIP do not fully vest in such amounts until they have participated in the program for 15 years or have reached age 55 with at least five years of service (including, for executives who were employed by Danaher prior to the Separation, years of service with Danaher prior to the Separation). We show the amounts we contributed to the EDIP for 2020 with respect to our NEOs in the “Summary Compensation Table.”

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Compensation Discussion and Analysis

Compensation Governance Policies

Stock Ownership Requirements

To further align management and shareholder interests and discourage inappropriate or excessive risk-taking, our stock ownership policy requires each of our executive officers to obtain a substantial equity stake in our common stock within five years of their appointment to an executive position. The multiples of base salary that the guidelines require are as follows:

EXECUTIVE LEVEL	STOCK OWNERSHIP GUIDELINES (AS A MULTIPLE OF SALARY)

Chief Executive Officer	5.0x base salary

All Other Executive Officers	3.0x base salary

Once an executive has acquired a number of shares that satisfies the ownership multiple then applicable to him or her, such number of shares then becomes his or her minimum ownership requirement (even if the executive’s salary increases or the fair market value of such shares subsequently changes) until he or she is promoted to a higher level. Under the policy, beneficial ownership includes shares in which the executive or his or her spouse or child has a direct or indirect interest, notional shares of our common stock in the EDIP plan, shares held in a 401(k) plan, and unvested RSUs and PSUs (based on target number of shares until vested and then based on the actual number of vested shares), but does not include shares subject to unexercised stock options. Each of our NEOs was in compliance with the stock ownership requirements as of December 31, 2020, having acquired the required number of shares.

Pledging Policy

Our Board has adopted a policy that prohibits any of our executive officers, including our NEOs, from pledging as security under any obligation any shares of our common stock that he or she directly or indirectly owns and controls.

Hedging Policy

We include within our Insider Trading Policy a prohibition applicable to all our employees, including our NEOs, and our directors against engaging at any time in:

•	short sales of our common stock; or

•	transactions in any derivatives of our securities, including, but not limited to, buying or selling puts, calls or other options (except for instruments granted under our equity compensation plan).

Recoupment Policy

To further discourage inappropriate or excessive risk-taking, the Compensation Committee has adopted a recoupment policy applicable to our executives, including our NEOs, and certain other employees (the “covered persons”). Under the policy, in the event of a material restatement of our consolidated financial statements (other than any restatement required pursuant to a change in applicable accounting rules), our Board may, to the extent permitted by law and to the extent it determines that it is in our best interests to do so, in addition to all other remedies available to us require reimbursement or payment to us of:

•

the portion of any annual incentive compensation payment awarded to, or any equity grants with financial performance measures earned by, any covered person within the three year period prior to the date such material restatement is first publicly disclosed that would not have been awarded had the consolidated financial statements that are the subject of such restatement been correctly stated (except that our Board has the right to require reimbursement of the entire amount of any such annual incentive compensation payment or equity grant from any covered person whose fraud or other intentional misconduct in our Board’s judgment alone or with others caused such restatement); and

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Compensation Discussion and Analysis

•

all gains from other equity awards realized by any covered person during the twelve-month period immediately following the original filing of the consolidated financial statements that are the subject of such restatement.

Our recoupment policy provides that it will be automatically amended to comply with applicable NYSE and SEC requirements.

In addition, under the terms of our 2016 Stock Incentive Plan, all outstanding unvested equity awards will be terminated immediately upon, and no associate can exercise any outstanding equity award after, such time he or she is terminated for gross misconduct. Under the terms of the EDIP, if the administrator determines that termination of an employee’s participation in the EDIP resulted from the employee’s gross misconduct, the administrator may determine that the employee’s vesting percentage is zero with respect to all balances that were contributed by us.

Regulatory Considerations

Code Section 162(m) generally disallows a tax deduction to public corporations for compensation in excess of $1 million paid for any fiscal year to certain covered employees, generally including our NEOs. At the time of determining our executive compensation for 2020, we reviewed the tax impact of such compensation on us as well as on our executive officers. In addition, we reviewed the impact of our compensation programs against other considerations, such as accounting impact, alignment of interest with shareholders and other stakeholders, market competitiveness, effectiveness and perceived value to employees. Because we believe these considerations other than tax deductibility should play an important role in shaping our compensation programs, we have awarded, and may award in the future, compensation to our NEOs in excess of $1 million to the extent the Compensation Committee believes such compensation is necessary to continue to provide competitive arrangements intended to attract and retain, and provide appropriate incentives to, our NEOs.

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Compensation Discussion and Analysis

Risk Considerations and Review of Executive Compensation Practices

Risk-taking is an essential part of growing a business, and prudent risk management is necessary to deliver long-term, sustainable shareholder value. The Compensation Committee engaged Pearl Meyer, its independent compensation consultant, to review our executive and non-executive compensation programs. The Compensation Committee determined, based on the conclusion of Pearl Meyer, that none of the elements of our compensation program encourages or creates excessive risk-taking, and none is reasonably likely to have a material adverse effect on the Company. The Compensation Committee believes that our executive compensation program supports the objectives described above without encouraging inappropriate or excessive risk-taking. In reaching this conclusion, the Compensation Committee considered, in particular, the following attributes and risk-mitigation features of our executive compensation program:

ATTRIBUTE	RISK-MITIGATING EFFECT

Emphasis on long-term, equity-based compensation that are subject to our rigorous recoupment policy	Discourages risk-taking that produces short-term results at the expense of building long-term shareholder value

Long vesting requirements:

•  Five year vesting for options and RSUs, with a four-year cliff for the CEO and a three-year cliff for all other executive officers

•  Three-year cliff vesting for PSUs with an additional two year holding requirement

Helps ensure our executives realize their compensation over a time horizon consistent with creating long-term stakeholder value

Payment amounts under our annual cash incentive compensation plan and the number of shares that a participant may earn under our RSU and PSU awards are capped	Reduces possibility that extraordinary events or formulaic payments could distort incentives or over-emphasize short-term over long-term performance

Robust stock ownership guidelines	Helps ensure our executives’ economic interests are aligned with the long-term interests of our shareholders and other stakeholders

Prohibition on derivative transactions	Helps ensure the alignment of interests generated by our executives’ equity holdings is not undermined by hedging or similar transactions

Use of independent compensation consultants that perform no other services for the Company	Helps ensure advice will not be influenced by conflicts of interest

The Compensation Committee can exercise judgment in assessing the personal performance factor for our annual incentive awards to determine annual cash incentive compensation payments	Discourages risk-taking that produces short-term results at the expense of building long-term shareholder value

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Compensation Committee Report

This report is not deemed to be “soliciting material” or to be “filed” with the SEC or subject to the SEC’s proxy rules or to the liabilities of Section 18 of the Securities Exchange Act of 1934, and shall not be deemed to be incorporated by reference into any prior or subsequent filing by Fortive Corporation under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent Fortive Corporation specifically incorporates this report by reference therein.

The Compensation Committee of the Board of Directors has reviewed and discussed with management the Compensation Discussion and Analysis set forth above, and based on such review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement for incorporation by reference into Fortive Corporation’s Annual Report on Form 10-K for the year ended December 31, 2020.

Compensation Committee of the Board of Directors

Kate D. Mitchell (Chair)

Sharmistha Dubey

Rejji P. Hayes

Jeannine P. Sargent

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Executive Compensation Tables

2020 Summary Compensation Table

NAME AND PRINCIPAL POSITION	YEAR	SALARY ($) (1)	BONUS ($)	STOCK AWARDS ($) (2)	OPTION AWARDS ($) (2)	NON-EQUITY INCENTIVE PLAN COMPENSATION ($) (1) (3)	CHANGE IN PENSION VALUE AND NONQUALIFIED DEFERRED COMPENSATION EARNINGS ($) (4)	ALL OTHER COMPENSATION ($) (5)	TOTAL ($)
James A. Lico President and Chief Executive Officer	2020	$896,936	—	$5,490,084	$4,134,823	$2,632,476	—	$469,744	$13,624,063
	2019	$1,086,546	—	$5,651,302	$4,722,482	$2,206,116	—	$475,031	$14,141,477
	2018	$1,050,000	—	$5,031,778	$4,328,248	$2,960,948	—	$350,019	$13,720,993
Charles E. McLaughlin Chief Financial Officer	2020	$626,507	—	$1,570,717	$1,184,054	$1,166,900	—	$193,484	$4,741,662
	2019	$658,463	—	$1,497,914	$1,251,623	$1,029,034	—	$173,920	$4,610,954
	2018	$627,110	—	$1,286,676	$1,106,116	$1,197,764	—	$140,088	$4,357,754
Barbara B. Hulit Senior Vice President	2020	$560,736	—	$823,353	$620,300	$696,974	—	$121,999	$2,823,362
	2019	$612,916	—	$2,261,962	$1,884,631	$580,292	—	$119,099	$5,458,900
	2018	$599,768	—	$741,192	$637,335	$725,110	—	$108,067	$2,811,472
William W. Pringle Former Senior Vice President (6)	2020	$530,150	—	$848,001	$639,032	$585,373	—	$94,873	$2,697,429
	2019	$578,016	—	$2,290,835	$1,908,278	$523,362	—	$90,385	$5,390,876
	2018	$555,787	—	$782,832	$673,504	$705,931	—	$81,580	$2,799,634
Stacey A. Walker Senior Vice President – Human Resources	2020	$508,465	—	$1,247,481	$939,808	$661,572	—	$86,741	$3,444,067

(1)	Includes amounts deferred into our EDIP. See the “2020 Nonqualified Deferred Compensation” table below for more information regarding amounts that each of our NEOs deferred during 2020.

(2)

The amounts reflected in these columns represent the aggregate grant date fair value of all equity awards that we granted to our NEOs, computed in accordance with ASC 718. For all NEOs, the amount in the “Stock Awards” column for 2020 equals the aggregate grant date fair value of all PSUs and RSUs that we granted during 2020. We calculated the grant date fair value of all PSUs based on the probable outcome of the applicable performance conditions, consistent with the estimate of aggregate compensation cost to be recognized over the service period determined as of the grant date under ASC 718. The maximum aggregate value of all of each NEO’s PSUs at the grant date assuming that we attain the highest level of performance is as follows: Mr. Lico – $5,563,646; Mr. McLaughlin – $1,593,111; Ms. Hulit – $835,091; Mr. Pringle – $860,091 and Ms. Walker – $1,265,266. With respect to RSUs, we calculated the grant date fair value under ASC 718 based on the base number of shares of common stock underlying the RSU times the closing price of the common stock on the date of grant. The maximum aggregate value of the RSUs granted in 2020, reflecting an opportunity to earn up to a maximum of 150% of the corresponding base number of shares of common stock underlying the corresponding RSUs, of all of each NEO’s RSUs at the grant date assuming that the highest level of performance was achieved was as follows: Mr. Lico – $4,062,391; Mr. McLaughlin – $1,161,243; Ms. Hulit – $608,711; Mr. Pringle – $626,933; and Ms. Walker – $922,272. The actual number of shares of common stock underlying the RSUs granted in 2020, based on the actual level of performance achieved in 2020, was 107.8% of the corresponding base number of shares of common stock underlying the RSUs. With respect to stock options, we have calculated the grant date fair value under FASB ASC Topic 718 using the Black-Scholes option pricing model. Additional information about the assumptions that we used when valuing equity awards is set forth in our Annual Report on Form 10-K in Note 17 to the Consolidated Financial Statements for fiscal year 2020.

The amount reflected for Ms. Walker in 2020 includes a special retention equity award granted in 2020.

(3)	The amounts set forth in this column reflect compensation earned during the corresponding fiscal year under the Company’s Executive Incentive Compensation Plan.

(4)	Fortive does not have a defined benefit pension plan and does not pay above market earnings on account balances under the EDIP or pursuant to any other deferred compensation arrangement.

(5)	The amounts set forth in this column for 2020 include the following benefits:

NAME	2020 COMPANY 401(K) CONTRIBUTIONS ($)	2020 COMPANY EDIP CONTRIBUTIONS ($)	PERSONAL USE OF COMPANY AIRPLANE	EXECUTIVE PHYSICAL	TAX/FINANCIAL PLANNING
James A. Lico	$20,042	$308,002	$131,700	—	$10,000
Charles E. McLaughlin	$20,042	$120,063	$43,379	—	$10,000
Barbara B. Hulit	$20,042	$88,957	—	$3,000	$10,000
William W. Pringle	$20,042	$64,831	—	—	$10,000
Stacey A. Walker	$20,042	$56,699	—	—	$10,000

The amounts under “Personal Use of Company Airplane” reflect the incremental cost to us of personal use of our airplane by Mr. Lico and Mr. McLaughlin. We calculate that incremental cost by multiplying the total number of personal flight hours times the average direct variable operating costs (including costs related to fuel, on-board catering, maintenance expenses related to operation of the plane during the year, landing and parking fees, navigation fees, related ground transportation, crew accommodations and meals and supplies) per flight hour for the particular airplane for the year, net of any applicable employee reimbursement. Since the airplane is used primarily for business travel, we do not include in the calculation the fixed costs that do not change based on usage, such as crew salaries, the lease or acquisition cost of the airplane, exterior paint and other maintenance, inspection and

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Executive Compensation Tables

capital improvement costs intended to cover a multiple-year period. Mr. Lico’s and Mr. McLaughlin’s annual perquisite allowance for personal use of our corporate airplane is limited to $150,000 and $50,000, respectively, and Mr. Lico and Mr. McLaughlin are required to reimburse us for any personal use of the airplane in a particular year in excess of such limits.

(6)	Mr. Pringle resigned as the Company’s Senior Vice President on March 12, 2021.

Grants of Plan-Based Awards for Fiscal 2020

As discussed in further detail in “Compensation Discussion and Analysis – Treatment of Equity-Based Compensation Upon Vontier Separation,” all of the share amounts and option exercise prices set forth below reflect adjustments pursuant to the anti-dilution provisions of the 2016 Plan and EDIP, as applicable, to account for the separation of Vontier and preserve the intrinsic value of each award.

NAME	GRANT DATE	AWARD TYPE	ESTIMATED POSSIBLE PAYOUTS UNDER NON-EQUITY INCENTIVE PLAN AWARDS (1)			ESTIMATED FUTURE PAYOUTS UNDER EQUITY INCENTIVE PLAN AWARDS (2)			ALL OTHER STOCK AWARDS (#)	ALL OTHER OPTION AWARDS: NUMBER OF SECURITIES UNDERLYING OPTIONS (3) (#)	EXERCISE OR BASE PRICE OF OPTION AWARDS ($/SHARE)	GRANT DATE FAIR VALUE OF STOCK AND OPTION AWARDS ($)
			THRESHOLD ($)	TARGET ($)	MAXIMUM ($)	THRESHOLD (#)	TARGET (#)	MAXIMUM (#)

James A. Lico	—	Annual Cash Incentive	$610,500	$2,035,000	$4,070,000	—	—	—	—	—	—	—
	2/20/2020	Stock Option	—	—	—	—	—	—	—	260,248	$63.85	$4,134,823
	2/20/2020	RSU	—	—	—	42,952	42,952	64,428	—	—	—	$2,708,261
	2/20/2020	PSU	—	—	—	21,476	42,952	85,904	—	—	—	$2,781,823
Charles E. McLaughlin	—	Annual Cash Incentive	$262,500	$875,000	$1,750,000	—	—	—	—	—	—	—
	2/20/2020	Stock Option	—	—	—	—	—	—	—	74,525	$63.85	$1,184,054
	2/20/2020	RSU	—	—	—	12,299	12,299	18,449	—	—	—	$774,162
	2/20/2020	PSU	—	—	—	6,150	12,299	24,598	—	—	—	$796,555
Barbara B. Hulit	—	Annual Cash Incentive	$166,793	$555,978	$1,111,956	—	—	—	—	—	—	—
	2/20/2020	Stock Option	—	—	—	—	—	—	—	39,042	$63.85	$620,300
	2/20/2020	RSU	—	—	—	6,447	6,447	9,671	—			$405,807
	2/20/2020	PSU	—	—	—	3,224	6,447	12,894	—	—	—	$417,546
William W. Pringle	—	Annual Cash Incentive	$157,697	$525,658	$1,051,316	—	—	—	—	—	—	—
	2/20/2020	Stock Option	—	—	—	—	—	—	—	40,221	$63.85	$639,032
	2/20/2020	RSU	—	—	—	6,640	6,640	9,960		—	—	$417,955
	2/20/2020	PSU	—	—	—	3,320	6,640	13,280	—	—	—	$430,045
Stacey A. Walker	—	Annual Cash Incentive	$146,625	$488,750	$977,500	—	—	—	—	—	—	—
	2/20/2020	Stock Option	—	—	—	—	—	—	—	59,152	$63.85	$939,808
	2/20/2020	RSU	—	—	—	9,768	9,768	14,652	—	—	—	$614,848
	2/20/2020	PSU	—	—	—	4,884	9,768	19,536	—	—	—	$632,633

(1)

These columns relate to 2020 cash award opportunities under our Executive Incentive Compensation Plan, which we describe in more detail above under “– Annual Incentive Awards.” The amount that each NEO earned under these awards based on actual performance for fiscal year 2020 appears in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table.

(2)

These columns relate to performance-based restricted stock units and performance stock unit awards that we granted under our 2016 Stock Incentive Plan. We discuss the performance and vesting conditions and other key terms of these awards in more detail above under “– Long-Term Incentive Awards.”

(3)	We made all stock option grants under our 2016 Stock Incentive Plan. We discuss the key terms of these awards in more detail above under “– Long-Term Incentive Awards.”

80	2021 Proxy Statement	FORTIVE CORPORATION

Executive Compensation Tables

Outstanding Equity Awards at 2020 Fiscal Year-End

The following table summarizes the number of securities underlying outstanding equity awards for each of our NEOs as of December 31, 2020. As discussed in further detail in “Compensation Discussion and Analysis – Treatment of Equity-Based Compensation Upon Vontier Separation,” all of the share amounts and option exercise prices set forth below reflect adjustments pursuant to the anti-dilution provisions of the 2016 Plan and EDIP, as applicable, to account for the separation of Vontier and preserve the intrinsic value of each award.

NAME	OPTION GRANT DATE	NUMBER OF SECURITIES UNDERLYING UNEXERCISED OPTIONS (#) EXERCISABLE	NUMBER OF SECURITIES UNDERLYING UNEXERCISED OPTIONS (#) UNEXERCISABLE (1)		OPTION EXERCISE PRICE ($)	OPTION EXPIRATION DATE	NUMBER OF SHARES OR UNITS OF STOCK THAT HAVE NOT VESTED (#)	MARKET VALUE OF SHARES OR UNITS OF STOCK THAT HAVE NOT VESTED ($) (1)	EQUITY INCENTIVE PLAN AWARDS: NUMBER OF UNEARNED SHARES, UNITS OR OTHER RIGHTS THAT HAVE NOT VESTED (#)		EQUITY INCENTIVE PLAN AWARDS: MARKET OR PAYOUT VALUE OF UNEARNED SHARES, UNITS OR OTHER RIGHTS THAT HAVE NOT VESTED ($) (1)

James A. Lico	2/20/2020	—	260,248	(2)	$63.85	2/20/2030	—	—	—		—

	2/25/2019	—	235,398	(2)	$67.85	2/25/2029	—	—	—		—

	2/22/2018	—	220,219	(2)	$63.76	2/22/2028	—	—	—		—

	2/23/2017	—	241,701	(2)	$47.61	2/23/2027	—	—	—		—

	7/5/2016	69,870	69,870	(2)	$40.41	7/5/2026	—	—	—		—

	2/24/2016	98,058	98,059	(2)	$35.38	2/24/2026	—	—	—		—

	2/24/2015	139,882	—		$35.31	2/24/2025	—	—	—		—

	5/15/2014	104,480	—		$30.42	5/15/2024	—	—	—		—

	2/24/2014	131,525	—		$31.07	2/24/2024	—	—	—		—

	7/30/2013	185,540	—		$27.26	7/30/2023	—	—	—		—

	2/21/2013	152,851	—		$24.75	2/21/2023	—	—	—		—

	2/23/2011	105,866	—		$20.12	2/23/2021	—	—	—		—

	—	—	—		—	—	195,463(3)	$13,842,690	62,375	(4)	$4,417,398

Charles E. McLaughlin	2/20/2020	—	74,525	(5)	$63.85	2/20/2030	—	—	—		—
	2/25/2019	—	62,388	(5)	$67.85	2/25/2029	—	—	—		—

	2/22/2018	—	56,278	(5)	$63.76	2/22/2028	—	—	—		—

	2/23/2017	21,485	42,972	(5)	$47.61	2/23/2027	—	—	—		—

	2/24/2016	69,728	17,445	(6)	$35.38	2/24/2026	—	—	—		—

	7/15/2015	16,467	—		$35.84	7/15/2025	—	—	—		—

	7/15/2014	14,816	—		$31.75	7/15/2024	—	—	—		—

	7/30/2013	16,911	—		$27.26	7/30/2023	—	—	—		—

	7/25/2012	21,176	—		$20.73	7/25/2022	—	—	—		—

	11/4/2011	7,863	—		$19.78	11/4/2021	—	—	—		—

	2/23/2011	14,322	—		$20.12	2/23/2021	—	—	—		—

	—	—	—		—	—	53,259(7)	$3,771,802	17,447	(4)	$1,235,597

Barbara B. Hulit	2/20/2020	—	39,042	(5)	$63.85	2/20/2030	—	—	—		—

	7/31/2019	—	68,475	(5)	$63.23	7/31/2029	—	—	—		—

	2/25/2019	—	35,314	(5)	$67.85	2/25/2029	—	—	—		—

	2/22/2018	—	32,427	(5)	$63.76	2/22/2028	—	—	—		—

	2/23/2017	12,893	25,788	(5)	$47.61	2/23/2027	—	—	—		—

	2/24/2016	50,846	25,429	(5)	$35.38	2/24/2026	—	—	—		—

	2/24/2015	48,098	—		$35.31	2/24/2025	—	—	—		—

	5/15/2014	20,905	—		$30.42	5/15/2024	—	—	—		—

	2/24/2014	45,214	—		$31.07	2/24/2024	—	—	—		—

	2/21/2013	56,061	—		$24.75	2/21/2023	—	—	—		—

	—	—	—		—	—	56,442(8)	$3,997,222	9,361	(4)	$662,946

William W. Pringle	2/20/2020	—	40,221	(5)	$63.85	2/20/2030

	7/31/2019	—	68,475	(5)	$63.23	7/31/2029	—	—	—		—

	2/25/2019	—	36,492	(5)	$67.85	2/25/2029	—	—	—		—

	2/22/2018	—	34,267	(5)	$63.76	2/22/2028	—	—	—		—

	2/23/2017	12,893	25,788	(5)	$47.61	2/23/2027	—	—	—		—

	2/24/2016	52,292	13,087	(6)	$35.38	2/24/2026	—	—	—		—

	—	—	—		—	—	54,576(9)	$3,865,072	9,653	(4)	$683,625

2021 Proxy Statement	81

Executive Compensation Tables

NAME	OPTION GRANT DATE	NUMBER OF SECURITIES UNDERLYING UNEXERCISED OPTIONS (#) EXERCISABLE	NUMBER OF SECURITIES UNDERLYING UNEXERCISED OPTIONS (#) UNEXERCISABLE (1)		OPTION EXERCISE PRICE ($)	OPTION EXPIRATION DATE	NUMBER OF SHARES OR UNITS OF STOCK THAT HAVE NOT VESTED (#)	MARKET VALUE OF SHARES OR UNITS OF STOCK THAT HAVE NOT VESTED ($) (1)	EQUITY INCENTIVE PLAN AWARDS: NUMBER OF UNEARNED SHARES, UNITS OR OTHER RIGHTS THAT HAVE NOT VESTED (#)		EQUITY INCENTIVE PLAN AWARDS: MARKET OR PAYOUT VALUE OF UNEARNED SHARES, UNITS OR OTHER RIGHTS THAT HAVE NOT VESTED ($) (1)

Stacey A. Walker	2/20/2020	—	59,152	(5)	$63.85	2/20/2030

	2/25/2019	—	32,367	(5)	$67.85	2/25/2029	—	—	—		—

	2/22/2018	—	30,587	(5)	$63.76	2/22/2028	—	—	—		—

	2/23/2017	10,744	21,490	(5)	$47.61	2/23/2027	—	—	—		—

	2/24/2016	10,895	10,900	(6)	$35.38	2/24/2026	—	—	—		—

	7/15/2015	1,303	—		$35.84	7/15/2025	—	—	—		—

	11/15/2014	2,331	—		$33.36	11/15/2024	—	—	—		—

	—	—	—		—	—	31,981(10)	$2,264,894	12,442	(4)	$881,142

(1)

We calculated market value based on the closing price of our common stock on December 31, 2020, the last trading day of the year, as reported on the NYSE ($70.82 per share), times the number of unvested shares. In addition, for the purposes of this section, we use the term “RSU” to refer to both Restricted Stock Units and Restricted Stock Awards and “PSU” to refer to both Performance Stock Units and Performance Stock Awards.

(2)	Under the terms of the award, 50% of the options granted become or became exercisable on each of the fourth and fifth anniversaries of the grant date.

(3)

Includes 46,302 RSUs granted on 2/20/2020 (inclusive of the incremental RSUs earned in 2020); 38,845 RSUs granted on 2/25/2019 (no incremental RSUs were earned in 2019); 47,565 RSUs granted on 2/22/2018 (inclusive of the incremental RSUs earned in 2018); 33,160 RSUs granted on 2/23/2017; and 29,591 RSUs granted on 7/5/2016, one half of which original awards vest on each of the fourth and fifth anniversaries of the corresponding grant date.

(4)	Includes, for the applicable NEO, the following PSU grants:

NAME	TARGET PSUS GRANTED 2/20/2020 (“2020 PSUS”)	TARGET PSUS GRANTED 2/25/2019 (“2019 PSUS”)

James A. Lico	42,952	38,845

Charles E. McLaughlin	12,299	10,296

Barbara B. Hulit	6,447	5,828

William W. Pringle	6,640	6,026

Stacey A. Walker	9,768	5,347

As of 12/31/20, actual performance with respect to the 2019 PSUs was trending below threshold, so the number of shares reported in the Outstanding Equity Awards at Fiscal 2020 Year End table with respect to the 2019 PSUs is the number of shares that would be earned assuming threshold performance is achieved, pursuant to SEC requirements. As of 12/31/20, actual performance with respect to the PSUs granted in 2020 was trending above threshold but below target, so the number of shares reported in the Outstanding Equity Awards at Fiscal 2020 Year End table with respect to the 2020 PSUs is the number of shares that would be earned assuming target performance is achieved, pursuant to SEC requirements. The number of shares of common stock that vest pursuant to the PSU awards is based on total shareholder return (TSR) ranking relative to the S&P 500 Index over a three-year performance period. Payout at 100% of the target level requires achievement of above-median performance and rank at the 55th percentile of the S&P 500 Index, while the PSUs pay out at 200% for performance that equals or exceeds the 75th percentile, 50% for performance at the 35th percentile and zero percent for performance below the 35th percentile. The payout percentages for performance between threshold and target, or between target and maximum, respectively, are determined by linear interpolation. Notwithstanding the above, if absolute TSR performance for the period is negative, a maximum of 100% of the target PSUs will vest, regardless of how strong performance is on a relative basis, and if absolute TSR performance for the period is positive, a minimum of 25% of the target PSUs will vest. The shares received upon the vesting of the PSUs are subject to an additional two-year holding period following the end of the three-year performance period. The total does not include PSUs that were granted on 2/22/2018 and vested on 2/24/2021 upon certification on the date thereof as having been earned at the three-year performance period ended 12/31/2020.

(5)	Under the terms of the award, one-third of the options granted become or became exercisable on each of the third, fourth and fifth anniversaries of the grant date.

(6)	Under the terms of the award, 20% of the options granted become or became exercisable on each of the first five anniversaries of the grant date.

(7)

Includes 13,258 RSUs granted on 2/20/2020 (inclusive of the incremental RSUs earned in 2020); 10,296 RSUs granted on 2/25/2019 (no incremental RSUs were earned in 2019); 12,164 RSUs granted on 2/22/2018 (inclusive of the incremental RSUs earned in 2018); and 11,790 RSUs granted on 2/23/2017, one-third of which original awards vests on each of the third, fourth, and fifth anniversaries of the corresponding grant date. In addition, includes 5,751 RSUs granted on 2/24/2016, one-fifth of which original awards vests on each of the first five anniversaries of the corresponding grant date.

(8)

Includes 6,950 RSUs granted on 2/20/2020 (inclusive of the incremental RSUs earned in 2020); 22,601 RSUs granted on 7/31/2019; 5,828 RSUs granted on 2/25/2019 (no incremental RSUs were earned in 2019); 7,008 RSUs granted on 2/22/2018 (inclusive of the incremental RSUs earned in 2018); 7,077

82	2021 Proxy Statement	FORTIVE CORPORATION

Executive Compensation Tables

RSUs granted on 2/23/2017; and 6,978 RSUs granted on 7/5/2016. One-third of each award vests on each of the third, fourth, and fifth anniversaries of the grant date.

(9)

Includes 7,158 RSUs granted on 2/20/2020 (inclusive of the incremental RSUs earned in 2020); 22,601 RSUs granted on 7/31/2019; 6,026 RSUs granted on 2/25/2019 (no incremental RSUs were earned in 2019); 7,401 RSUs granted on 2/22/2018 (inclusive of the incremental RSUs earned in 2018); and 7,077 RSUs granted on 2/23/2017, one-third of which original awards vests on each of the third, fourth, and fifth anniversaries of the corresponding grant date. In addition, includes 4,313 RSUs granted on 2/24/2016, one-fifth of which original award vests on each of the first five anniversaries of the grant date.

(10)

Includes 10,530 RSUs granted on 2/20/2020 (inclusive of the incremental RSUs earned in 2020); 5,347 RSUs granted on 2/25/2019 (no incremental RSUs were earned in 2019); 6,613 RSUs granted on 2/22/2018 (inclusive of the incremental RSUs earned in 2018); 5,897 RSUs granted on 2/23/2017; and 3,594 RSUs granted on 2/24/2016. One-third of each award vests on each of the third, fourth, and fifth anniversaries of the grant date.

Option Exercises and Stock Vested During Fiscal 2020

The following table summarizes stock option exercises and the vesting of RSU awards with respect to our NEOs in 2020.

	OPTION AWARDS		STOCK AWARDS

NAME	NUMBER OF SHARES ACQUIRED ON EXERCISE (#)	VALUE REALIZED ON EXERCISE ($) (1)	NUMBER OF SHARES ACQUIRED ON VESTING (#)	VALUE REALIZED ON VESTING ($) (2)

James A. Lico	496,316	$21,917,340	78,026	$5,127,241

Charles E. McLaughlin	17,108	$823,066	12,732	$858,082

Barbara B. Hulit	100,323	$4,226,129	15,809	$1,093,768

William W. Pringle	104,624	$4,241,493	9,149	$606,671

Stacey A. Walker	—	—	6,969	$465,553

(1)

We calculated the amounts shown in this column by multiplying the number of shares acquired times the difference between the exercise price and the market price of the underlying common stock at the time of exercise.

(2)

We calculated the amounts shown in this column by multiplying the number of shares acquired times the closing price of the common stock as reported on the NYSE on the vesting date (or on the last trading day prior to the vesting date if the vesting date was not a trading day).

2020 Pension Benefits

None of our NEOs participated in a defined benefit pension plan during 2020.

2020 Nonqualified Deferred Compensation

The table below sets forth, for each NEO, information regarding participation in the EDIP. There were no withdrawals by or distributions to any of the NEOs from the EDIP in 2020.

NAME	EXECUTIVE CONTRIBUTIONS IN LAST FISCAL YEAR ($) (1)	REGISTRANT CONTRIBUTIONS IN LAST FISCAL YEAR ($) (2)	AGGREGATE EARNINGS IN LAST FISCAL YEAR ($) (3)	AGGREGATE BALANCE AT LAST FISCAL YEAR END ($) (4)

James A. Lico	$200,000	$308,002	$1,654,225	$12,706,226

Charles E. McLaughlin	—	$120,063	$135,588	$1,362,795

Barbara B. Hulit	—	$88,957	$230,034	$2,264,270

William W. Pringle	$226,268	$64,831	$427,358	$2,502,187

Stacey A. Walker	$100,000	$56,699	$204,791	$810,951

2021 Proxy Statement	83

Executive Compensation Tables

(1)	This column reflects the amount of base salary and non-equity incentive plan compensation that each NEO deferred in 2020 under our EDIP, as follows:

NAME	SALARY	NON-EQUITY INCENTIVE PLAN COMPENSATION

James A. Lico	$—	$200,000

Charles E. McLaughlin	$—	$—

Barbara B. Hulit	$—	$—

William W. Pringle	$95,427	$130,841

Stacey A. Walker	$—	$100,000

All amounts set forth in the Salary column above are included as 2020 compensation under the “Salary” column in the Summary Compensation Table for 2020. All amounts set forth in the Non-Equity Incentive Plan Compensation column above were included as 2019 compensation under the “Non-Equity Incentive Plan Compensation” column in the Summary Compensation Table for 2019.

(2)	We included the amounts set forth in this column as 2020 compensation under the “All Other Compensation” column in the Summary Compensation Table.

(3)

The amounts set forth in this column represent earnings that are neither above market nor preferential, and accordingly, we do not include these amounts as compensation in the Summary Compensation Table.

(4)	The table below indicates for each NEO how much of the EDIP balance set forth in this column that we have reported as compensation in the Summary Compensation Table for previous years.

NAME	AMOUNT INCLUDED IN “AGGREGATE BALANCE AT LAST FYE” COLUMN THAT HAS BEEN REPORTED AS COMPENSATION IN THE SUMMARY COMPENSATION TABLE FOR PREVIOUS YEARS ($)

James A. Lico	$1,941,524

Charles E. McLaughlin	$335,427

Barbara B. Hulit	$310,204

William W. Pringle	$781,354

Stacey A. Walker	$156,699

84	2021 Proxy Statement	FORTIVE CORPORATION

Executive Compensation Tables

Potential Payments Upon Termination or Change-of-Control as of 2020 Fiscal Year-End

The following table describes the payments and benefits that each NEO would be entitled to receive upon termination of employment or in connection with a change-of-control of our company. The amounts set forth below assume that the triggering event occurred on December 31, 2020. Where benefits are based on the market value of our common stock, we have used the closing price of our common stock as reported on the NYSE on December 31, 2020 the last trading day of the year ($70.82 per share). In addition to the amounts set forth below, upon any termination of employment, each executive would also be entitled to (1) receive all payments generally provided to salaried employees on a non-discriminatory basis on termination, such as accrued salary, life insurance proceeds (for any termination caused by death), unused vacation and 401(k) plan distributions, (2) receive accrued, vested balances under the EDIP (except that under the EDIP, if an employee’s employment terminates as a result of gross misconduct, the EDIP administrator may determine that the employee’s vesting percentage with respect to all employer contributions is zero), and (3) exercise vested stock options (except that, under the terms of our 2016 Stock Incentive Plan, all outstanding equity awards are terminated upon, and no employee can exercise any outstanding equity award after, termination for gross misconduct). Retirement is defined generally as either a voluntary resignation after age 65 or an approved early retirement.

NAMED EXECUTIVE OFFICER	BENEFIT	TERMINATION/CHANGE OF CONTROL (“CIC”) EVENT
		TERMINATION WITHOUT CAUSE (1)	RETIREMENT	DEATH	TERMINATION DUE TO CIC (1)

James A. Lico	Value of unvested stock options that would be accelerated (2),(3)	$11,595,148	$11,595,148	$13,463,746	$13,463,698

	Value of unvested RSUs and PSUs that would be accelerated (2),(3)	$11,691,674	$4,024,559	$12,128,350	$15,887,830

	Benefits continuation	$58,733	—	—	$58,733

	Severance Payment	$2,200,000	—	—	$6,270,000

	Target Annual Incentive Award (4)	—	—	—	$2,035,000

	Performance-Based Annual Incentive Award (4)	$2,632,476	—	—	—

	Value of unvested EDIP balance that would be accelerated (5)	—	—	—	—

	Total:	$28,178,031	$15,619,707	$25,592,096	$37,715,261

Charles E. McLaughlin	Value of unvested stock options that would be accelerated (2),(3)	$1,758,986	$1,758,986	$2,072,897	$2,072,856

	Value of unvested RSUs and PSUs that would be accelerated (2),(3)	$3,263,527	$1,630,347	$3,358,851	$4,220,348

	Benefits continuation	$29,366	—	—	$29,366

	Severance Payment	$700,000	—	—	$1,575,000

	Target Annual Incentive Award (4)	—	—	—	$875,000

	Performance-Based Annual Incentive Award (4)	$1,166,900	—	—	—

	Value of unvested EDIP balance that would be accelerated (5)	—	—	—	—

	Total:	$6,918,779	$3,389,333	$5,431,748	$8,772,570

2021 Proxy Statement	85

Executive Compensation Tables

NAMED EXECUTIVE OFFICER	BENEFIT	TERMINATION/CHANGE OF CONTROL (“CIC”) EVENT
		TERMINATION WITHOUT CAUSE (1)	RETIREMENT	DEATH	TERMINATION DUE TO CIC (1)

Barbara B. Hulit	Value of unvested stock options that would be accelerated (2),(3)	$1,843,992	—	$2,353,185	$2,353,128

	Value of unvested RSUs and PSUs that would be accelerated (2),(3)	$2,771,966	—	$3,040,232	$4,296,933

	Benefits continuation	$14,150	—	—	$14,150

	Severance Payment	$617,753	—	—	$1,173,731

	Target Annual Incentive Award (4)	—	—	—	$555,978

	Performance-Based Annual Incentive Award (4)	$696,974	—	—	—

	Value of unvested EDIP balance that would be accelerated (5)	—	—	—	—

	Total:	$5,944,835	—	$5,393,417	$8,393,920

William W. Pringle	Value of unvested stock options that would be accelerated (2),(3)	$1,425,256	—	$1,932,034	$1,931,962

	Value of unvested RSUs and PSUs that would be accelerated (2),(3)	$2,644,348	—	$2,911,552	$4,185,594

	Benefits continuation	$26,918	—	—	$26,918

	Severance Payment	$584,064	—	—	$1,109,722

	Target Annual Incentive Award (4)	—	—	—	$525,658

	Performance-Based Annual Incentive Award (4)	$585,373	—	—	—

	Value of unvested EDIP balance that would be accelerated (5)	—	—	$447,690	—

	Total:	$5,265,959	—	$5,291,276	$7,779,854

Stacey A. Walker	Value of unvested stock options that would be accelerated (2),(3)	$1,031,907	—	$1,197,054	$1,197,010

	Value of unvested RSUs and PSUs that would be accelerated (2),(3)	$1,754,990	—	$1,805,839	$2,255,820

	Benefits continuation	$29,366	—	—	$29,366

	Severance Payment	$575,000	—	—	$1,063,750

	Target Annual Incentive Award (4)	—	—	—	$488,750

	Performance-Based Annual Incentive Award (4)	$661,572	—	—	—

	Value of unvested EDIP balance that would be accelerated (5)	—	—	$287,259	—

	Total:	$4,052,835	—	$3,290,152	$5,034,696

(1)

Please see “Severance and Change in Control Plan for Officers” for a description of the severance benefits and cash payments our NEOs would be entitled to receive if we terminate the executive’s employment without cause, or upon termination following a change-in-control, as well as a description of the noncompetition and other post-closing covenants agreed to by our NEOs under the Proprietary Interest Agreements. The amounts set forth in the table assume that the executive would have executed our standard release in connection with any termination without cause or termination following a change-in-control.

(2)

The terms of our 2016 Stock Incentive Plan provide for (a) continued pro-rata vesting of certain of the participant’s RSUs, PSUs, and stock options upon retirement under certain circumstances, and (b) accelerated vesting of a participant’s stock options and certain of a participant’s RSUs and PSUs if the participant dies during employment.

(3)

Pursuant to the Severance and Change in Control Plan for Officers (“Severance Plan”), in the event we terminate an NEO without cause not in connection with a change in control, a prorated portion of the NEO’s outstanding equity awards will remain outstanding and continue to vest pursuant to the original vesting schedule, subject to the satisfaction of any performance measures that had not been met prior to the date of the termination. The remaining portion of such unvested awards would be forfeited. If we terminate an NEO without cause or an NEO resigns with good reason, in either case within 2 years following a qualified change-in-control, all unvested equity awards shall become immediately vested (assuming, if applicable, that any performance goals were met at the target level, irrespective of any actual performance).

(4)

Pursuant to the Severance Plan, in the event we terminate an NEO without cause not in connection with a change in control, a prorated portion of the NEO’s annual incentive award will remain outstanding and be payable at the end of the performance period subject to the satisfaction of any performance measures that had not been met prior to the date of the termination. If we terminate an NEO without cause or an NEO resigns with good

86	2021 Proxy Statement	FORTIVE CORPORATION

Executive Compensation Tables

reason, in either case within 2 years following a qualified change-in-control, a prorated portion of the NEO’s target annual incentive award will immediately vest and be paid. None of the annual incentive awards are prorated for purposes of the table since we assume that the NEO terminated employment on December 31, 2020, which is the end of the performance period for our annual incentive awards, with assumed performance based on actual performance.

(5)

Under the terms of the EDIP, any unvested portion of the employer contributions that have been credited to the participant’s EDIP account would immediately vest upon the participant’s death. Mr. Pringle and Ms. Walker are the only NEOs who have unvested EDIP balances.

Pay Ratio Disclosure

We are providing this pay ratio disclosure to comply with Item 402(u) of Regulation S-K promulgated under the Exchange Act. The pay ratio disclosed below is a reasonable estimate derived from our internal records using the methodology described below. This information may not be comparable to the ratio that any other company reports because other companies may have different employment and compensation practices and may use different methodologies, exclusions, estimates and assumptions in calculating their pay ratios.

We have historically used October 1st of the applicable year to determine the employee population and to apply the compensation measure for the purposes of complying with Item 402(u). In connection with determining the median employee identified in last year’s proxy statement (the “2019 Median Employee”), we considered only those employees that we employed as of October 1, 2019. The rest of the methodology that we used to identify the 2019 Median Employee is described in our Definitive Proxy Statement on Schedule 14A filed with the SEC on April 20, 2020.

For 2020, we again used October 1, 2020 as our determination date, and we concluded that, as of October 1, 2020, there had been no change in our employee population or employee compensation arrangements that would result in a significant change in our pay ratio disclosure, such that, consistent with the SEC’s regulations, we could continue to use the 2019 Median Employee in calculating our pay ratio for 2020. However, because the 2019 Median Employee joined Vontier in the subsequent separation of Vontier on October 9, 2020, for the purposes of our pay ratio disclosure, we used an employee (“Substitute Median Employee”) whose compensation was substantially similar to the compensation for the 2019 Median Employee based on the compensation measure we used to previously identify the 2019 Median Employee. To determine the compensation of the Substitute Median Employee for purposes of the pay ratio, we calculated the Substitute Median Employee’s total compensation for 2020 using the same methodology used to calculate the total compensation of the NEOs in the 2020 Summary Compensation Table.

The total compensation of James A. Lico, our Chief Executive Officer, and the total compensation of our Substitute Median Employee for 2020 were $13,624,063 and $58,268, respectively, resulting in a ratio of Mr. Lico’s compensation to the Substitute Median Employee’s compensation of 233.8 to 1.

2021 Proxy Statement	87

Equity Compensation Plan Information

All data set forth in the table below is as of December 31, 2020. As discussed in further detail in “Compensation Discussion and Analysis—Treatment of Equity-Based Compensation Upon Vontier Separation,” all of the share amounts and option exercise prices set forth below reflect adjustments pursuant to the anti-dilution provisions of the 2016 Plan and EDIP, as applicable, to account for the separation of Vontier and preserve the intrinsic value of each award.

	NUMBER OF SECURITIES TO BE ISSUED UPON EXERCISE OF OUTSTANDING OPTIONS, WARRANTS AND RIGHTS		WEIGHTED-AVERAGE EXERCISE PRICE OF OUTSTANDING OPTIONS, WARRANTS AND RIGHTS	NUMBER OF SECURITIES REMAINING AVAILABLE FOR FUTURE ISSUANCE UNDER EQUITY COMPENSATION PLANS (EXCLUDING SECURITIES REFLECTED IN COLUMN (A))
PLAN CATEGORY	(A)		(B) (1)	(C)
Equity compensation plans approved by security holders (2)	11,846,031	(3)	$43.99	21,713,644	(4)
Equity compensation plans not approved by security holders	—		—	—
Total	11,846,031		43.99	21,713,644

(1)

The RSUs, RSAs, PSUs, and PSAs that have been issued under our 2016 Stock Incentive Plan (the “Stock Plan”) do not require a payment by the recipient to us at the time of vesting. In addition, under our EDIP, if a participant receives their EDIP distribution in shares of common stock, the participant’s EDIP balance is converted into shares of common stock and distributed to the participant at no additional cost. As such, the weighted-average exercise price in column (b) does not take these awards into account.

(2)	Consists of the Stock Plan and the EDIP.

(3)

Consists of 10,865,313 shares attributable to the Stock Plan and 980,718 shares attributable to the EDIP. Under the terms of the EDIP, upon distribution of a participant’s EDIP balance the participant may elect to receive his or her distribution in cash, shares of common stock or a combination of cash and shares of common stock (except that any portion of a participant’s account that is subject to the common stock earnings rate must be distributed in shares of common stock). For purposes of this table, we have assumed that all EDIP balances as of December 31, 2020 would be distributed in common stock.

(4)

Consists of 20,787,526 shares available for future issuance under the Stock Plan and, based on notional phantom shares representing outstanding balances in EDIP accounts as of December 31, 2020, 926,118 shares available for future issuance under the EDIP.

88	2021 Proxy Statement	FORTIVE CORPORATION

Proposal 3. Advisory Vote on Executive Compensation

In accordance with Section 14A of the Securities Exchange Act, we are asking our shareholders to vote at the Annual Meeting to approve, on an advisory basis, the compensation of our named executive officers as disclosed in this Proxy Statement (the “say-on-pay vote”). Our say-on-pay vote occurs every year. Our shareholders will have an opportunity every six years to vote on an advisory basis on the frequency of the say-on-pay vote, with the next advisory vote on the frequency to occur in 2023.

As discussed in detail under the heading “Executive Compensation—Compensation Discussion and Analysis,” our executive compensation program is designed to attract and retain executives with the leadership skills, attributes and experience necessary to succeed in an enterprise with the Company’s overall size, diversity and global footprint; drive sustainable performance that delivers long-term value to shareholders; align the interest of the executives with those of the shareholders; align compensation with the Company’s business strategy; and motivate our executives to demonstrate exceptional personal performance and perform consistently over the long-term at or above the levels that we expect.

Our executive compensation program is structured within a strong framework of compensation governance with a bias toward compensation that is dependent on long-term company performance and with compensation that is balanced to mitigate risks appropriately.

We are asking our shareholders to indicate their support for our named executive officer compensation as described in this proxy statement. Accordingly, we are asking our shareholders to vote on an advisory basis “FOR” the following non-binding resolution:

“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby approved.”

The vote on this proposal is not intended to address any specific element of compensation; rather, the vote relates to all compensation relating to the Company’s named executive officers, as described in this Proxy Statement. The vote is advisory and is not binding on the Company, the Board, or the Compensation Committee and will not be construed as overruling a decision by, or creating or implying any additional fiduciary duty for, the Company, the Board, or the Compensation Committee. However, the Board and Compensation Committee value the opinions expressed by shareholders in their votes on this proposal and will consider the outcome of the vote when making future compensation decisions and policies regarding the Company’s executive officers.

The Board of Directors recommends that shareholders vote “FOR” the resolution set forth in Proposal 3.

2021 Proxy Statement	89

Proposal 4. Approval of an Amendment to our Amended and Restated Certificate of Incorporation to Allow Holders who Own at Least Twenty-Five Percent (25%) of the Company’s Outstanding Shares of Common Stock to Request that a Special Meeting of Shareholders be Called

After careful consideration, our Board has unanimously adopted, and recommends that our shareholders approve, an amendment (the “Proposed Amendment”) to our Amended and Restated Certificate of Incorporation (the “Charter”) to allow holders of record who own at least 25% of the our outstanding shares of Common Stock and who otherwise comply with the requirements set forth in our Bylaws from time to time to request that a special meeting of shareholders be called. If shareholders approve the Proposed Amendment, as described in more detail below, the Company’s Amended and Restated Bylaws (the “Bylaws”) will be amended to conform to the Proposed Amendment and to set forth certain requirements and procedures that must be met for shareholders to have the ability to require the Company to call a special meeting of shareholders (the “Special Meeting Bylaw Amendment”). Shareholders do not currently have the right to call a special meeting of shareholders. The Proposed Amendment is set forth in Appendix A. This summary of the Proposed Amendment is qualified in its entirety by reference to Appendix A.

At the time of our separation from Danaher Corporation in 2016, Article VI of our Charter limited the ability to call a special meeting of our shareholders to our Board of Directors, our Chairman of the Board and our Chief Executive Officers, with the ability of the shareholder to call a special meeting of the shareholders specially denied.

The Proposed Amendment and the Special Meeting Bylaw Amendment are a result of the Board’s ongoing review of our corporate governance polices, as well as a review of the policies and preferences of certain of our significant shareholders. Our Board believes that the Proposed Amendment and the Special Meeting Bylaw Amendment strike an appropriate balance between enhancing shareholder rights and adequately protecting shareholder interests. The Board recognizes that providing shareholders the ability to call special meetings is viewed by some shareholders as an important corporate governance practice. However, special meetings of the shareholders can be potentially disruptive to business operations and to long-term shareholder interests and can cause the Company to incur substantial expenses. Accordingly, the Board believes that the proposed 25% threshold for calling special meetings of shareholders will help balance these considerations and will provide that special meetings are extraordinary events. In addition, the Board believes that shareholder-requested special meetings should not be held in close proximity to annual meetings or when the matters to be addressed have been recently considered or are planned to be considered at another meeting. Our Board (including each of the Chairman and the Chief Executive Officer) would continue to have the ability to call special meetings of our shareholders in instances when, in the exercise of their fiduciary obligations, they determine it is appropriate.

After careful consideration, our Board has determined that it would be in the best interests of the Company and our shareholders and has declared it advisable to amend our Charter as set forth on Appendix A to allow holders of record who own at least twenty-five percent (25%) of the Company’s outstanding shares of Common Stock and who otherwise comply with the requirement set forth in the Bylaws (including the Special Meeting Bylaw Amendment) to request that a special meeting of the shareholders be called. The Board has also conditionally approved the changes to our Bylaws relating to this matter, which changes as further described below will become effective upon the filing and effectiveness of the Certificate of Amendment.

The Proposed Amendment would become effective upon the filing of a Certificate of Amendment setting forth the Proposed Amendment (the “Certificate of Amendment”) with the Secretary of State of the State of Delaware, which we would file promptly following the Annual Meeting if our shareholders approve this Proposal 4.

90	2021 Proxy Statement	FORTIVE CORPORATION

Proposal 4. Approval of an Amendment to our Amended and Restated Certificate of Incorporation

The Proposed Amendment is attached to this proxy statement as Appendix A. The affirmative vote of the holders of 80 percent of the outstanding shares of our Common Stock entitled to vote generally in the election of directors on the record date is required to approve this proposal pursuant to the Charter.

The Board of Directors recommends that shareholders vote “FOR” the approval of an amendment to our Amended and Restated Certificate of Incorporation to allow holders who own at least twenty-five percent (25%) of our outstanding shares of Common Stock to request that a special meeting of the shareholders be called.

Conditional Amendments to the Bylaws

If the Proposed Amendment is approved by our shareholders, upon its effectiveness, the Bylaws will be amended to conform to the provisions of the Charter (including the Proposed Amendment) and to specify the procedures for shareholder-requested special meetings. The Special Meeting Bylaw uses the current definition of stock ownership that applies under Section 2.12 of the Bylaws for shareholders who seek to use proxy access. Under this definition, a person will be deemed to “own” only those shares of Common Stock as to which the person possesses (i) the full voting and investment rights pertaining to the shares and (ii) the full economic interest in (including the opportunity for profit from and risk of loss on) such shares. The definition excludes ownership of derivative securities, as detailed further in the Bylaws. The Board believes that this definition of ownership is an appropriate mechanism to limit shareholders’ ability to request that a special meeting be called to shareholders with full economic interest and voting rights in our Common Stock.

The Special Meeting Bylaw Amendment would provide that any shareholders seeking to require that the Company call a special meeting must furnish information, including the information that would be required when shareholders seek to propose business or nominate directors at a shareholders’ meeting under our advance notice provisions in the Bylaws. This is intended to promote transparency and to provide the Company and shareholders with comparable information about matters that a shareholder seeks to present for a shareholder vote, whether the shareholder is seeking to use the advance notice process or requesting that the Company call a special meeting of shareholders.

Under the Special Meeting Bylaw Amendment, any disposition of shares by the requesting shareholder(s) that count toward the 25% ownership threshold will be deemed a revocation of the special meeting request with respect to the shares disposed, and that such shares will no longer be counted for purposes of determining whether the 25% ownership threshold requirement has been satisfied. If, at any point after 60 days following delivery of an initial special meeting request, unrevoked requests represent less than 25% of the outstanding shares of Common Stock, the Board would have the discretion to cancel the special meeting of shareholders. The requesting shareholder(s) will also be required to update the information provided in the request to ensure that it is true and correct as of the record date for the special meeting, and as of 15 days prior to such special meeting.

2021 Proxy Statement	91

Proposal 4. Approval of an Amendment to our Amended and Restated Certificate of Incorporation

A special meeting called would have to be held not more than 90 days after the Company receives a valid special meeting request. The Special Meeting Bylaw Amendment sets forth certain procedural requirements that the Board believes are appropriate to avoid duplicative or unnecessary special meetings. Under these provisions, a special meeting request would not be valid if it:

•	does not comply with the requirements pertaining to special meeting requests set forth in the Bylaws or applicable law;

•	relates to an item of business that is not a proper subject for shareholder action under applicable law;

•	is delivered during the period commencing 90 days prior to the first anniversary of the preceding year’s annual meeting and ending on the date of the next annual meeting date;

•

relates to an item of business that is identical or substantially similar to any item of business (a “Similar Item”) (other than the election of directors) that was presented at a shareholder meeting held within 12 months before the special meeting request is delivered;

•

relates to a Similar Item (where the election of directors shall be deemed to be a “Similar Item” with respect to all items of business involving election or removal of directors, changing the size of the Board and the filing of vacancies or newly created directorships) that was presented at a meeting of shareholders held within 90 days before the special meeting request is delivered; and

•

relates to a Similar Item that is included in the Company’s notice of meeting for a shareholder meeting that has been called but not yet held or that is called for a date within 90 days of the receipt of the special meeting request.

Business transacted at the meeting would be limited to the purpose(s) stated in the shareholder request(s) for a special meeting, and any other matters submitted to the meeting by our Board.

In the event the Proposed Amendment is approved, upon the filing and effectiveness of the Certificate of Amendment, the Special Meeting Bylaw would become effective without any further action by the Board or the shareholders.

92	2021 Proxy Statement	FORTIVE CORPORATION

Proposal 5. Shareholder Proposal Regarding Shareholder Action by Written Consent

John Chevedden (2215 Nelson Avenue, No, 205, Redondo Beach, CA 90278) who owns at least 75 shares of Common Stock has notified us that he intends to present the proposal set forth below for consideration at the 2021 Annual Meeting. The following shareholder proposal will be voted on at our 2021 Annual Meeting if properly presented by the shareholder proponent or by a qualified representative on behalf of the shareholder proponent. We do not believe that certain assertions in the shareholder proposal are correct. We have not attempted to refute these inaccuracies, and the Company is not responsible for the inaccuracies it contains. Furthermore, the graphic below, for which we accept no responsibility, was submitted as part of the shareholder proposal. Our Board of Directors has recommended a vote AGAINST the shareholder proposal for the reasons set forth below in “The Statement by the Board of Directors in OPPOSITION.”

Proposal 5 – Adopt a Mainstream Shareholder Right - Written Consent

Shareholders request that our board of directors take such steps as may be necessary to permit written consent by shareholders entitled to cast the minimum number of votes that would be necessary to authorize the action at a meeting at which all shareholders entitled to vote thereon were present and voting. This written consent is to give shareholders the fullest power to act by written consent consistent with applicable law. This includes shareholder ability to initiate any appropriate topic for written consent.

This proposal topic won 95%-support at Dover Corporation and 88%-support at AT&T.

A shareholder right to act by written consent affords Fortive management strong deference for any lingering status quo management mentality. Any action taken by written consent would still need 56% supermajority approval from the shares that normally cast ballots at the Fortive annual meeting to equal a majority from the Fortive shares outstanding.

The right for the shareholders to act by written consent is gaining acceptance as a more important right than the right to call a special meeting. The directors at Intel apparently thought they could divert shareholder attention away from written consent by making it less difficult for shareholder attention away from written consent by making it less difficult for shareholders to call a special meeting. However Intel shareholders responded with greater support for written consent in 2019 compared to 2018.

Even if we did have a shareholder right to call for a special shareholder meeting it would still be important to have the right to act by written consent.

The year 2020 marked the near extinction of in-person shareholder meetings. With the new style of tightly controlled online shareholder meetings everything is optional. For instance a 3-minute management report on the state of the company is completely optional. Also management answers to submitted shareholder questions are optional.

Now more than ever shareholders need to have the option to take action outside of a shareholder meeting and send a wake-up call to management if need be since tightly controlled online shareholder meetings are a shareholder engagement wasteland.

It is important to cure this lapse in our corporate governance at a time there appears to be another lapse. Apparently Mr. Alan Spoon, Chairman of the Board and Chairman of the Governance Committee, could not care less whether the overwhelmingly supported simply majority vote proposal topic received the necessary 80% of all shares outstanding in 2019 and 2020. There was no special effort to remind shareholders that every last vote mattered.

2021 Proxy Statement	93

Proposal 5. Shareholder Proposal Regarding Shareholder Action by Written Consent

If the topic of the failed management 2019 and 2020 proposals on simple majority vote was a management bonus one can imagine that Mr. Spoon would move a mountain to put the proposal over the top. Shareholders were not happy with Mr. Spoon and Mr. Spoon was rejected by 5-times as many votes as 2 of his Fortive director peers.

Please vote yes:

Adopt a Mainstream Shareholder Right – Written Consent – Proposal 5

The Statement by the Board of Directors in OPPOSITION

After careful consideration, the Board of Directors believes that the proposal to allow shareholders to act by written consent is not in the best interests of the Company or the shareholders for the following reasons:

Matters that are sufficiently important to be subject to a shareholder vote should be communicated to all shareholders in the context of an annual or special meeting, with adequate time to consider the matters proposed. The Board of Directors values transparency and believes that allowing shareholders to act by written consent could lead to significant actions being approved without giving all shareholders adequate notice and the opportunity to express their views. Shareholder action by written consent is less transparent than an annual or special meeting and does not incorporate all shareholders’ input. In a meeting of shareholders (including a special meeting of shareholders), the matters that will be voted on at the meeting are publicly disclosed in advance of the meeting, in accordance with the Company’s governing documents and applicable law, and shareholders are entitled to participate in the meeting, including by voting or asking questions about the matters presented at the meeting. By contrast, shareholder action by written consent does not require notice to all shareholders about a proposed action, nor does it permit differing views on a particular action or issue to be discussed. The Board does not believe that it is appropriate for some shareholders to take action affecting all shareholders without first informing all shareholders of the proposed action and allowing all shareholders to voice their views and vote on the proposed action.

Further, shareholder action by written consent could enable short-term or special-interest shareholders to advance proposals that are not in the interests of the shareholders as a whole. The ability of shareholders to act by written consent provides opportunity for short-term or special interest investors who are under no obligation to promote the best interests of the Company or its other shareholders to circumvent our existing shareholder protections and to deny other shareholders the opportunity to be informed of, and vote on, proposed corporate actions.

If Proposal 4 is approved by our shareholders, shareholders who own at least 25% of the our outstanding shares of Common Stock and who otherwise comply with the requirements set forth in our Bylaws will have the ability to request that a special meeting of shareholders be called. Unlike shareholder action by written consent as proposed by the shareholder proponent, the ability of shareholders to request a special meeting of shareholders as contemplated by management’s Proposal 4 provides safeguards against the exertion of undue influence by individual shareholders in pursuit of special interests that may be inconsistent with our shareholders’ long-term best interests.

Additionally, the process for shareholders to act by written consent as proposed by the shareholder proponent could lead to various groups of shareholders soliciting written consents at the same time, on a nearly continuous basis as different shareholder groups select their own special interest cause. These solicitations may be duplicative or conflicting. Addressing these solicitations could impose significant administrative and financial burdens on the Company with no corresponding benefit to shareholders.

Finally, as highlighted below and elsewhere in this proxy statement, the Company’s existing corporate governance practices empower shareholders and promote accountability:

Substantial majority of our Board is comprised of independent directors, 90% of whom are independent pursuant to the listing standards of the New York Stock Exchange.

94	2021 Proxy Statement	FORTIVE CORPORATION

Proposal 5. Shareholder Proposal Regarding Shareholder Action by Written Consent

We have documented and executed our commitment to Board diversity in our Corporate Governance Guidelines and the Nominating and Governance Committee Charter

We have fully declassified the Board to provide for the election of all directors for one-year terms

We have no shareholder rights plan

We have adopted proxy access to permit a shareholder, or a group of up to 20 shareholders, owning at least 3% of the outstanding shares continuously for at least 3 years to nominate and include in our proxy materials director nominees constituting up to 20% of the board of directors, as further detailed in our Bylaws

We maintain a majority vote requirement for the election of directors in uncontested elections

We have separated our Chairman and CEO positions, with an independent Chairman

Subject to approval by the shareholders of Proposal 4, we have approved the ability of shareholders owning at least 25% of the outstanding shares and otherwise complying with the requirements of the Bylaws to request that a special meeting be called

We have implemented a corporate social responsibility program, as reported in our Corporate Social Responsibility Report with multi-layered oversight by the Nominating and Governance Committee and the full Board

We have implemented a robust annual shareholder engagement program

We have formalized and documented in the Audit Committee Charter oversight of our cybersecurity by the Audit Committee, with quarterly review by the Audit Committee of our cybersecurity planning, monitoring, risk management, remediation, and controls and annual review by the full Board

We have formalized and documented in the Compensation Committee Charter oversight of our human capital management by the Compensation Committee, including matters related to overall employee retention and inclusive and diverse company culture, with annual review by the full Board

We have implemented stock ownership requirements for non-CEO executive officers at multiple of three times base salary and for CEO and directors at multiple of five times base salary and annual cash retainer, respectively

For the reasons stated above, the Board believes that the proposal to allow shareholders to act by written consent is not in the best interests of the Company and its shareholders.

The Board of Directors recommends that shareholders vote “AGAINST” the shareholders proposal (Proposal 5) regarding shareholder action by written consent.

2021 Proxy Statement	95

Other Matters

Fortive’s management is not aware of any other business that may come before the meeting. Under our Amended and Restated Bylaws, the deadline for shareholders to notify us of any proposals or director nominations to be presented for action at the 2021 Annual Meeting has passed. However, if additional matters properly come before the meeting, proxies will be voted at the discretion of the proxy holders.

Website Disclosure

We may provide disclosure in the “Investor – Corporate Governance” section of our corporate website, http://www.fortive.com, of any of the following:

•	the identity of the presiding director at meetings of non-management or independent directors, or the method of selecting the presiding director if such director changes from meeting to meeting;

•

the method for interested parties to communicate directly with the Board or with individual directors, the independent Chairman of the Board, or if the Chairman is not independent, the Lead Independent Director, or the non-management directors as a group;

•

the identity of any member of the Audit Committee, if any, who also serves on the audit committees of more than three public companies and a determination by the Board that such simultaneous service will not impair the ability of such member to effectively serve on our Audit Committee;

•

contributions by Fortive to a tax exempt organization in which any non-management director serves as an executive officer if, within the preceding three years, contributions in any single fiscal year exceeded the greater of $1 million or 2% of such tax exempt organization’s consolidated gross revenues; and

•

any amendment to the Standards of Conduct that relates to any element of the code of ethics definition enumerated in Item 406(b) of Regulation S-K, and any waiver from a provision of the Standards of Conduct granted to any of our directors, principal executive officer, principal financial officer, principal accounting officer, or any other executive officer within four business days following the date of such amendment or waiver.

96	2021 Proxy Statement	FORTIVE CORPORATION

Shareholder Proposals for Next Year’s Annual Meeting

Pursuant to Rule 14a-8 under the Securities Exchange Act, a shareholder who wishes to have a proposal included in Fortive’s proxy statement for the 2021 Annual Meeting of Shareholders must submit the proposal in writing to Fortive’s Secretary at Fortive’s principal executive offices, 6920 Seaway Blvd., Everett, WA 98203, for receipt no later than December 27, 2021 in order to be considered for inclusion.

In order to be properly brought before the 2022 Annual Meeting of Shareholders, a shareholder’s notice of nomination of one or more director candidates to be included in Fortive’s proxy statement and ballot (a “proxy access nomination”) must be received by Fortive’s Secretary at Fortive’s principal executive offices, 6920 Seaway Blvd., Everett, WA 98203, between November 27, 2021 and December 27, 2021 (or, if the 2022 Annual Meeting of Shareholders is called for a date that is not within 30 calendar days of the anniversary of the date of the Annual Meeting, by the later of the close of business on the date that is 120 days prior to the date of the 2022 Annual Meeting of Shareholders or within 10 days after the public announcement of the date of the 2022 Annual Meeting of Shareholders) at the following address: Fortive Corporation, Attn: Secretary, 6920 Seaway Blvd., Everett, WA 98203. When submitting nominees for inclusion in the proxy materials pursuant to the proxy access provisions, shareholders must follow the notice procedures and provide the information required by our Amended and Restated Bylaws.

Shareholders intending to present a proposal at the 2022 Annual Meeting of Shareholders without having it included in the Company’s proxy statement or to make a nomination other than a proxy access nomination must comply with the advance notice requirements set forth in the Company’s Amended and Restated Bylaws. If a shareholder fails to provide timely notice of a proposal to be presented at the 2022 Annual Meeting of Shareholders, the proxies provided to Fortive’s Board will have discretionary authority to vote on any such proposal which may properly come before the meeting. Assuming that the 2021 Annual Meeting of Shareholders is held during the period from May 9, 2022 to July 8, 2022 (as it is expected to be), in order to comply with the advance notice requirements set forth in the Company’s Amended and Restated Bylaws, appropriate notice would need to be provided to Fortive’s Secretary at the address noted above no earlier than February 8, 2022 and no later than March 10, 2022.

BY ORDER OF THE BOARD OF DIRECTORS

Daniel B. Kim

Secretary

Dated: April 26, 2021

COPIES OF FORTIVE’S ANNUAL REPORT, THIS PROXY STATEMENT, PROXY CARD OR VOTING INSTRUCTION FORM MAY BE OBTAINED, WITHOUT CHARGE, BY WRITING TO FORTIVE OR AT WWW.PROXYVOTE.COM. REQUESTS SHOULD BE SENT TO THE ATTENTION OF INVESTOR RELATIONS AT OUR CORPORATE OFFICES WHICH ARE LOCATED AT 6920 SEAWAY BLVD, EVERETT, WA 98203.

2021 Proxy Statement	97

Appendix A

CERTIFICATE OF AMENDMENT

OF

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

FORTIVE CORPORATION

Pursuant to Section 242

of the General Corporation Law of the State of Delaware

Fortive Corporation, a corporation duly organized and existing under the General Corporation Law of the State of Delaware (the “Corporation”), does hereby certify that:

1. The Amended and Restated Certificate of Incorporation of the Corporation (the “Amended and Restated Certificate”) is hereby amended as follows:

Section 6.03 of Article VI of the Amended and Restated Certificate is hereby amended in its entirety to read as follows:

“Section 6.03 Special Meetings. Unless otherwise required by law or the terms of any resolution or resolutions adopted by the Board providing for the issuance of a class or series of the Preferred Stock, special meetings of stockholders, for any purpose or purposes, may be called by the Secretary upon a written request delivered to the Secretary by (i) the Board as set forth in the Corporation’s Bylaws, (ii) the Chairman of the Board, (iii) the Chief Executive Officer of the Corporation, or (iv) the holders of record who “Own” (as such term is defined in Section 2.12 of Article II of the Bylaws of the Corporation) at least twenty-five percent (25%) of the outstanding shares of Common Stock and who have complied in full with the requirements set forth in the Bylaws of the Corporation. At a special meeting of stockholders, only such business shall be conducted as shall be specified in the notice of meeting (or any supplement thereto).”

2. The foregoing amendment to the Amended and Restated Certificate was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment to the Amended and Restated Certificate of Incorporation on this 8th day of June, 2021.

FORTIVE CORPORATION

By:
	Name:	Daniel B. Kim
	Title:	Corporate Secretary

2021 Proxy Statement	A-1

FORTIVE CORPORATION 6920 SEAWAY BLVD EVERETT, WA 98203
VOTE BY INTERNET
Before The Meeting - Go to www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on June 7, 2021 for shares held directly and by 11:59 p.m. Eastern Time on June 2, 2021 for shares held in a Plan. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.
During The Meeting—Go to www.virtualshareholdermeeting.com/FTV2021
You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.
VOTE BY PHONE—1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on June 7, 2021 for shares held directly and by 11:59 p.m. Eastern Time on June 2, 2021 for shares held in a Plan. Have your proxy card in hand when you call and then follow the instructions.
VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge,
51 Mercedes Way, Edgewood, NY 11717.
TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.
KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
FORTIVE CORPORATION
The Board of Directors recommends you vote FOR the following:
1. To elect the following nominees to serve as Directors, each for a one-year term expiring at the 2022 annual meeting
and until their successors are elected and qualified.
Nominees:
1a. Daniel L. Comas
1b. Feroz Dewan
1c. Sharmistha Dubey
1d. Rejji P. Hayes
1e. James A. Lico
1f. Kate D. Mitchell
1g. Jeannine P. Sargent
1h. Alan G. Spoon
For Against Abstain
The Board of Directors recommends you vote FOR proposals 2, 3 and 4.
2. To ratify the selection of Ernst & Young LLP as Fortive’s independent registered public accounting firm for the year ending December 31, 2021.
3. To approve on an advisory basis Fortive’s named executive officer compensation.
4. To approve Fortive’s Amendment to Amended and Restated Certificate of Incorporation to allow holders of at least 25% of Fortive’s outstanding shares of common stock to call a special meeting of the shareholders.
The Board of Directors recommends you vote AGAINST proposal 5.
5. To consider and act upon a shareholder proposal regarding shareholders’ ability to act by written consent.
NOTE: To consider and act upon such other business as may properly come before the meeting or any adjournment thereof.
For Against Abstain
Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.
Signature [PLEASE SIGN WITHIN BOX] Date
Signature (Joint Owners)
Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.
FORTIVE CORPORATION
Annual Meeting of Shareholders
June 8, 2021 3:00 PM PDT
This proxy is solicited by the Board of Directors
The shareholder(s) hereby appoint(s) Peter C. Underwood and Daniel B. Kim, and each of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of FORTIVE CORPORATION that the shareholder(s) is/are entitled to vote at the Annual Meeting of Shareholders to be held in virtual only meeting format at 3:00 PM, PDT on June 8, 2021, and any adjournment or postponement thereof.
This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations.
Continued and to be signed on reverse side